DEVELOPMENT AND TURNKEY SERVICES AGREEMENT

        This Development and Turnkey Services Agreement (this "Agreement") is entered into by and between CareMatrix of Massachusetts, Inc., a Delaware corporation ("CareMatrix"), and Chancellor Senior Housing Group, Inc., a Delaware corporation ("Chancellor"), this 1st day of September, 1996.

                                   RECITALS:
                                   --------

        WHEREAS, Chancellor has been established to own and/or operate assisted living facilities, independent living facilities, skilled nursing facilities and other related medical facilities (each a "Facility" and collectively the "Facilities"); and

        WHEREAS, Chancellor desires to have CareMatrix develop, construct, market and manage the Facilities; and

        WHEREAS, CareMatrix and its related entities have expertise in coordinating the development and construction of assisted living facilities, independent living facilities, skilled nursing facilities and other related medical facilities;

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the undertakings of each of the parties to the other, the parties hereto agree as follows:

        1. Engagement. Chancellor hereby retains CareMatrix and CareMatrix hereby agrees to provide the Services as set forth in Section (2) below.

        2. CareMatrix's Duties. CareMatrix's duties under this Agreement shall be divided into three (3) phases, a development phase, construction phase, and a post-construction phase (collectively, the "Services"), and shall be as follows:

                              I. Development Phase.

        (a) Filing of Applications for Permits, Consents and Approvals. Coordination, advice, recommendations and consultations with respect to the filing of all necessary documents required by any applicable federal, state or local government under applicable law in order to obtain any required permit, approval, consent or certificate ("Permit"), including, without limitation, any applicable certificate of need for any Facility, including, without limitation, the preparation and filing by or on behalf of Chancellor of application forms, notices of intent to file and other legal notices.

        (b) Prosecution of Permit Applications and Appeals. Prosecution of Permit applications, preparation of responses to appropriate governmental agencies comments with respect to completeness review as to Permit applications, preparation of responses to taxpayer groups and others with respect to such applications, including attendance at public hearings and meetings with community groups and health planning organizations. CareMatrix shall appeal with all due diligence, on behalf of Chancellor, any denials of Permit applications or challenges to the granting thereof which Chancellor elects to contest. The cost of such appeals shall be included in the Contract Price (as defined herein) of each Facility.

        (c) Site Selection. CareMatrix shall assist Chancellor in locating an appropriate site for each Facility ("Site"). CareMatrix shall be responsible for obtaining financing on behalf of Chancellor for all funds necessary to secure land options, purchase agreements and to acquire all land, easements, rights of way and rights of egress or ingress for any such Site; provided, however, that prior to incurring any non-refundable costs and expenses with respect to the location and/or procurement of any such Site, CareMatrix shall first obtain the written approval of Chancellor as to the amount thereof. At CareMatrix's cost (to be included in each Contract Price), the amount of which shall be subject to Chancellor's prior approval, CareMatrix shall order a Phase I Environmental Report to determine the presence or absence of hazardous waste or materials on any such Site. At CareMatrix's cost (to be included in each Contract Price), CareMatrix shall coordinate the title examination to determine that the Site is not subject to any easements, encumbrances, restrictions or agreements which adversely affect the ability of CareMatrix to develop and construct the Facility or the ability of Chancellor to operate the intended Facility thereon. To date, CareMatrix has identified and Chancellor has approved for development each of the Sites identified on Exhibit A attached hereto.

        (d) Zoning Approvals. CareMatrix shall provide assistance in obtaining all applicable governmental permits and approvals for the construction of each Facility, including, without limitation, coordination, advice, recommendations and consultations with respect to the filing of all necessary documents to obtain zoning and inland/wetlands approvals ("Zoning Approvals"). CareMatrix shall prepare all applications for and prosecute the same for all Zoning Approvals required for any Facility. All filing, notice and reasonable legal fees in connection therewith shall be included in the Contract Price. CareMatrix shall not have the right to retain legal counsel without the prior approval of Chancellor which shall not be unreasonably withheld, delayed or conditioned.

        (e) Chancellor Representative. Chancellor shall appoint a representative to communicate with CareMatrix with respect to each Facility (the "Chancellor Representative"). CareMatrix shall, on a periodic basis not less frequently than bi-weekly (or more frequently as reasonably requested by Chancellor) communicate in person or by telephone (at Chancellor's option) with the Chancellor Representative to report with respect to the progress and status of each Facility and to obtain the opinions, views and direction of the Chancellor Representative with respect to the completion of each Facility.

        (f) Decision Making. Nothing herein shall be construed as imposing any obligation on Chancellor to proceed with the construction of the Facilities whether or not the Zoning Approvals for the applicable Facilities are granted, it being understood and agreed that Chancellor shall have a period of thirty
(30) days after written notice from CareMatrix to Chancellor of the issuance of a final, non-appealable Zoning Approvals (the "Election Deadline") in which to make such determination as to such Facility and it being further understood and agreed that, except as otherwise provided in this Agreement, in the event Chancellor so elects to proceed, it shall then enter into a development agreement in the form attached hereto as Exhibit B (the "Development Agreement" and collectively "Development Agreements") with CareMatrix with respect to the applicable Facility within ten (10) days after the Election Deadline. In the event Chancellor fails to notify CareMatrix of its determination within such thirty (30) day period, Chancellor shall be deemed to have elected, and shall be obligated to proceed with, the Facility. In such event, CareMatrix may transmit a copy of any such Development Agreement executed by a representative of CareMatrix to Chancellor and within five (5) days of receipt of such agreement, Chancellor shall cause an authorized representative to execute such copy and return the same to CareMatrix.

                             II. Construction Phase

       Upon the execution of a Development Agreement for a Facility, the parties' rights and obligations shall be as described in each Development Agreement which shall include, without limitation, the following:

       (a) Plans and Specifications. All of the Facilities shall be constructed by CareMatrix pursuant to plans and specifications approved by Chancellor in all material respects.

       (b) Contract Prices. The contract prices for the construction and furnishing (subject to an allowance set forth below) of the subject Facility under the applicable Development Agreements (herein the "Contract Prices") shall be an amount equal to the costs incurred by CareMatrix in the development and construction of such Facility plus an amount to be agreed upon between four percent (4%) and seven percent (7%) for overhead and profit.

       (c) Allowances.

       (i) FF&E. The Contract Price for each Facility will include an allowance for furniture, fixtures & equipment ("FF&E") equal to the amount of the allowance therefor as agreed upon by CareMatrix and Chancellor. Chancellor will make selections in a timely fashion and all items will be ordered by CareMatrix. Any amounts expended for FF&E above the allowance therefor will be an increase adjustment to the Contract Price, the cost of which will be passed through to Chancellor at CareMatrix's actual cost. CareMatrix will endeavor to obtain the lowest possible cost for such items. Prior to incurring any costs in excess of the FF&E Allowance, CareMatrix shall use its reasonable best efforts to notify Chancellor in writing of the estimated amount of such excess. CareMatrix will, upon request, provide Chancellor with documentation of the costs incurred by CareMatrix for which reimbursement is sought.

        (d) Unusual Site Conditions. The costs incurred by CareMatrix in remedying unusual site conditions will be an increase adjustment to the Contract Price for each Facility to the extent that such costs exceed an agreed upon allowance therefor as a result of unusual Site conditions not identifiable by CareMatrix after the exercise of reasonable diligence at the time the Site was acquired. At such time as CareMatrix becomes aware of any such unusual site conditions, CareMatrix shall promptly notify Chancellor of the same and of the amount by which the estimated cost to correct said site conditions shall exceed such allowance. CareMatrix will endeavor to obtain the lowest possible cost in remedying such unusual site conditions and will charge Chancellor for CareMatrix's actual cost incurred.

       (e) Financing. CareMatrix will arrange for the provision of construction and permanent financing for each of the Facilities. Notwithstanding the foregoing, CareMatrix shall not have any obligation to guaranty the payment or performance obligations of Chancellor under the terms of such financing.

                          III. Post-Construction Phase

        Each Facility unless otherwise agreed upon by Chancellor and CareMatrix prior to the execution of the Development Agreement, shall be managed by CareMatrix or an affiliate of CareMatrix ("Manager") pursuant to the terms of a Management Agreement (a copy of which shall be attached to the Development Agreement as an exhibit thereto) in form and substance mutually agreeable to the parties ("Management Agreement"). Manager shall be responsible for establishing all policies and objectives for the Project subject to the approval of Chancellor. In the event of the termination of the Management Agreement, Chancellor may either elect to manage the Facility itself or may select such management firm as it desires.

        (a) Manager shall, beginning approximately one hundred twenty (120) days prior to the date of completion of each Facility, provide consultant and management services, install operating procedures and take such steps as it deems necessary, all subject to and in accordance with the policies and guidelines approved by Chancellor to prepare the Facility for occupancy and operation.

        (b) Manager shall recruit and train, at its expense a competent executive director and acceptable to the Chancellor for the supervision of the administrative functions of each Facility. Such executive director shall be qualified to meet the requirements established by all federal, state and/or local administrative bodies or agencies having jurisdiction over each Facility.

        (c) Manager shall assist Chancellor in the licensing, equipping and staffing phases of each Facility. The staff of each Facility shall be employees of the Manager.

        (d) Manager shall furnish and install operating procedures, systems and controls developed by it for the purposes of providing effective management techniques and functions for the benefit of the Residents of each Facility.

        (e) Manager shall assist in the preparation of each initial operating budget and annual operating budgets for each Facility for each year of the term of the Management Agreement. Following the initial occupancy of each Facility, Manager will report to Chancellor at least once each month on the financial status of each Facility during the previous month.

        (f) Manager shall receive a base annual fee under the Management Agreement equal to five percent (5%) of Net Revenues (as defined in the Management Agreement) determined in accordance with generally accepted accounting principles consistently applied.

        (g) The Management Agreement shall also provide, at the option of CareMatrix, CareMatrix will have the right to lease each Facility upon the terms and conditions set forth in a mutually agreeable lease agreement (which shall be attached to each Management Agreement as an Exhibit thereto).

        3. Agency. CareMatrix shall be designated as Chancellor's agent for purposes of performing all of the above services; provided, however, that CareMatrix shall consult with and secure the approval of Chancellor prior to signing any applications or documents in Chancellor's name.

        4. Costs and Expenses. CareMatrix shall be responsible for all costs and expenses incurred by CareMatrix in the performance of its obligations hereunder, including but not limited to, the payment of all compensation and benefits to employees of CareMatrix and any normal and customary transportation or incidental business related expenses incurred by employees of CareMatrix. In the event a final, non-appealable Permit is not granted or final and a Facility is not constructed or in the event Chancellor elects not to proceed with a project after the granting thereof in accordance with the terms contained hereinabove, to the extent not previously or directly paid by Chancellor, Chancellor will reimburse CareMatrix for all reasonable and documented out-of-pocket expenses incurred by it, if any, in connection with the provision of the foregoing services.

        5. Independent Agreements. The agreements with respect to each Facility as set forth herein are independent of the agreements with respect to any other Facilities since there is no guaranty that a suitable Site or other condition precedent will be met with respect to any particular Facility.

       6. Indemnity. CareMatrix agrees at all times to indemnify and defend Chancellor affiliates, and its respective employees, officers, directors, servants and agents (collectively, the "Chancellor Parties") and hold and save the Chancellor Parties harmless of and from and against any and all liabilities and indebtedness, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by the Chancellor Parties by reason of any claim or demand brought by anyone or any action or proceeding instituted or judgment rendered against the Chancellor Parties arising out of or resulting in any manner from CareMatrix's breach or failure to perform CareMatrix's material obligations, responsibilities or duties as required by this Agreement, CareMatrix's failure to be appropriately licensed to perform the services required of it hereunder, or any negligent willful act or omission of CareMatrix or any of its subcontractors, agents or employees.

       Chancellor agrees at all times to indemnify and defend CareMatrix and its affiliates and their respective employees, officers, directors, servants and agents (collectively, the "CareMatrix Parties") and hold and save the CareMatrix Parties harmless of and from and against any and all liabilities and indebtedness, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by the CareMatrix Parties, by reason of any claim or demand brought by anyone or any action or proceeding instituted or judgment rendered against the CareMatrix Parties arising out of or resulting in any manner from Chancellor's breach or failure to perform, Chancellor's material obligations, responsibilities or duties as required by this Agreement, or any negligent willful act or omission of Chancellor or any of its subcontractors, agents or employees.

       7. Termination. Chancellor shall not be required to proceed with the execution and delivery of any additional Development Agreements for additional Facilities in the event of a material default by CareMatrix with respect to one or more Facilities then under construction which is not cured within any applicable cure period provided for in the applicable Development Agreement. In the event of the termination of any Development Agreement, any amounts due on account of services performed prior to the effective date of termination which have not been previously paid will be paid (pro rata through the effective date of termination) promptly following termination less any damages sustained by the non-breaching party as a result of the breach. Any such termination shall not affect the rights of the parties under this Agreement which relate to events prior to such termination, including without limitation, rights under this
Section 7.

        8. Notices. All notices which may be given to any of the parties hereunder shall be in writing and shall be either sent by telecopy transmission to a telecopy machine located in the office of Chancellor or CareMatrix, as the case may be, or hand delivered or sent by registered or certified mail, return receipt requested, or by Federal Express or similar nationally recognized overnight delivery service providing a receipt, and postage prepaid as follows:

To CareMatrix:

        CareMatrix of Massachusetts, Inc.
        197 First Avenue
        Needham, Massachusetts 02194
        Attention: President

        With a copy to:

        CareMatrix of Massachusetts, Inc.
        197 First Avenue
        Needham, Massachusetts 02194
        Attention: General Counsel

To Chancellor:

       Chancellor Senior Housing
        Group, Inc.
       197 First Avenue
       Needham, MA 02194
       Attention: President

        Such addresses may be changed from time to time by notice from Chancellor or CareMatrix to the other.

        The effective date of any such notice shall be the date of actual receipt at Chancellor's address or CareMatrix's address, as applicable, if hand delivered, sent by overnight delivery or sent by facsimile transmission or registered mail, or three (3) days after such notice is properly deposited for mailing if sent by United States mail.

       9. General Provisions.

       (a) Gender, Number. Whenever the context requires, the use herein of (i) the neuter general includes the masculine and the feminine genders; and (ii) the singular number includes the plural number.

       (b) Entire Agreement. This Agreement and any document executed pursuant hereto contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into and superseded by this Agreement.

       (c) Modifications. No modifications, waiver or discharge of this Agreement will be valid unless it is in writing and signed by the parties hereto.

       (d) Attorneys, Fees and Costs. If either party commences an action for the interpretation reformation, enforcement or rescission of this Agreement, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and court and other costs incurred, including without limitation, its costs and fees on appeal.

       (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together will constitute one instrument.

       (f) Applicable Laws. This Agreement will be construed and enforceable in accordance with the laws of the Commonwealth of Massachusetts.

       (g) Time of Essence. Time is strictly of the essence with respect to each and every term, condition, obligation and provision herein.

       (h) Further Instruments. Each party hereto shall from time to time execute and deliver such further instruments as the other party or its counsel may reasonably request to effectuate the intent of this Agreement.

       (i) Joint Effort. The preparation of this Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

       (j) Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

       (k) Severability. The invalidity or unenforceability of one or more of the phrases, sentences, provisions, clauses, sections or Articles contained in this Agreement shall not affect the validity or enforceability of the remaining portions, so long as the material purposes of this Agreement can be determined and effectuated.

       (l) Exhibits. The Exhibits attached to this Agreement are hereby incorporated by reference and made a part of this Agreement.

       (m) Successors. Subject to the limitations on assignment set forth in Section [8(o)], this Agreement shall be binding upon the parties hereto, their respective successors and assigns.

       (n) Brokers. Each of Chancellor and CareMatrix represents and warrants to the other that no broker or finder has acted on its behalf in connection with this Agreement, or the transactions contemplated hereby or referred to herein. Each of Chancellor and CareMatrix agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

       (o) Assignment. Chancellor shall have no right to assign its rights or delegate its obligations under this Agreement to another entity or person without the prior written consent of CareMatrix except that this Agreement or this Agreement as it relates to a specific Facility may be assigned by Chancellor, in whole or in part, to an affiliate of Chancellor without the consent of CareMatrix, provided that Chancellor shall remain primarily liable for payment and performance of all obligations under this Agreement after the assignment. CareMatrix shall have no right to assign its rights or delegate its obligations under this Agreement to another entity or person without the prior written consent of Chancellor, except that this Agreement may be assigned by CareMatrix, in whole or in part, to an affiliate of CareMatrix without the consent of Chancellor, provided that CareMatrix shall remain primarily liable after such assignment. Each of Chancellor and CareMatrix shall promptly provide the other with notice of an assignment permitted by the terms hereof without the consent of the other party. The term "affiliate" shall mean any entity which is controlled by, under common control with or which controls, Chancellor or CareMatrix, as the case may be.

       (p) Cooperation. Both parties agree that they shall cooperate with each other in allowing CareMatrix to perform its duties under this Agreement, including without limitation, by Chancellor providing prompt responses to all inquiries made by CareMatrix in connection with all aspects of the work for each Facility, including, without limitation, in the selection of the FF&E for each Facility and all background documentation (including without limitation, financials, census data and corporate documents) needed to complete, file and prosecute the Permit applications and Zoning Approvals and will sign all applications as necessary.

       (q) Development Agreement to Control. In the event that any of the terms or conditions set forth herein are inconsistent with or contrary to any of those set forth in an applicable Development Agreement for a Facility, then the terms and conditions set forth in such Development Agreement shall control.

       EXECUTED as an instrument under seal effective as of the date first set forth above.

WITNESS:                       CAREMATRIX OF MASSACHUSETTS, INC.


                               By: /s/ Robert M. Kaufman
                                   -------------------------
/s/ Elizabeth Derrico              Name: Robert M. Kaufman
---------------------              Its President
Name: Elizabeth Derrico            Duly Authorized

WITNESS:                       CHANCELLOR SENIOR HOUSING
                                   GROUP, INC.


                               By: /s/ Abraham D. Gosman
                                   -------------------------
/s/ James M. Clark                 Name: Abraham D. Gosman
---------------------              Its President and Treasurer
Name: James M. Clark               Duly Authorized

                                   EXHIBIT A
                                   ---------


                                Resident Capacity
------------------------------------------------------------------------------------------------------------------------
                                                         Independent         Skilled
     Site Location                 Assisted Living          Living           Nursing          Ownership         Manager
------------------------------------------------------------------------------------------------------------------------
     Arizona
     Yuma                                 80                  40               --          Joint Venture      Netwest
     Peoria                               80                  40               --          Joint Venture      Netwest
     Tucson                               80                  40               --          Joint Venture      Netwest
------------------------------------------------------------------------------------------------------------------------
     Connecticut
     Southington                          96                  --               --          Joint Venture      Cal Moffie
     Darien                               67                  19               --          Joint Venture      CareMatrix
     Cheshire                             104                 --               --          Third Party        Third Party
     Ridgefield                           55                  70               --          Chancellor         CareMatrix
------------------------------------------------------------------------------------------------------------------------
     Florida
     Boynton Beach                        82                  66               --          Chancellor         CareMatrix
     Jensen Beach                         82                  66               --          Chancellor         CareMatrix
     Deerfield Beach                      80                  48               --          Chancellor         CareMatrix
     Bonita Bay                           82                  66               --          Chancellor         CareMatrix
------------------------------------------------------------------------------------------------------------------------
     Georgia
     Atlanta                              82                  66               --          Chancellor         CareMatrix
     Macon                                82                  66               --          Chancellor         CareMatrix
------------------------------------------------------------------------------------------------------------------------
     Massachusetts
     Dedham                               --                  --               142         Chanellor          CareMatrix
------------------------------------------------------------------------------------------------------------------------
     North Carolina
     Durham                               82                  66               --          Chancellor         CareMatrix
------------------------------------------------------------------------------------------------------------------------
     New Jersey
     Princeton                            83                  --               180         Chancellor         CareMatrix
                                                                                                              (ACLF only)
     Park Ridge                           100                 --               210         Chancellor         CareMatrix
                                                                                                              (ACLF only)
     Livingston                           118                 --               --          Chancellor         CareMatrix
------------------------------------------------------------------------------------------------------------------------
     New York
     Ossining                             122                 --               --          Joint Venture      CareMatrix
     Glen Cove                            80                  --               --          Joint Venture      CareMatrix
     Riverdale                            80                  --               --          Joint Venture      CareMatrix
     Upper Nyack                          148                 --               --          Chancellor         CareMatrix
     Great Neck                           140                 --               --          Joint Venture      CareMatrix
     Ryebrook                             160                 --               --          Joint Venture      CareMatrix
------------------------------------------------------------------------------------------------------------------------
     Texas
     Houston                              82                  66               --          Chancellor         CareMatrix
     Georgetown                           82                  66               --          Chancellor         CareMatrix

                                    EXHIBIT B
                                    ---------
                                       TO
                   DEVELOPMENT AND TURNKEY SERVICES AGREEMENT

                             DEVELOPMENT AGREEMENT

                                    Between

                       CAREMATRIX OF MASSACHUSETTS, INC.

                                      And

                           CHANCELLOR OF _______, INC.

                               Table of Contents


 ARTICLE I        -   Representations

 Section 1.1      -   Title to Property
 Section 1.2      -   Encumbrances
 Section 1.3      -   Permits and Approvals
 Section 1.4      -   Documentation
 Section 1.5      -   Other Agreements
 Section 1.6      -   Utility Services
 Section 1.7      -   Good Standing of Developer
 Section 1.8      -   Good Standing of The Owner



 ARTICLE II       -   Construction of the Project

 Section 2.1      -   Control of Construction
 Section 2.2      -   Architectural and Engineering Services
 Section 2.3      -   Other Professionals and General Assumed Obligations
 Section 2.4      -   Plans and Specifications
 Section 2.5      -   Construction
 Section 2.6      -   Personal Property
 Section 2.7      -   Changes
 Section 2.8      -   Commencement of Construction
 Section 2.9      -   Continuity of Construction
 Section 2.10     -   Completion of Construction
 Section 2.11     -   The Owner's Noninvolvement
 Section 2.12     -   Punch-List
 Section 2.13     -   Work and Warranties
 Section 2.14     -   Subcontractors
 Section 2.15     -   Financing Arrangements



 ARTICLE III      -   Closing

 Section 3.1      -   Date of Closing
 Section 3.2      -   Total Contract Price
 Section 3.3      -   Payment of Contract Price
 Section 3.4      -   Form of Conveyance



 ARTICLE IV      -    Additional Responsibilities of Parties

 Section 4.1     -    Developer's Responsibilities
 Section 4.2     -    The Owner's Responsibilities
 Section 4.3     -    Indemnification

 ARTICLE V       -   Contingencies

 Section 5.1     -   Required Occurrences
 Section 5.2     -   Failure of Contingencies



 ARTICLE VI      -   Additional Covenants of The Owner

 Section 6.1     -   Indemnification by The Owner
 Section 6.2     -   Confidentiality
 Section 6.3     -   Provision of Further Information
 Section 6.4     -   Management Agreement



 ARTICLE VII     -    Concluding Provisions

 Section 7.1     -    Entire Agreement
 Section 7.2     -    Representations
 Section 7.3     -    Amendments
 Section 7.4     -    Joint Effort
 Section 7.5     -    Brokers
 Section 7.6     -    Assignment
 Section 7.7     -    Notices
 Section 7.8     -    Arbitration
 Section 7.9     -    Captions
 Section 7.10    -    Successors
 Section 7.11    -    Counterparts
 Section 7.12    -    Severability
 Section 7.13    -    Effective Date
 Section 7.14    -    No Offer



 EXHIBITS LIST

 Exhibit A       -    Property
 Exhibit B       -    Encumbrances
 Exhibit C       -    Environmental Report
 Exhibit C-2     -    Licenses and Permits
 Exhibit D       -    Condition of Property
 Exhibit E       -    Developer's Approvals
 Exhibit F       -    The Owner's Approvals
 Exhibit G       -    Utility Services Letters
 Exhibit H       -    Architectural Contract
 Exhibit I       -    Furniture, Furnishings & Equipment
 Exhibit J       -    Management Agreement

                             DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (this "Agreement") is by and between CareMatrix of Massachusetts, Inc., a Delaware corporation, with an office at 197 First Avenue, Needham, Massachusetts 02194 (the "Developer"), and Chancellor of ____________, Inc., a Delaware corporation, with an office at 197 First Avenue, Needham, Massachusetts 02194 (the "Owner"), and is entered into for the purpose of reducing to a formal writing all of the parties understandings with respect to the development and construction of a proposed assisted/independent living project to be comprised of ______ units (the "Project") to be located in _______________ described below (the "Property").

 In consideration of the undertakings of each of the parties to the other:

                                  IT IS AGREED:

                                    ARTICLE I

                                 Representations

 The parties make each of the following material representations:

Section 1.1 - Title to Property. The Owner shall have good, record and marketable title in fee simple to the Property consisting of approximately ____ (___) acres of land as more fully described in Exhibit "A". Exhibit "A" and each of the other Exhibits referred to in this Agreement shall be incorporated into this Agreement by such reference as if fully set forth in this Agreement. The Property shall be (i) free and clear of any and all encumbrances which would, in the Developer's sole discretion, impair the construction or operation of the Project except as set forth on Exhibit "B", and (ii) free of any hazardous wastes or materials except as set forth on Exhibit "C".

 Section 1.2 - Encumbrances.

        (a) The Owner and the Developer acknowledge that the Property will be subject to the easements, assessments, conditions, contracts, rights, claims, encroachments, restrictions and other encumbrances as set forth on Exhibit "B" (the "Existing Encumbrances"), to physical conditions disclosed by a boundary survey to be prepared by ________________________ entitled "__________________________________", dated ___________, (Map No. ______) for the Property, and will be subject to those easements, conditions, contracts, rights, licenses, encroachments, restrictions and other encumbrances resulting from the Developer securing regulatory, development and construction approvals for the Project and attendant site improvements. The Owner and the Developer each represents to the other that it has reviewed or shall review the boundary survey and the topographical survey of the Property and has made a physical inspection of the Property and is satisfied with as to the site characteristics and attributes in all material respects.

        (b) Concurrently with the execution of this Agreement, the Owner shall provide the Developer with copies of all engineering, architectural and any other plans, studies and surveys, title reports, environmental assessments, appraisals and other information regarding the Property or the Project which are in the Owner's possession, custody or control.

        (c) The Owner represents, to the best of its knowledge, that the Property has only the apparent site and off-site conditions, if any, as set forth on Exhibit "D" which require the implementation of the measures, if any, as set forth on Exhibit "D".

        (d) Commencing on the date the Developer elects to commence construction in accordance with this Agreement, the Owner shall provide the Developer with full possession and complete control of the Property for purposes of performing the Developer's obligations hereunder.

Section l.3 - Permit and Approvals.

        (a) The Developer represents that it shall use its best efforts to obtain, prior to the date of the Closing (as defined in Article III hereof), all state, federal, county and municipal land use approvals and permits, licenses, easements, and utility agreements which are necessary for the development, construction and opening of the Project on the Property as set forth on Exhibit "E" (the "Developer's Approvals"). The Developer covenants to diligently use its best efforts to obtain all of the Approvals in an expeditious manner. In the event that the Developer is unable to obtain the Approvals, the Developer shall have no liability whatsoever to the Owner, or any other party and at the Owner's or the Developer's option, this Agreement shall be terminated without recourse to either party hereto at law or in equity.

        (b) The Owner represents that it shall use its best efforts to obtain, prior to the date of the Closing (as defined in Article III hereof), all state, federal, county and municipal land use approvals and permits, licenses, easements, and utility agreements which are necessary for the development, construction and operation of the Project on the Property as set forth on Exhibit "F" (the "Owner's Approvals"). The Owner covenants to diligently use its best efforts to obtain all of the Approvals in an expeditious manner. In the event that the Owner is unable to obtain the Approvals, the Owner shall have no liability whatsoever to the Developer, or any other party and at the Owner's or the Developer's option, this Agreement shall be terminated without recourse to either party hereto at law or in equity.

        (c) For the sole purpose of permitting the Developer to construct the Project, the Owner grants to the Developer, to the extent required by the Developer in order that the purpose of this Agreement be effectuated, the rights under the Approvals and any other grants of rights, permits, approvals, or licenses, which may be necessary to complete the performance of the Developer's obligations hereunder; provided, however that no transfer or assignment of any of the foregoing shall occur which is prohibited by applicable law or the respective terms hereof.

Section 1.4 - Documentation. The Owner shall provide or obtain construction and permanent financing for the Property, the Project, the Personal Property (as defined herein) and related development costs (collectively, the "Project Loan") which shall be sufficient, together with the Owner's equity contributions, if necessary (which shall in no event exceed ten percent (10%) of the Contract Price), to pay the full amount of the Contract Price (as defined herein). The Owner covenants that it will provide fully and in a timely fashion all reasonable documentation required by the Owner's lender in connection with the Project Loan. Such documentation shall include, but is not limited to, all zoning and plan approvals, all utility letters indicating positive availability of service, inventory of concessions made to and agreements with any or all municipal bodies, site plans, title policies, and all other regulatory body approvals. The Owner also covenants that it will, in a timely manner, provide whatever financial or other information the Owner's lender might reasonably require in connection with the Developer's applications for financing for the construction of the Project and as required by such lender in connection with the Project Loan. The Owner will use its best efforts to pursue its application for construction and permanent financing for the Project.

Section 1.5 - Other Agreements. The Owner and the Developer each represents to the other that neither entering into this Agreement nor performing their respective obligations hereunder will violate any other agreements or documents by which either may be bound.

Section 1.6 - Utility Services. The Owner represents that, to the best of its knowledge, all utility services required to construct and operate the Project (including, without limitation, public water, sewer and electricity) are currently available to the Property in the capacities required to operate the Project. No work need be performed by or on behalf of the Developer to make such utilities available to the Property for the construction or operation of the Project, except for the matters, if any, set forth on Exhibit "D". Copies of letters from the providers of such utility services confirming such availability are annexed hereto as Exhibit "G".

Section 1.7 - Good Standing of The Developer. The Developer represents that it is duly organized, validly existing and in good standing under the laws of the state of the State of Delaware. The Developer represents that it is empowered and authorized to execute, deliver and perform its obligations under this Agreement, and, upon such execution and delivery and subject to the conditions subsequent set forth in Section 5.1, this Agreement shall be valid, binding and legal obligation of the Developer, enforceable in accordance with its terms and, duly authorized by a vote of its Board of Directors in compliance with its certificate of incorporation and bylaws and all applicable laws of the state of its incorporation.

Section 1.8 - Good Standing of The Owner. The Owner represents that it is duly organized and validly existing under the laws of the State of Delaware. The Owner represents that it is empowered and authorized to execute, deliver and perform its obligations under this Agreement, and upon such execution and delivery and subject to Section 5.1, this Agreement shall be the valid, binding and legal obligation of the Owner, enforceable in accordance with its terms and duly authorized by a vote of its Board of Directors in compliance with its certificate of incorporation and bylaws and all applicable laws of the State of Delaware.

                                   ARTICLE II

                           Construction of the Project

Section 2.1 - Control of Construction. Subject to the express provisions contained herein, it is the intention of the parties that the Developer shall have sole, complete and absolute authority and discretion to decide any and all issues pertaining to the construction of the Project, including, without limitation, the expenditure of funds, the incurring of costs and all of the other matters referred to herein, so long as the same are in compliance with Approvals, the Final Plans (as defined below) and all applicable laws.

Section 2.2 - Architectural and Engineering Services. The parties acknowledge that [______________] and their consulting engineers (the "Architect and Engineers") have or will be retained by the Developer. The Developer will be responsible for payment of the architectural fees due to the Architect, pursuant to the contract with respect to the Project dated (said contracts herein collectively, the "Architectural Contract"). The Owner represents and warrants to the Developer that a true, accurate and complete copy of the Architectural Contract is attached hereto as Exhibit "H". The Developer shall not be responsible to the Owner, or any other party for any errors, omissions, breaches or failures thereof, or any damages resulting from the acts or omissions of the Architect. At the Developer's option, the Owner shall assign to the Developer all of its right, title and interest in the Architectural Contract and any and all architectural, engineering and other contracts with respect to the Project free of any claims other than outstanding amounts owed under the Architectural Contract. In no event shall the Developer be obligated to assume any of said contracts.

Section 2.3 - Other Professionals and General Assumed Obligations. The Owner represents that it has not engaged any architects or any engineers, lawyers, consultants, accountants, or other professionals with respect to the Project, other than the Architect, which the Owner shall be obligated to pay. The Developer neither assumes nor shall be obliged for any debts, liabilities or obligations of the Owner or related to the Property or the Project other than payments due to the Architect under the Architectural Contract.

Section 2.4 - Plans and Specifications.

        (a) The Architect and Engineers retained by the Developer shall, under the direction of the Developer and after consultation with the Owner, prepare basic design plans (the "Basic Plans"). As a part of this process, the Developer may engage engineers, including the site engineers, to perform test borings and other soil testing at the Property for purposes of properly locating the Property on the Project. The Developer, the Architects and the Engineers shall consult with the Owner during the process of preparing the Basic Plans. The Developer, Architect and the Engineers shall have access to the Project for all such tests and surveys.

        (b) Within two (2) weeks after the date of the Architect's and the Engineer's completion of the Basic Plans and delivery to the Owner, and the Developer, the Architect and Engineers shall meet to review and approve the Basic Plans. The parties shall initial the Basic Plans to indicate their approval of such Basic Plans.

        (c) Upon the approval by the parties of the Basic Plans, the Developer shall direct the Architect and the Engineers to prepare final plans, specifications and a site plan (collectively the "Final Plans") based upon the Basic Plans. Within two (2) weeks after the completion of the Final Plans and their delivery to the Owner, the parties will meet to review and approve the same, and make any necessary revisions. The
        Owner agrees that it will not unreasonably withhold its approval of the Final Plans if they conform in all material respects to the Basic
        Plans. The parties agree to use their best efforts to reach a prompt and reasonable conclusion concerning the acceptability of the Final Plans (and Personal Property, see Section 2.6). The parties shall initial the Final Plans as an indication of their approval of the same.

Section 2.5 - Construction. The Developer shall construct the Project in a good and workmanlike manner and in accordance with the Final Plans, the Approvals, and all applicable laws subject to field changes and minor design changes. The Project is to be licensed for the unit complement described above and shall be constructed in accordance with the requirements in effect on the date of this Agreement as set forth by all federal, state and local governmental agencies having jurisdiction of the Project, including Life Safety Code requirements imposed by the Federal Department of Health and Human Services.

Section 2.6 - Personal Property.

        (a) The Developer will furnish the specific items of personal property contained in Exhibit "I" (the "Furniture, Furnishings & Equipment" or "F F & E") required for the Project within the allowance (defined below). The allowance for the "F F & E" is [________________ ($__________)] (the
        "F F & E Allowance"), which F F & E Allowance shall be included in the Contract Price (as defined below).

        (b) In the event that the cost of the F F & E furnished pursuant to subsection 2.6 (a) above shall exceed the F F & E Allowance, any such excess shall be an increase to the Contract Price.

        (c) In order to reduce the risk that the F F & E will be delivered prior to the Closing contemplated herein, the Owner covenants that it shall approve such F F & E as soon as practicable but not later than approximately six (6) months prior to the estimated date of Physical Completion (defined below).

        (d) F F & E does not include kitchen and laundry equipment.

Section 2.7 - Changes. The Owner agrees that the Developer shall also have the right to make changes in the Final Plans and in the Personal Property if required by any federal, state or local governmental authority having jurisdiction over the Project or if required due to the unavailability of any construction materials or Personal Property. The Owner shall be notified of any such changes or substitutions in the Personal Property, however, the Developer shall have final authority to make all decisions with respect to such changes; provided, that, such changes result in construction, space, design, personal property, equipment and interior and exterior design comparable in overall design and quality to that shown on the Final Plans. Any change that results in the loss or adjustment of square footage in the Project will require approval by the Owner.

Section 2.8 - Commencement of Construction. Construction of the Project will start on or prior to the date which is thirty (30) days after the satisfaction of the last of the conditions set forth in Section 5.1 to be satisfied, or as soon thereafter as weather and ground conditions permit but not later than
_________________________.

Section 2.9 - Continuity of Construction. Construction, once undertaken, shall proceed in a continuous and reasonably expeditious manner until Physical Completion (as such term is defined in Section 2.10) is achieved, which shall not occur later than eighteen (18) months after the completion of the foundation for the Project. Any delays caused by acts of God, fire, accident, casualty, cessation of activity due to refusal to work by labor, or any other cause not attributable to the failure of the Developer to use reasonable care and due diligence, however, shall be excused by the Owner, provided that the Developer shall use its best efforts to minimize any such delays and shall resume construction at the earliest possible time.

Section 2.10 - Completion of Construction.

        (a) For the purposes of this Agreement, the terms "Physical Completion" or "Physically Completed" shall mean the date on which the building and improvements described and set forth in the Final Plans have been completed and the Project shall have been approved for and received a certificate for temporary or permanent occupancy by the local building inspector, and by the State Fire Marshall in the event his or her approval is required (the "Certificate of Occupancy"). Physical Completion shall be deemed to have been achieved notwithstanding that any of such officials or agencies have issued a Certificate of Occupancy with conditions or a Punch-List listing items requiring completion or correction, so long as such conditions or Punch-List items do not prevent or prohibit occupancy as determined by the Owner, in its sole discretion.

        (b) The Developer will use its reasonable best efforts to notify the Owner at least ninety (90) days prior to the time that the Developer estimates that the Project will be Physically Completed, whereupon the Owner will diligently proceed to fulfill all other conditions necessary for licensure and the Owner will apply in a timely manner for all licenses and permits necessary to commence operation of the Project as set forth on Exhibit "C-2". After such notice from the Developer, the Owner, to the extent necessary to perform administrative activities may, so long as it does not interfere with completion of construction, enter upon the Property in an effort to coordinate initial licensure.

Section 2.11 - The Owner's Noninvolvement. The Owner shall have access to the construction site while construction is in progress, but it shall not be empowered to interfere or become involved with construction or require changes thereto, provided, however that the Owner's agents shall have the right to view the construction in progress and shall have access to the site for the purpose of equipping the Project and preparing the Project for operation.

Section 2.12 - Punch-List. If, at any time after the Project has been Physically Completed, there shall exist any item or items requiring completion or correction, then the Developer agrees to use all reasonable diligence to complete or correct such item or items so that each conforms to the Final Plans. The parties shall make a Punch-List of the items requiring completion or correction (the "Punch List"). Each item on the Punch-List shall be assigned a reasonable value based upon the reasonable cost of completion or correction of the same or such other value as may be required by the Owner's lender ("Punch-List Amount"). The Developer shall give its written undertaking to complete each such item within forty-five (45) days (or such other period of time as is mutually agreed upon by the parties) after transfer of title, further agreeing to permit the Owner to complete any such items, at the Developer's expense, if the Developer has failed to complete the same within the forty-five
(45) day time period.

Section 2.13 - Work and Warranties. Upon completion of construction, landscaping and installation of Personal Property, the Developer will assign to the Owner, in addition to any warranties created by law, all warranties and guarantees received from designers, the Architect, the general contractor and suppliers of equipment and furnishings, to the extent assignable. The Developer will agree to remedy any defect in construction caused by poor workmanship or materials which are brought to its attention by written notice within a period of one (1) year from the date of the issuance of the Certificate of Occupancy. Aside from the foregoing, the Owner hereby waives and the Developer hereby disclaims all other express and implied warranties of every kind or nature with respect to the Project and the Personal Property, including, without limitation, waiving all IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 2.14 - Subcontractors. The Developer agrees to indemnify and save the Owner harmless from claims for payment by any subcontractor who furnishes materials or supplies or performs labor or services in the prosecution of the work pursuant to this Agreement. The Developer reserves absolute discretion on the selection of subcontractors.

Section 2.15 - Financing Arrangements.

        (a) The Owner will obtain the Project Loan which shall be sufficient, together with the Owner's equity contributions, to pay the full amount of the Contract Price. This Agreement may be terminated by either the Developer or the Owner without further recourse to either party (except for reimbursement of Project related expenses) in the event that the closing and funding of the construction loan financing with respect to the Project pursuant to the Project Loan (with all conditions precedent to such closing either satisfied or irrevocably waived by the lender) shall not have occurred by __________________________.

        The Owner and the Developer also contemplate that the Property and Project, together with all fixtures, furnishing, equipment, and articles of personal property now owned or hereafter acquired by the Owner which are or may be attached to or used in connection with the Property or Project, together with any and all replacements thereto and substitutions therefor, and all proceeds thereof; and all present and future rents, issues, leases, and profits of the Property and Project will serve as security for the payment obligations to any lenders relating to the Project Loan or otherwise, and that the Owner will be the principal obligor for the repayment of all financial obligations thereunder after the transfer of title to the Owner. The Owner therefore, agrees to execute and deliver all commitments, promissory notes, mortgages, collateral assignments, documents, certificates, affidavits, and other writings required to be executed by any lender in connection with such financing.

                                   ARTICLE III

                                     Closing

Section 3.1 - Date of Closing. The delivery of possession of the Property and Project to the Owner and payment of the Contract Price, less one hundred fifty percent (150%) of the value of the Punch-List, shall take place contemporaneously within three (3) working days after Physical Completion of the Project but in no event later than the date established in Section 2.9; provided, however, that the Developer has completed its obligations as set forth in this Agreement, including, but not limited to, Sections 2.10 and 2.13.

Section 3.2 - Contract Price.

        (a) The price to be paid by the Owner to the Developer for the development, construction and furnishing of the Project and for the Property shall be ___________________________ Dollars
        ($___________________) plus the costs incurred as the result of any unforeseen site conditions and cost of F F & E in excess of the F F & E Allowance (the "Contract Price").

        (b) In addition to the Contract Price, if the Closing does not take place within three (3) business days after Physical Completion due to delays incurred through the fault of or through circumstances under the control of the Owner, the Owner shall pay to the Developer interest, payable monthly in arrears, on the Contract Price accruing from the date which is three (3) days after Physical Completion to the date of which is three (3) days after delivery of possession of the Project pursuant to Section 3.1; such monthly interest shall be computed at a rate equal to the Prime Rate as announced by Fleet Bank, N.A. from time to time plus two percent (2%) per annum.

Section 3.3 - Payment of Contract Price. At the time of transfer of title, the balance of the Contract Price not paid through the Developer's requisitions under the construction financing for the Project shall be paid by the Owner to the Developer by wire transfer, certified check or other mutually acceptable means less any Punch-List Amount or retainage required by the Owner's lender.

Section 3.4 - Form of Conveyance and Status of Title. The Project and Personal Property shall be conveyed by warranty bill of sale. The Project and Personal Property may be subject to the mortgages and security interests described in
Section 2.15.

                                   ARTICLE IV

                     Additional Responsibilities of Parties

Section 4.1 - The Developer's Responsibilities. In addition to its obligations elsewhere expressed in this Agreement, the Developer shall have the following responsibilities:

        (a) To obtain and pay for necessary building permits and the Certificate of Occupancy;

        (b) To pay for all labor and material required to develop, construct and furnish the Project in accordance with the Final Plans (except as otherwise expressly set forth herein) and to pay for the Personal Property to be provided;

        (c) The Developer shall at all times, commencing with the date upon which construction begins, carry the following types of insurance with an insurance carrier or carriers acceptable to the Owner's lender:

          (i) Workman's compensation insurance fully covering all persons engaged in the performance of this Agreement, in accordance with applicable law.

          (ii) Public liability insurance covering death or bodily injury with limits of not less than $300,000 for one person and $ 1,000,000 for any one accident or disaster; and property damage coverage limits of not less than $100,000; all of which insurance shall name the Owner's lender as an additional insured.

          (iii) "Builders Risk" insurance against damage or destruction by fire and full extended coverage, including vandalism and malicious mischief, covering all improvements to be erected hereunder and all materials for the same which are on or about the Property, in an amount equal to the full insurable value of such improvements and materials; such insurance to be payable to the Owner, the Developer and the Owner's lender as their interests may appear, with a standard mortgagee endorsement to the Owner's lender or its assigns as mortgagee.

          The Developer shall furnish to the Owner and the Owner's lender if required by such lender, duplicate policies of insurance as set forth in subparagraphs (i), (ii), and (iii) hereof. Each of such policies shall, if the insurance carriers so permit, contain a provision to the effect that they may not be canceled except upon ten (10) days prior written notice to the Owner and the Owner's lender.

        (d) At Closing, the Developer shall deliver to the Owner, at the Owner's option:

              (i) duly executed waivers of mechanic's liens signed by each subcontractor which provided labor or materials on the Project; or

              (ii) reasonable proof of payment or proof of a provision for payment to such subcontractors; or

              (iii) an indemnification to the Owner with respect to same.

Section 4.2 - The Owner's Responsibilities. In addition to its obligations elsewhere expressed in this Agreement, the Owner shall have the following responsibilities:

        (a) To expeditiously pursue obtaining commitments for financing the contemplated construction, including the furnishing of financial statements, providing an appraisal of the Property and Project and by execution of applications, notes, mortgages, assumption agreements and other documents reasonably necessary to effectuate such financing or the financing of the Personal Property.

        (b) To pay for all professional and other staff personnel required for the pre-opening and operation of the Project in sufficient time to permit licensure by the Department at the date of physical completion.

        (c) To pay to the Developer, in addition to the Contract Price, the costs for correcting unusual site conditions. Such payment shall be made on the basis of the actual costs of the Owner in correcting the same plus fifteen percent (15%) of such costs to cover the Developer's overhead expenses and shall be due and payable upon the transfer of title to the Owner. For the purpose of this Agreement, the term unusual site conditions shall include, without limitation, any of the following which have not been noted in the Final Plans or otherwise disclosed in the due diligence materials:

          (i) unusual soil or water conditions requiring extraordinary preparation, i.e., piles, curtain drains, retaining walls, blasting or rip-rap;

          (ii) tying in of water, sewer or other utility services beyond the locations as shown in the Final Plans;

          (iii) holding tanks and pumps for the water system or the sprinkler system;

          (iv) water purification or filter system;

          (v) leaching field; and

          (vi) any requirement imposed upon the Developer by governmental agencies having jurisdiction, if not provided for in the Final Plans, because of reasons other than errors or omissions in such Final Plans, such as requirements imposed as conditions for the granting of any of the Approvals.

        (d) The Owner shall be solely responsible for the removal of any hazardous wastes and materials, if any, from the Property, at the Owner's sole cost and expense, and not as part of the Contract Price.

Section 4.3 - Indemnification. The Developer hereby agrees to indemnify and hold the Owner harmless from all liabilities, claims, and demands for personal injury or property damage arising out of or caused by any act or omission of the Developer, its subcontractors, agents, or employees, or arising in or about the Property at any time from the date of this Agreement until transfer of title. The Developer further covenants to use proper care and caution in the performance of its work hereunder so as not to cause damage to any adjoining or adjacent property, and the Developer shall indemnify and hold the Owner harmless from any liabilities, claims, or demands for damage to such adjoining or adjacent property.

                                    ARTICLE V

                                  Contingencies

Section 5.1 - Required Occurrences. This Agreement and the undertakings of the Developer shall, at the election of the Owner be contingent upon the occurrence of each of the following:

        (a) Approvals. All of the Approvals and current utility availability letters shall have been obtained by __________________________________.

        (b) Title. And the Owner's title insurance policy commitment and Class A-2 ALTA survey, satisfactory to the Developer, in its sole discretion, shall have been obtained by the Owner which confirms that there are no exceptions or conditions which would render title to the Property unmarketable or which will prohibit or restrict the construction or operation of the Project or which would prevent an institutional lender from closing a construction or permanent mortgage loan for the Project in the usual course of its business.

        (c) Additional Due Diligence Regarding the Property. The Developer shall have received due diligence information concerning the Property, satisfactory to the Developer, in its sole discretion, including, without limitation, soil tests and utility service confirmations to the extent not currently available. On or before ________________________, the Developer shall notify the Owner of any issues.

        (d) Purchase of the Property. The Owner shall have purchased good record, marketable fee simple title to the Property as set forth in
        Section 1.1 by ___________________________________________.


        (e) Construction Financing. The Owner shall have received construction financing in the full amount of the Contract Price by
        _______________________________________________.

Section 5.2 - Failure of Contingencies. In the event that any one or more of the contingencies set forth in this Article is not satisfied, waived or deferred by the parties in writing, within the period of time set forth above, then, upon Notice, either party may terminate this Agreement. In such event, neither party shall have any further responsibility or liability to the other. The Developer reserves the right, at its option, to waive or defer any one or more of the conditions precedent.

                                   ARTICLE VI

                        Additional Covenants of The Owner

Section 6.1 - Indemnification by The Owner. The Owner hereby indemnifies and defends the Developer against any claims for unpaid fees or costs associated with the Property or the Project incurred by or on behalf of the Owner or the Developer as a result of any claim by any broker. The parties acknowledge that no broker was responsible for procuring the transactions set forth in this Agreement, nor any part hereof, and each party will indemnify and defend the other from any and all claims, actual or threatened, for a commission or other compensation by any third person with whom such party has had dealings.

Section 6.2 - Confidentiality. The Owner, its partners, affiliates, agents, servants and employees hereby agree:

        (a) To maintain in the strictest confidence the identity of the Developer; the contents of this Agreement; the negotiations between the parties on the terms of this Agreement; and any of the Developer's proprietary information, including, without limitation, financial information, projects, copies of leases, real estate appraisals, and other information regarding the Project and the business affairs and operations of the Developer which any of said parties obtain from the Developer in the course of negotiations for the transactions contemplated hereby (the "Confidential Information");

        (b) Not to disclose, without the Developer's prior written consent (except to the extent disclosure is required by applicable law or regulation), any Confidential Information except to such parties' own agents, servants and employees, bankers, consultants and other advisors to whom disclosure is necessary in order to effectuate the transactions contemplated hereby; and

        (c) To comply therewith for a period of two (2) years commencing on the date of this Agreement.

Section 6.3 - Provision of Further Information. The Developer agrees to supply complete financial information and any other data required in connection with the construction or permanent financing for the Project and to execute, and cause to execute, any and all documents which are required by the terms thereof.

Section 6.4 - Management Agreement. The Owner agrees that the Developer or its nominee shall have the right to manage the Project beginning approximately one hundred twenty (120) days prior to completion pursuant to the terms of a Management Agreement, substantially in the form attached hereto as Exhibit "J".

                                   ARTICLE VII

                              Concluding Provisions

Section 7.1 - Entire Agreement. All prior understandings, letters of intent, and agreements between the parties are merged in and superseded by this Agreement (including all Exhibits hereto).

Section 7.2 - Representations. None of the parties shall be bound by any promises, representations, or agreements except as herein expressly set forth.

Section 7.3 - Amendments. This Agreement may not be amended, waived, modified, altered or changed in any respect whatsoever except by a further agreement, in writing, executed by each of the parties and consented to by the Owner.

Section 7.4 - Joint Effort. The preparation of this Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

Section 7.5 - Brokers. Each of the Owner and the Developer represents and warrants to the other that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby or referred to herein; and each agrees to indemnify and hold and save the other harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

Section 7.6 - Assignment. The Developer shall have no right to assign his rights nor delegate its obligations under this Agreement to another entity or person without the prior written consent of the Owner except that the Developer shall have the right to assign this Agreement to, merge with or consolidate with an "Affiliate" (defined herein as defined in the Securities and Exchange Act of 1934 and the regulations thereunder) in connection with a public offering, merger or transfer.

Section 7.7 - Notices. All notices which may be given to any of the parties hereunder shall be in writing and shall be hand delivered or sent by registered or certified mail, return receipt requested, or by Federal Express, and postage prepaid as follows:

        (a) In the event that notice is directed to the Owner, it shall be sent to it at the address set forth above and a copy therefore sent to Chancellor of ______________, Inc., 197 First Avenue, Needham, MA
        02194, Attention: James M. Clary, III, Esq., or at such other address or addresses the Owner shall from time to time designate by notice to the Developer.

        (b) In the event that notice is directed to the Developer, it shall be sent to CareMatrix of Massachusetts, Inc., 197 First Avenue, Needham, MA 02194, Attention: President, with a copy to James M. Clary, III, Esq. at the same address; or at such other address or addresses as the Developer shall from time-to-time designate by notice to the Owner.

The effective date of any such notice shall be the earlier of actual receipt by the addressee or three (3) days after such notice is properly deposited for mailing.

Section 7.8 - Arbitration. Any dispute or controversy arising between the parties involving the interpretation or application of any provisions of the Agreement, or arising out of this Agreement, or concerning the construction of the proposed Project or the furnishing thereof shall be submitted to and determined by arbitration in accordance with the rules of the American Arbitration Association then in effect.

Section 7.9 - Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

Section 7.10 - Successors. This Agreement shall be binding upon the parties hereto, their respective heirs, executors, administrators, successors, and assigns.

Section 7.11 - Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

Section 7.12 - Severability. The invalidity or unenforceability of one or more of the phrases, sentences, provisions, clauses, Sections or Articles contained in this Agreement shall not affect the validity or enforceability of this remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

Section 7.13 - Effective Date. This Agreement shall be deemed to be effective as of the date set forth below.

Section 7.14 - No Offer. The delivery of an unexecuted copy of this Agreement shall not be deemed an offer. No rights are to be conferred upon any party until this Agreement has been executed and delivered to each party.

Section 7.15 - Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

Dated this ___________ day of __________________ , 199_ and executed under seal.


Witness:                              CHANCELLOR OF ____________________, INC.


                                      By:
---------------------------              --------------------------------
                                         Name:
                                         Title:

                                      CAREMATRIX OF MASSACHUSETTS, INC.


                                      By:
---------------------------              --------------------------------
                                         Name:
                                         Title:

                                 EXHIBITS A - I
                     Documents in Planning and Zoning Files

                                   EXHIBIT J

                              MANAGEMENT AGREEMENT

    THIS MANAGEMENT AGREEMENT (this "Agreement") is dated as of the _______________ day of ________________, 1996, by and among CareMatrix of
Massachusetts, Inc., a Delaware corporation, with its principal place of business at 197 First Avenue, Needham, Massachusetts 02194 ("Manager"), and Chancellor of [________________________________], Inc., a Delaware corporation, with its principal place of business at 197 First Avenue, Needham, Massachusetts 02194 ("Owner").

    WHEREAS, the Owner is the owner of a [__________________( )] unit senior housing facility to be located in [_______________________] (the "Facility");

    WHEREAS, the Owner determined that the hiring of a management company to provide day-to-day management of the Facility is necessary for the efficient operation of the Facility;

    WHEREAS, the Manager has represented that it is experienced in the management of similar facilities, is knowledgeable as to the state and federal requirements governing the operation of senior housing facilities and that the owners and employees of Manager are qualified management professionals;

    WHEREAS, based upon the Manager's representations set forth herein, the Owner has determined that the hiring of the Manager is cost-effective and consistent with the Owner's desire to provide quality care to the residents at the Facility at the lowest cost;

    WHEREAS, the Owner has determined that the services provided by Manager will augment the services provided by it and the employees of the Facility so as to increase productivity;

    WHEREAS, the Owner has determined that the hiring of the Manager on the terms and conditions hereinafter set forth will not prevent the Owner from exercising ultimate control over the policies and operations of the Facility; and

    WHEREAS, the Manager is willing to manage the day-to-day operations of the Facility on the terms and conditions hereinafter set forth.

    NOW, THEREFORE, the parties hereto agree as follows:

    1. General Duties. The Owner engages the Manager to manage and supervise the Facility with the objective of providing quality care and services to residents of the Facility and to carry out the general duties with respect to the Facility under the general supervision and direction of the Owner which include, but are not limited to, the following:

    Supervise on behalf of the Owner, the performance of all such administrative functions as may be necessary in the management of the Facility; select, hire (or contract with), train, supervise, monitor the performance of, and discipline, promote, terminate or fire (subject to the rights of the Owner under Section 2.1 of this Agreement to approve the hiring, disciplining and termination of the Executive Director, the Assistant Administrator and Director of Resident Services) all personnel involved in the administration and day-to-day operation of the Facility, including, without limitation, management, resident assistance and other related personnel, custodial, food service, cleaning, maintenance and other operational personnel, and secretarial or bookkeeping personnel, each of whom, other than the Executive Director (as hereinafter described), shall be employees of the Owner; supervise the accounting, billing, purchasing and bill payment functions for the Facility; establish systems of accounts and supervise the maintenance of ledgers and other primary accounting records by the personnel of the Facility; supervise the financial affairs of the Facility; establish and supervise the implementation of operating and capital budgets, including those required to establish reimbursement rates, if any, with respect to state or federal entitlement programs as well as self-pay rates; prepare and maintain true, complete and accurate records necessary for the preparation of such operating budgets; determine which items of cost and expense properly relate to resident care; establish and administer financial controls over the operation of the Facility, develop and establish financial standards and norms by which the income, costs and operations of the Facility may be evaluated; serve as advisor and consultant in connection with policy decisions to be made by the Owner; furnish reports to the Owner as the Owner may reasonably request and provide the Owner with economic and statistical data in connection with or relative to the operations of the Facility; represent the Facility in its day-to-day dealings with creditors, residents, personnel, agents for collection, and insurers; act as agent for the Owner in disbursing or collecting the funds of the Facility and in paying the debts and fulfilling the obligations of the Facility; coordinate and supervise a marketing plan for the Facility to insure that the Facility obtains full occupancy as soon as possible and, after the Facility has achieved full occupancy, assist in the development of an annual marketing plan and budget to maintain the resident census at a proper level; and do all other things necessary or proper for the daily operation and management of the Facility, including everything necessary to ensure compliance with all applicable local, state and federal laws governing or applicable to senior housing facilities. In addition, in order to plan for future operations and to establish long range policies and goals for the Facility, the Manager will, under the general supervision of the Owner, meet on at least a monthly basis with Owner's representatives and the Executive Director to review financial and operational statistics of the Facility. The Executive Director also will attend monthly regional administrator meetings and educational programs.

    The Manager further agrees that it will:

    (i) perform its duties and responsibilities hereunder in compliance with all applicable laws;

    (ii) supervise and direct the management and operation of the Facility, exercising the degree of care used by an experienced management company, given the financial resources available to the Facility, the location of the Facility, the restrictions of applicable laws, and other existing circumstances; and

    (iii) consult with the Owner and keep the Owner advised as to all major policy and business matters relating to the Facility.

    2. Specific Duties. Without limiting the generality of the foregoing, the Manager shall have the following specific duties:

            2.1 Employees. The Manager shall recruit, evaluate, select, and hire a qualified and properly licensed Executive Director (provided, however, that the wages, salaries and other compensation of the Executive Director shall be the responsibility of the Owner as set forth in Section 4.2 hereof) who shall be responsible for the functional operation of the Facility and supervision of personnel at the Facility on a day-to-day basis, as well as all resident assistance, custodial, food service, cleaning, maintenance, secretarial and bookkeeping personnel for the day-to-day operations of the Facility. The Executive Director shall be the employee of the Manager (subject to Section 4.2 hereof) and all such other personnel shall be employees of the Owner, and the Owner shall retain full responsibility for payment of wages, salaries and other compensation and benefits for the Executive Director and such other employees the Manager shall, subject to approval by the Owner, establish necessary and desirable personnel policies and procedures, wage structures and staff schedules. The Manager, subject to approval by Owner, shall have authority to hire, discipline, promote and discharge employees of the Owner who participate in the day-to-day operation and administration of the Facility. Both the Manager and the Owner must approve the hiring and/or firing of the Executive Director, Assistant Administrator and the Director of Resident Services, which approval shall not be unreasonably withheld or delayed. The Manager shall: (i) maintain or cause to be maintained payroll records and prepare weekly and monthly payrolls, withholding taxes and Social Security taxes; (ii) prepare and submit all required state and federal tax or benefit returns required with respect to employees, including, without limitation, the returns required by FICA, FUTA and all applicable unemployment compensation laws; (iii) maintain in force all required levels of workers' compensation insurance; and (iv) prepare and submit to the Owner any certificates of payroll expenses as may be reasonably requested. The Manager shall not be liable to any employee of the Facility for wages, salaries and other compensation and benefits, or to the Owner, unless the Manager was specifically required to obtain the approval of the Owner before committing to a salary or benefit and such approval was not obtained. The Manager shall not be liable to the Owner or others for any action or omission on the part of any employee of the Owner of the Facility, unless the employee was acting under the express direction of the Manager or unless such employee was following an express policy or procedure of the Manager and such direction, policy or procedure is subsequently determined to be the result of gross negligence. The Manager shall provide the Owner with quarterly reports of all hiring, disciplinary actions, promotions and firings at the Facility for the month.

            2.2 Purchasing. The Manager shall purchase, for the account of the Owner, all necessary foodstuffs, supplies, materials, appliances, tools and equipment necessary for the operation of the Facility. The Manager shall arrange contracts on behalf of the Owner for electricity, gas, telephone, cable television and any other utility or service necessary for the operation of the Facility. The Manager shall, on behalf of the Owner, contract for and supervise the making of any necessary repairs, alterations, and improvements to the Facility; provided that in the case of any capital expenditure, alteration or improvement, the cost of which exceeds Ten Thousand ($10,000) Dollars, the Manager shall obtain the prior written approval of the Owner; and provided further, that no such prior written approval shall be required if the expenditure is made under circumstances reasonably requiring emergency action (so long as the Manager attempts to notify the Owner on a concurrent basis). The Manager shall prepare and submit to the Owner any certificates of purchasing expenses incurred for the Facility as may be reasonably requested.

            2.3 Collection of Accounts. The Manager shall supervise the Facility bookkeeping personnel which shall prepare and submit bills and collect for the account of the Owner any and all moneys owing to the Owner from residents.

            2.4 Bookkeeping. The Manager shall establish and maintain a record and bookkeeping system for the operation and conduct of business of the Facility in accordance with generally accepted accounting principles consistently applied. Books and records at the Facility may be maintained by an employee of the Owner under the supervision of the Manager. Full books of account with entries of all receipts and expenditures related to the operation of the Facility shall be maintained at the offices of the Manager and shall at all times during normal business hours be open for inspection by representatives of the Owner. The Manager shall be responsible for filing all local, state and federal tax returns relating to the operation of the Facility, with the exception of corporate income tax and pension returns, and shall be responsible for penalties, interest, and audit costs arising out of late, inaccurate, or incomplete filings or the Manager's failure to file such tax returns provided, however, that the Owner makes available sufficient funds for payment of any taxes due and any information needed to complete such returns on a timely basis).

            2.5 Financial Reports. The Manager shall furnish to the Owner the following financial reports:

            (a) as soon as possible and not later than thirty (30) days after the close of each calendar month, a balance sheet as of the end of the month and a statement of income and retained earnings for the month and for the year-to-date, together with a comparison to the budget and a detailed statement of receipts, disbursements, accounts payable and accounts receivable as of the end of such monthly period; provided, however, that the computer services charges connected with the preparation of such information shall not be an expense of the Owner;

            (b) as soon as possible, and not later than sixty (60) days after the close of each fiscal year, a year-end compilation report, including a balance sheet as of the end of such year and a statement of income and retained earnings; and

            (c) such other and further reports or calculations as may be required under any financing terms in accordance with the deadlines set forth in any financing agreements encumbering the Facility (any such financing agreement or agreements are collectively referred to herein as a "Financing Agreement").

            2.6 Residents. In accordance with the provisions of all applicable state and federal statutes, as amended from time to time, the Manager shall use its best efforts to maintain the resident census at the Facility in such numbers and in such a manner as, in the Manager's judgment, will tend to maintain the financial stability of the Facility and will comply with the covenants in any Financing Agreement.

           2.7 Budgets. The Manager shall prepare and submit for approval by the Owner the following: (a) as soon as possible and not later than thirty (30) days before the close of each fiscal year, or on such earlier date as may be required under any Financing Agreement, a detailed written capital and operating budget for the next succeeding fiscal year, broken down by month and showing projected expenditures and projected revenues for such budget period; and (b) such other budgets as may be reasonably required of the Owner under any Financing Agreement or by regulatory authorities showing, inter alia, projected ordinary and extraordinary expenditures and protected revenues for such budget period.

           2.8 Insurance. The Manager shall obtain, at the Owner's expense, on behalf of the Owner and with the Owner's prior approval, all necessary liability, fire and extended coverage, workers' compensation, and malpractice insurance covering the Facility, its equipment, the employees of the Owner, and the employees of Manager, if any, who relate to the operations of the Facility, which policies of insurance shall name the Owner and the Manager as coinsured and which policies shall comply with the terms of any Financing Agreement. The Owner shall bear the expense of the above with respect to the Owner's employees, equipment and the Facility. The Manager shall bear the expense of the above with respect to the Manager's employees, if any. Such insurance shall be written by a responsible insurance company or companies reasonably satisfactory to the Owner in kinds and amounts and a certificate of insurance shall be provided to the Owner. The Owner shall retain the right to designate any insurance agent or agency of its choice through which such insurance shall be obtained.

           2.9 Technical and Professional Services. The Manager may, with the prior approval of the Owner and at the Owner's expense, secure such engineering, legal, and other specialized technical and professional services as may be necessary to advise or represent the Owner in connection with any matter involving or arising out of the ownership and operation of the Facility or the conduct of affairs of the Facility.

           2.10 Marketing. The Manager shall agree to coordinate and supervise the agreed upon marketing plan for the Facility during the fill-up phase (the "Marketing Plan"). Monthly statistical census analysis reports will be generated by the Manager and delivered to the Owner. The Manager will recommend adjustments in the Marketing Plan as needed to achieve full occupancy. For purposes of this Agreement, the Facility will be considered to have achieved full occupancy when ninety percent (90%) of its units have been occupied for a continuous ninety (90) day period. The Manager will assist the management staff in the continued development and coordination of advertising and promotional materials, internal and external public relations programs, sales and staff development programs, and customer satisfaction programs. The Manager shall assist the Facility's management staff to develop a yearly Marketing Plan and budget based upon the Facility's yearly census program and image.

           2.11 Administrative. The Manager shall recommend the establishment of, and implement and supervise procedures to provide staff review of all operational areas, which status shall be reviewed in regularly scheduled quarterly meetings and at other meetings as may be deemed necessary or desirable by the Owner.


            2.12 Plant and Maintenance.

                   (i) attention shall be given to preventive maintenance (this item may be provided by outside parties if economically feasible) and, to the extent deemed feasible by the Manager and the Owner, the services of regular Facility maintenance employees shall be used; and

                   (ii) the Manager shall make recommendations to the Owner regarding entering into contracts with qualified independent contractors for the maintenance and repair of air conditioning systems and laundry equipment and for extraordinary repairs beyond the capability of regular Facility maintenance employees.

    3. Management Fee.

       Base Management Fee. As compensation for the services to be rendered by the Manager during the term of this Agreement, the Manager shall pay itself, at its principal office given below (or at such other place as the Manager may from time to time designate in writing), and at the times hereinafter specified, a monthly management fee (the "Management Fee") during the terms of this Agreement equal to five percent (5%) of Net Revenues. The Management Fee will be paid in arrears and shall be due and payable on or before the fifteenth (15th) day of each month following the month in which services were rendered.

    "Net Revenues" as used herein shall mean Gross Revenues (defined below) less contractual adjustments for uncollectible accounts.

    "Gross Revenues" as used herein shall mean and include all revenues received or receivable from or by reason of the operation of the Facility, including, without limitation, all revenue of the Facility for or on account of any and all goods provided and services rendered or activities during the period from the date of this Agreement and thereafter, the gross dollar amount of all such billings by the Facility to or on behalf of residents directly or indirectly connected with the Facility or the provision of all such goods and services.

    4. Expenses.

       4.1 Manager Expenses. The Manager shall bear the following expenses incurred by it in the management of the business and properties of the Facility:

            (a) Salary and expenses (including, without limitation, payroll taxes, costs of employee benefit plans, travel, insurance, and fidelity bonds) of all personnel employed by the Manager (other than the Executive Director, who will be paid by the Owner as set forth in Section 4.2 hereof) to carry out all responsibilities detailed above.

                   (b) Salary and expenses (including, without limitation, payroll taxes, cost of employee benefit plans, travel, insurance and fidelity bonds) of financial and accounting personnel employed by the Manager to maintain accounting books and records of the Facility, except as provided below.

            4.2 Owner Expenses. Except as otherwise expressly provided herein, the Owner shall bear all of the expenses of operating and financing the Facility and rendering resident services not assumed by the Manager, and without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Facility shall not be borne by the Manager:

                   (a) Fees and expenses of independent professional persons expressly retained by the Owner, or retained by the Manager for the account of the Owner with the prior permission of the Owner, for any purpose; salary, other compensation or benefits and expenses of administrative, medical, resident assistance and other health care personnel and the Executive Director; custodial, food service, cleaning, maintenance, operational, secretarial and bookkeeping personnel employed to administer the day-to-day operations of the Facility and to perform health care and related services in the day-to-day operations of the Facility's business.

                   (b) Principal, interest and discounts on indebtedness incurred or assumed by the Owner.

                   (c) Taxes, imposts, levies or other charges on the existence, operation, receipts, income or property of the Owner, provided, however, that all interest and penalties incurred as a result of the Manager's failure to timely file all returns which the Manager is required to file pursuant to this Agreement, or to make timely payment of all taxes, levies, imposts, or other charges, to the extent that sufficient funds were available to the Manager as of the date such payments were due, shall be the responsibility of the Manager.

                   (d) Medical supplies and equipment, food, fuel, kitchen and food service equipment, linens, beds, furniture, clothing and all other supplies and equipment used in supplying services to residents.

                   (e) Expenses connected directly or indirectly with the design, acquisition, disposition or ownership of real and personal property devoted, used, or consumed in the business of the Facility, including, without limitation, purchase and/or construction of the land and buildings used for such purpose, maintenance, repair and improvement of property, all real estate and personal property taxes assessed, premiums for property and liability insurance on property owned by the Owner, brokerage commissions, and fees and expenses of consultants, managers, or agents retained directly by the Owner.

                   (f) The Management Fee.

                   (g) Legal fees and related expenses pertaining to the acquisition, sale, mortgaging or leasing of property, litigation and proceedings relating to rates and charges at the Facility, any other litigation or proceedings to which the Owner is a party. However, such fees shall not include those fees resulting from or arising out of the gross negligence by the Manager and the Owner shall provide such necessary funds to the Manager within ten (10) days after receipt of such notice.

In the event that there are insufficient funds available to the Manager to pay expenses which the Manager is authorized to incur and pay hereunder, including, without limitation, any taxes to be paid on behalf of the Owner by the Manager, the Manager shall promptly notify the Owner of the amount necessary to cure and the reason for such deficit and the Owner shall provide such necessary funds to the Manager within ten (10) days after receipt of such notice.

            4.3    Deposit and Disbursement of Funds.

                   (i) The Manager shall establish and administer the overall rate structure of the Facility and shall supervise the issuance of bills and the collection of accounts as the true and lawful attorney-in-fact for the Owner. The Manager shall take possession of and endorse the name of the Owner on all notes, checks, money orders, insurance payments, and any other instruments received in payment of accounts described below.

                   (ii) The Manager shall establish such accounts for the Facility in the Owner's name, separate from all other accounts and funds of the Manager, with a bank or banks whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") or with a savings and loan institution or institutions whose deposits are insured by the Federal Savings and Loan Insurance Corporation ("FSLIC") as it deems necessary or desirable. The Manager, on behalf of the Owner, shall use reasonable efforts to collect (using legal counsel approved by the Owner, if necessary) all sums due and owing to Owner in connection with the operation of the Facility. The Manager and the Owner shall deposit into such accounts all monies furnished by the Owner as working funds and all receipts and monies arising from the operation of the Facility or otherwise received by the Owner or by the Manager for or on the behalf of the Owner.

                   (iii) Draws on such accounts may be made by the sole signature of an authorized representative of the Manager (or by wiring instructions from such authorized representative of the Manager) and shall be paid to the Manager to reimburse the Manager for payments made pursuant to this Agreement by the Manager from its own accounts. The Owner hereby appoints the Manager, for the term of this Agreement, as the Owner's true and lawful attorney-in-fact to withdraw, by writing checks against such accounts, funds for reimbursement of all amounts payable pursuant to this Agreement in connection with the operation of the Facility. The Owner agrees to execute from time to time any additional documents required by any bank wherein such documents are held to effectuate all powers of attorney referred to herein. The Manager shall make disbursements and payments from such accounts, on behalf and in the name of the Owner, in such amounts and at such times as are deemed by the Manager to be appropriate or required in connection with, first, payments required by any Financing Agreement, and second, payments of ownership, maintenance and operating expenses of the Facility and the other costs, expenses and expenditures provided for in this Agreement including the Management Fee.

    5. Duty of Manager. The Manager shall render the services called for hereunder in the utmost good faith and the Manager acknowledges that it is acting in a fiduciary capacity with respect to the Owner and owes the Owner the highest duty of care.

    6. Relationship of the Parties. The Owner and the Manager are neither partners nor joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose on any of them any liability as partners or joint venturers. All dealings between the Owner and the Manager are at arms length as between non-related parties.

     7. Term and Termination.

            7.1 Period of the Term. This Agreement shall continue for an initial term of ten (10) years commencing on the date the Facility is opened for occupancy, and ending on the last day of the calendar month in which the
 [   (   )] anniversary of such opening date occurs (the "Original Expiration
 Date"). The Owner and Manager agree to execute a certificate setting forth the date on which the initial term commences promptly after such opening.
 Thereafter, this Agreement shall be renewed automatically for [   ( )]
 additional five (5) year terms unless the Manager sends the Owner written notice no less than ninety (90) days prior to the then applicable Expiration Date that it does not wish to have the Agreement renew beyond the then applicable Expiration Date. As used herein the term "Expiration Date" shall mean the later of the Original Expiration Date, or the date to which this Agreement has been extended as provided in this Section 7.1.

            7.2 Termination for Cause. Any party may terminate this Agreement for "cause" be delivering thirty (30) days written notice to the others. "Cause" shall include, but not be limited to, each of the following:

                    (i) the violation by any party of any material provision in, or obligation imposed by, this Agreement which violation shall not have been cured to the reasonable satisfaction of the other party within thirty (30) days (except in the event that the same is not susceptible to cure within thirty
 (30) days, in which event such cure period shall be extended for a reasonable period of time provided that the defaulting party is diligently pursuing such cure) following the date on which written notice of termination has been received by the party who has violated a material provision or obligation imposed by this Agreement;

                    (ii) any illegal act engaged in by any party in the operation of the Facility; or

                    (iii) if any party files or has a petition or complaint in receivership or bankruptcy filed against it which has not been dismissed within ninety (90) days of such filing.

            7.3 Termination for Failure to Pay Fee on a Timely Basis. In addition to the provisions of Section 7.2 above, the Manager may terminate this Agreement upon thirty (30) days written notice of the Owner's failure to pay the Management Fee when due unless the Owner cures the payment default within ten (1O) days after receiving written notice from the Manager.

     8. Indemnification. The Owner shall indemnify the Manager and hold it harmless of, for, and against all costs, claims, damages or expenses, including reasonable attorney's fees (collectively "Costs"), incurred or suffered by the Manager and arising out of acts performed within the scope of this Agreement. Notwithstanding the foregoing, the Owner shall not have any obligation to indemnify the Manager or hold it harmless of, from, and against Costs incurred or suffered by the Manager as a result of the Manager's fraud, willful misconduct, or gross negligence, or for Costs incurred or suffered by the Manager as a result of the Manager's failure to keep true, accurate and complete records or to obtain any necessary opinion of counsel as required by
 Section 1.1 of this Agreement. The Manager shall indemnify the Owner and hold it harmless of, from and against all Costs incurred or suffered by the Owner as a result of any of the Manager's fraud, willful misconduct, or gross negligence, or as a result of the Manager's failure to submit proper reports to the appropriate regulatory agencies, to keep true, accurate and complete records or to obtain any necessary opinion of counsel as required by
 Section 1.1 of this Agreement.

    9. Access to Books and Records. As a subcontractor that may be subject to
 Section 1861 (v)(1)(i) of the Social Security Act (the "Act"), the Manager shall, upon written request and in accordance with the above-mentioned section of the Act and regulations promulgated pursuant thereto, make available to the Comptroller General, the Secretary of Health and Human Services, and their duly authorized representatives, a copy of this Agreement and access to the Manager's books, documents, and records necessary to verify the nature and extent of the costs of services provided to the Owner. Such access will be available until the expiration of four (4) years after the services to which the costs are related have been furnished,

    The provision of this Section 9 shall apply only if this Agreement is covered by the Act and such provisions shall become void and shall be of no further force or effect if, at the time a request is made, this Agreement is not subject to the Act. The Manager agrees that if it carries out any of the duties of this Agreement through a subcontract with a related organization which subcontract has a value or cost of $10,000 or more over a twelve (12) month period, the Manager will obtain an identical access requirement in such subcontract.

    10. Fidelity Bond. The Manager agrees to obtain a fidelity bond, employee dishonesty insurance policy or other similar coverage, in form and amount satisfactory to the Owner, covering those employees reasonably required to be covered by the Owner.

    11. Amendments. This Agreement shall not be changed modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the Owner and the Manager, their respective successors or assigns, or otherwise as provided herein. Such modifications shall be in writing and signed by the Owner and the Manager.

    12. Governing Law. The provisions of this Agreement shall be governed by, construed, and interpreted in accordance with the laws of the Commonwealth of Massachusetts. Any change in any applicable law which has the effect of rendering any part of this Agreement invalid, illegal, or unenforceable shall not render the remainder of this Agreement invalid, illegal, or unenforceable, and the parties hereto agree that in the event that any part of this Agreement is rendered invalid, illegal, or unenforceable, that they shall negotiate in good faith to amend any such part of this Agreement so as to comply with any such law, as amended, and further the respective objectives of the parties hereto.

    13. Assignment. Neither the Owner nor the Manager will assign its interests in this Agreement, other than to an affiliate, without the prior written consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned.

    14. Successors. This Agreement shall be binding upon and inure to the benefit of the parties and to their respective successors and assigns.

    15. Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained in this Agreement.

    16. Notices. Any notice, demand, consent, or other written instrument to be given or received under this Agreement ("Notice") required or permitted to be given shall be in writing signed by the party giving such Notice and/or consent and shall be hand delivered, sent by nationally recognized overnight carrier or sent, postage prepaid, by Certified or Registered Mail, Return Receipt Requested, to the other party at the addresses listed below:

As to Manager:           CareMatrix of Massachusetts, Inc.
                         197 First Avenue
                         Needham, Massachusetts 02194
                         Attention: Robert Kaufman, President

cc:                      CareMatrix of Massachusetts, Inc.
                         197 First Avenue
                         Needham, MA 02194
                         Attention: James M. Clary, III, Esq.

As to Owner:             ___________________________________
                         ___________________________________
                         ___________________________________
                         Attention: ________________________

 Any party shall have the right to change the place to which such Notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto. All notices sent by certified mail shall be deemed received three (3) days after the date postmarked. All notices that are hand delivered shall be deemed received upon delivery to the office or address of the addressee.

    17. Property: Trade names, marketing material, marketing ideas and development material and records developed specifically for and related to this Facility shall be the property of the Owner. Trade names, ideas and documents, forms and development material not developed specifically for this Facility are to be considered proprietary and will remain the property of the

Manager. All operational forms and documents including, but not limited to, policy and procedure manuals, operational forms, level of care determination systems, management policy books, inspection control manuals, and nursing management books are and will remain the property of the Manager. All financial management forms, documents and software systems including, but not limited to, bookkeeping manuals, financial forms, financial spreadsheets, database or word processing forms, financial accounting packages and outcome information systems are and will remain the property of the Manager. Upon termination of this Agreement, the Owner shall have the option to purchase operational material belonging to the Manager, except for the financial accounting packages and outcome information systems, at a mutually agreed upon price.

    18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

    19. Lease Option. The Owner hereby agrees that so long as the Manager is not in default in the performance of any duty or any obligation hereunder, the Manager shall have the option to lease the Facility at any time during the term of this Agreement (including any extension thereof) by providing the Owner with at least ninety (90) days prior written notice of such election. Within thirty
(30) days after the receipt of the Manager's notice to lease, the parties shall enter into a lease agreement substantially in the form attached hereto as Exhibit A (the "Lease"), which Lease shall include, without limitation, a ten
(1O) year initial term (with three (3) 5-year renewal terms) and rental payments equal to the fair market value (which will be a negotiated percentage of total project costs) as determined immediately prior to the initial term of the Lease and immediately prior to any renewal terms.

    IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first set forth above.

WITNESS:                             CAREMATRIX OF MASSACHUSETTS, INC.

By:                                  By:
   ----------------------------         ----------------------------------
   Name:                                Name:
                                        Title:

WITNESS:                                ----------------------------------

By:                                  By:
   ----------------------------         ----------------------------------
   Name:                                Name:
                                        Title:

                                   EXHIBIT A

                            FACILITY LEASE AGREEMENT

                      CHANCELLOR OF ________________, INC.

                                       as
                                     Lessor

                                      AND

                      CAREMATRIX OF ________________, INC.

                                       as
                                     Lessee

                       Dated as of ________________, 19__

                            For Premises Located At


                         _____________________________
                         _____________________________
                         _____________________________
                         _____________________________

                       TABLE OF CONTENTS


ARTICLE 1 LEASED PROPERTY; TERM; CONSTRUCTION; EXTENSIONS


1.1    Leased Property
1.2    Term
1.3    Extended Terms


ARTICLE 2 DEFINITIONS AND RULES OF CONSTRUCTION

2.1    Definitions
2.2    Rules of Construction

ARTICLE 3 RENT

3.1    Rent for Land, Leased Improvements, Related
       Rights and Fixtures

3.2    Intentionally Omitted

3.3    Intentionally Omitted


3.4    Additional Charges
3.5    Intentionally Omitted
3.6    Net Lease
3.7    No Lessee Termination or Offset



     3.7.1  No Termination
     3.7.2  Waiver
     3.7.3  Independent Covenants


3.8    Abatement of Rent Limited

ARTICLE 4 IMPOSITIONS; TAXES; UTILITIES; INSURANCE PAYMENTS

4.1    Payment of Impositions


     4.1.1  Lessee To Pay
     4.1.2  Installment Elections
     4.1.3  Returns and Reports
     4.1.4  Refunds
     4.1.5  Protest

4.2    Notice of Impositions
4.3    Adjustment of Impositions
4.4    Utility Charges
4.5    Insurance Premiums
4.6    Deposits



     4.6.1  Lessor's Option
     4.6.2  Use of Deposits
     4.6.3  Deficits
     4.6.4  Other Properties
     4.6.5  Transfers
     4.6.6  Security
     4.6.7  Return
     4.6.8  Receipts


ARTICLE 5 OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY; INSTALLATION, REMOVAL AND REPLACEMENT OF PERSONAL PROPERTY;

5.1    Ownership of the Leased Property
5.2    Personal Property; Removal and Replacement of
       Personal Property


     5.2.1  Lessee To Equip Facility
     5.2.2  Sufficient Personal Property
     5.2.3  Removal and Replacement; Lessor's Option to
            Purchase



ARTICLE 6 SECURITY FOR LEASE OBLIGATIONS

6.1    Security for Lessee's Obligations; Permitted
       Prior Security Interests

     6.1.1  Security
     6.1.2  Purchase-Money Security Interests
            Receivables and Equipment Leases


ARTICLE 7 CONDITION AND USE OF LEASED PROPERTY; MANAGEMENT AGREEMENTS

7.1    Condition of the Leased Property
7.2    Use of the Leased Property; Compliance;
       Management

     7.2.1  Obligation to Operate
     7.2.2  Permitted Uses
     7.2.3  Compliance with Insurance Requirements
     7.2.4  No Waste
     7.2.5  No Impairment
     7.2.6  No Liens


7.3    Compliance with Legal Requirements
7.4    Management Agreements


ARTICLE 8 REPAIRS; RESTRICTIONS

8.1    Maintenance and Repair


     8.1.1  Lessee's Responsibility
     8.1.2  No Lessor Obligation
     8.1.3  Lessee May Not Obligate Lessor

8.2    Encroachments; Title Restrictions

ARTICLE 9 MATERIAL STRUCTURAL WORK AND CAPITAL ADDITIONS

9.1    Lessor's Approval
9.2    General Provisions as to Capital Additions and
        Certain Material Structural Work



     9.2.1  No Liens
     9.2.2 Lessee's Proposal Regarding Capital Additions and Material Structural Work
     9.2.3 Lessor's Options Regarding Capital Additions and Material Structural Work
     9.2.4 Lessor May Elect to Finance Capital Additions or Material Structural Work


9.3    Capital Additions Financed by Lessor


     9.3.1  Lessee's Financing Request
     9.3.2  Lessor's General Requirements
     9.3.3  Payment of Costs


9.4    General Limitations
9.5    Non-Capital Additions

ARTICLE 10 WARRANTIES AND REPRESENTATIONS

10.1   Representations and Warranties

     10.1.1   Existence; Power; Qualification
     10.1.2   Valid and Binding
     10.1.3   Single Purpose
     10.1.4   No Violation
     10.1.5   Consents and Approvals
     10.1.6   No Liens or Insolvency Proceedings
     10.1.7   No Burdensome Agreements
     10.1.8   Commercial Acts
     10.1.9   Adequate Capital, Not Insolvent
     10.1.10  Not Delinquent
     10.1.11  No Affiliate Debt
     10.1.12  Taxes Current
     10.1.13  Financials Complete and Accurate
     10.1.14  Pending Actions, Notices and Reports
     10.1.15  Compliance with Legal and Other Requirements
     10.1.16  No Action By Governmental Authority
     10.1.17  Property Matters
     10.1.18  Third Party Payor Agreements
     10.1.19  Rate Limitations
     10.1.20  Free Care
     10.1.21  No Proposed Changes
     10.1.22  ERISA
     10.1.23  No Broker
     10.1.24  No Improper Payments
     10.1.25  Nothing Omitted
     10.1.26  No Margin Security
     10.1.27  No Default
     10.1.28  Principal Place of Business
     10.1.29  Labor Matters
     10.1.30  Intellectual Property
     10.1.31  Management Agreements


10.2   Continuing Effect of Representations and Warranties

ARTICLE 11 FINANCIAL AND OTHER COVENANTS

11.1   Status Certificates
11.2   Financial Statements; Reports; Notice and Information



     11.2.1  Obligation to Furnish
     11.2.2  Responsible Officer
     11.2.3  No Material Omission
     11.2.4  Confidentiality



11.3  Financial Covenants

     11.3.1  No Indebtedness
     11.3.2  No Guaranties

11.4  Affirmative Covenants

     11.4.1   Maintenance of Existence
     11.4.2   Materials
     11.4.3   Compliance with Legal Requirements and
              Applicable Agreements
     11.4.4   Books and Records
     11.4.5   Participation in Third Party Payor Programs
     11.4.6   Conduct of its Business
     11.4.7   Address
     11.4.8   Subordination of Affiliate Transactions
     11.4.9   Inspection
     11.4.10  Additional Property



11.5   Additional Negative Covenants

     11.5.1   Restrictions Relating to Lessee
     11.5.2   No Liens
     11.5.3   Limits on Affiliate Transactions
     11.5.4   Intentionally Omitted
     11.5.5   No Default
     11.5.6   Intentionally Omitted
     11.5.7   Intentionally Omitted
     11.5.8   ERISA
     11.5.9   Forgiveness of Indebtedness
     11.5.10  Value of Assets
     11.5.11  Changes in Fiscal Year and Accounting Procedures
     11.5.12  Changes in Executive Officers

ARTICLE 12 INSURANCE AND INDEMNITY

12.1   General Insurance Requirements


     12.1.1   Types and Amounts of Insurance
     12.1.2   Insurance Company Requirements
     12.1.3   Policy Requirements
     12.1.4   Notices; Certificates and Policies
     12.1.5   Lessor's Right to Place Insurance
     12.1.6   Payment of Proceeds
     12.1.7   Irrevocable Power of Attorney
     12.1.8   Blanket Policies
     12.1.9   No Separate Insurance
     12.1.10  Assignment of Unearned Premiums

12.2   Indemnity

     12.2.1  Indemnification
     12.2.2  Indemnified Parties
     12.2.3  Limitation on Lessor Liability
     12.2.4  Risk of Loss

ARTICLE 13 FIRE AND CASUALTY

13.1  Restoration Following Fire or Other Casualty


     13.1.1  Following Fire or Casualty
     13.1.2  Procedures
     13.1.3  Disbursement of Insurance Proceeds



13.2   Disposition of Insurance Proceeds

     13.2.1  Proceeds To Be Released To Pay For Work
     13.2.2  Proceeds Not To Be Released
     13.2.3  Lessee Responsible for Short-Fall



13.3   Tangible Personal Property
13.4   Restoration of Certain Improvements and the
         Tangible Personal Property
13.5   No Abatement of Rent
13.6   Termination of Certain Rights
13.7   Waiver
13.8   Application of Rent Loss and/or Business Interruption Insurance
13.9   Obligation To Account

ARTICLE 14 CONDEMNATION

14.1  Parties' Rights and Obligations
14.2  Total Taking
14.3  Partial or Temporary Taking
14.4  Restoration
14.5  Award Distribution
14.6  Control of Proceedings



ARTICLE 15 PERMITTED CONTESTS

15.1  Lessee's Right to Contest
15.2  Lessor's Cooperation
15.3  Lessee's Indemnity



ARTICLE 16 DEFAULT

16.1  Events of Default
16.2  Remedies
16.3  Damages
16.4  Lessee Waivers
16.5  Application of Funds
16.6  Intentionally Omitted
16.7  Lessor's Right to Cure
16.8  No Waiver by Lessor
16.9  Right of Forbearance
16.10 Cumulative Remedies



ARTICLE 17 SURRENDER OF LEASED PROPERTY OR LEASE; HOLDING OVER

17.1  Surrender
17.2  Transfer of Permits and Contracts
17.3  No Acceptance of Surrender
17.4  Holding Over



ARTICLE 18 PURCHASE OF THE LEASED PROPERTY

18.1   Purchase of the Leased Property
18.2   Appraisal



     18.2.1  Designation of Appraisers
     18.2.2  Appraisal Process
     18.2.3  Specific Enforcement and Costs

ARTICLE 19 SUBLETTING AND ASSIGNMENT

19.1   Subletting and Assignment
19.2   Attornment

ARTICLE 20 TITLE TRANSFERS AND LIENS GRANTED BY LESSOR

20.1   No Merger of Title
20.2   Transfers by Lessor
20.3   Lessor May Grant Liens
20.4   Subordination and Non-Disturbance

ARTICLE 21 LESSOR OBLIGATIONS

21.1   Quiet Enjoyment
21.2   Memorandum of Lease
21.3   Default by Lessor

ARTICLE 22 NOTICES

ARTICLE 23 INTENTIONALLY OMITTED

ARTICLE 24 MISCELLANEOUS PROVISIONS


24.1   Broker's Fee Indemnification
24.2   No Joint Venture or Partnership
24.3   Amendments, Waivers and Modifications
24.4   Captions and Headings
24.5   Time is of the Essence
24.6   Counterparts
24.7   Entire Agreement
24.8   WAIVER OF JURY TRIAL
24.9   Successors and Assigns
24.10  No Third Party Beneficiaries
24.11  Governing Law
24.12  General

EXHIBIT A    LEGAL DESCRIPTION OF THE LAND
EXHIBIT B    PERMITTED ENCUMBRANCES
EXHIBIT C    NATIONAL ACCOUNTS AND LOCAL DISCOUNTS
EXHIBIT D    OPEN COST REPORTS
EXHIBIT E    RATE LIMITATIONS
EXHIBIT F    FREE CARE REQUIREMENTS
EXHIBIT G    CURRENT RATES

                            FACILITY LEASE AGREEMENT

    This FACILITY LEASE AGREEMENT ("Lease") is dated as of the _____ day of _______________, 19__ and is between ______________ ("Lessor"), a Delaware corporation having its principal office at 197 First Avenue, Needham Heights, Massachusetts 02194, and Chancellor of _______________ Inc. ("Lessee"), a Delaware corporation, having its principal office at 197 First Avenue, Needham, Massachusetts 02194.

                                    ARTICLE 1

                 LEASED PROPERTY; TERM; CONSTRUCTION; EXTENSIONS

    1.1 Leased Property. Upon and subject to the terms and conditions hereinafter set forth, the Lessor leases to the Lessee and the Lessee rents and leases from the Lessor all of the Lessor's rights and interests in and to the following real and personal property (collectively, the "Leased Property"):

        (a) the real property described in EXHIBIT A attached hereto (the
"Land");

        (b) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines, and parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the "Leased Improvements");

        (c) all easements, rights and appurtenances of every nature and description now or hereafter relating to or benefiting any or all of the Land and the Leased Improvements; and

        (d) all equipment, machinery, building fixtures, and other items of property (whether realty, personalty or mixed), including all components thereof, now or hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tangible Personal Property (as hereinafter defined) which are not permanently affixed to or incorporated in the Leased Property (collectively, the "Fixtures");

    The Leased Property is leased in its present condition, AS IS, without representation or warranty of any kind, express or implied, by the Lessor and subject to: (i) the rights of parties in possession; (ii) the existing state of title including all covenants, conditions, Liens (as hereinafter defined) and other matters of record (including, without limitation, the matters set forth in EXHIBIT B); (iii) all applicable laws and (iv) all matters, whether or not of a similar nature, which would be disclosed by an inspection of the Leased Property or by an accurate survey thereof.

    1.2 Term. The term of this Lease shall consist of: the "Initial Term", which shall commence on __________ ___ ___ (the "Commencement Date") and end on _______ __ _______________ (the "Expiration Date"); provided, however, that this Lease may be sooner terminated as hereinafter provided. In addition, the Lessee shall have the option(s) to extend the Term (as hereinafter defined) as provided for in Section 1.3.

    1.3 Extended Terms. Provided that this Lease has not been previously terminated, and as long as there exists no Lease Default (as hereinafter defined) at the time of exercise and on the last day of the Initial Term or the then current Extended Term (as hereinafter defined), as the case may be, the Lessee is hereby granted the option to extend the Initial Term of this Lease for three (3) additional periods (collectively, the "Extended Terms") as follows: three (3) successive five (5) year periods for a maximum Term, if all such options are exercised, which ends on ___________ __, ____. The Lessee's extension options shall be exercised by the Lessee by giving written notice to the Lessor of each such extension at least one hundred eighty (180) days, but not more than three hundred sixty (360) days, prior to the termination of the Initial Term or the then current Extended Term, as the case may be. The Lessee shall have no right to rescind any such notice once given. The Lessee may not exercise its option for more than one Extended Term at a time. During each effective Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the Base Rent (as hereinafter defined) for each such Extended Term shall be adjusted as set forth in
Section 3.1.1(b).

                                    ARTICLE 2

                      DEFINITIONS AND RULES OF CONSTRUCTION

    2.1 Definitions. For all purposes of this Lease and the other Lease Documents (as hereinafter defined), except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and (ii) all references in this Lease or any of the other Lease Documents to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease or the other applicable Lease Document.

    Accounts: As defined in the UCC.

    Accreditation Body: Persons having or claiming jurisdiction over the accreditation, certification, evaluation or operation of the Facility.

    Additional Charges: As defined in Article 3.

    Additional Land: As defined in Section 9.3.

    Affiliate: With respect to any Person (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person or (iii) any officer, director, employee, general partner or trustee of such Person, or any other Person controlling, controlled by, or under common control with, such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

    Appurtenant Agreements: Collectively, all instruments, documents and other agreements that now or hereafter create any utility, access or other rights or appurtenances benefiting or relating to the Leased Property.

    Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

    Bankruptcy Code: Subsection 365(h) of the United States Bankruptcy Code, 11 U.S.C. [S]365(h), as the same may hereafter be amended and including any successor provision thereto.

    Base Rent: As defined in Section 3.1.

    Business Day: Any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America, the Commonwealth of Massachusetts, the State or the state in which the Lessor's depository bank is located.

    Capital Additions: Collectively, all new buildings and additional structures annexed to any portion of any of the Leased Improvements and material expansions of any of the Leased Improvements which are constructed on any portion of the Land during the Term, including, without limitation, the construction of a new wing or new story, the renovation of any of the Leased Improvements on the Leased Property in order to provide a functionally new facility that is needed or used to provide services not previously offered and any expansion, construction, renovation or conversion or in order to (i) increase the unit capacity of a Facility, (ii) change the purpose for which such beds are utilized and/or (iii) change the utilization of any material portion of any of the Leased Improvements.

    Capital Addition Cost: The cost of any Capital Addition made by the Lessee whether paid for by the Lessee or the Lessor. Such cost shall include all costs and expenses of every nature whatsoever incurred directly or indirectly in connection with the development, permitting, construction and financing of a Capital Addition as reasonably determined by, or to the reasonable satisfaction of, the Lessor.

    Casualty: As defined in Section 13.1.

    Chattel Paper: As defined in the UCC.

    Code: The Internal Revenue Code of 1986, as amended.

    Commencement Date: As defined in Section 1.2.

    Condemnation: With respect to the Leased Property or any interest therein or right accruing thereto or use thereof (i) the exercise of any Governmental Authority, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by the Lessor to any Condemnor, either under threat of Condemnation or Taking or while legal proceedings for Condemnation or Taking are pending.

    Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

    Consolidated and Consolidating: The consolidated and consolidating accounts of the relevant Person and its Subsidiaries consolidated in accordance with GAAP.

    Consolidated Financials: For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP, and disclosing all liabilities of such Person and its consolidated Subsidiaries, including, without limitation, contingent liabilities.

    Consultants: Collectively, the architects, engineers, inspectors, surveyors and other consultants that are engaged from time to time by the Lessor to perform services for the Lessor in connection with this Lease.

    Contracts: All agreements (including, without limitation, Provider Agreements and Patient Admission Agreements), contracts, (including without limitation, construction contracts, subcontracts, and architects' contracts,) contract rights, warranties and representations, franchises, and records and books of account benefiting, relating to or affecting the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession, or operation thereof, or the operation of any programs or services in conjunction with the Leased Property and all renewals, replacement and substitutions therefor, now or hereafter issued by or entered into with any Governmental Authority, Accreditation Body or Third Party Payor or maintained or used by any member of the Leasing Group or entered into by any member of the Leasing Group with any third Person.

    Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

    Documents: As defined in the UCC.

    Encumbrance: As defined in Section 20.3.

    Environmental Laws: Collectively, all Legal Requirements applicable to (i) environmental conditions on, under or emanating from the Leased Property and
(ii) the generation, storage, transportation, utilization, disposal, management or release (whether or not on, under or from the Leased Property) of Hazardous Substances by the Lessee.

    ERISA: The Employment Retirement Income Security Act of 1974, as amended.

    Event of Default: As defined in Article 16.

    Expiration Date: As defined in Section 1.2.

    Extended Terms: As defined in Section 1.3.

    Facility: The ____________ unit, [INSERT DESCRIPTION OF FACILITY] facility [OPTIONAL: to be] known as [INSERT NAME] [OPTIONAL: to be constructed] on the Land (together with related parking and other amenities)].


    Failure to Operate: As defined in Article 16.

    Failure to Perform: As defined Article 16.

    Fair Market Added Value: The Fair Market Value of the Leased Property (including all Capital Additions) minus the Fair Market Value of the Leased Property determined as if no Capital Additions paid for by the Lessee had been constructed.

    Fair Market Value of the Capital Addition: The amount by which the Fair Market Value of the Leased Property upon the completion of a particular Capital Addition exceeds the Fair Market Value of the Leased Property just prior to the construction of the particular Capital Addition.

    Fair Market Value of the Leased Property: The fair market value of the Leased Property, including all Capital Additions, and including the Land and all other portions of the Leased Property, and (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Section 18.2 or in such other manner as shall be mutually acceptable to the Lessor and the Lessee (including, without limitation, as a negotiated percentage of total project costs) and (c) not taking into account any reduction in value resulting from any Lien to which the Leased Property is subject and which Lien the Lessee or the Lessor is otherwise required to remove at or prior to closing of the transaction. However, the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment provisions and other terms and conditions of any Lien on the Leased Property which is not so required or agreed to be removed shall be taken into account in determining the Fair Market Value of the Leased Property. The Fair Market Value shall be determined as the overall value based on due consideration of the "income" approach, the "comparable sales" approach, and the "replacement cost" approach.

    Fair Market Value of the Material Structural Work: The amount by which the Fair Market Value of the Leased Property upon the completion of any particular Material Structural Work exceeds the Fair Market Value of the Leased Property just prior to the construction of the applicable Material Structural Work.

    Fee Mortgage: As defined in Section 20.3.

    Fee Mortgagee: As defined in Section 20.3.

    Financing Party: Any Person who is or may be participating with the Lessor in any way in connection with the financing of any Capital Addition.

    Fiscal Quarter: Each of the three (3) month periods commencing on January 1st, April 1st, July 1st and October 1st.

    Fiscal Year: The twelve (12) month period from January 1st to December 31st.

    Fixtures: As defined in Article 1.

    GAAP: Generally accepted accounting principles, consistently applied throughout the relevant period.

    General Intangibles: As defined in the UCC.

    Governmental Authorities: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence.

    Gross Revenues: Collectively, all revenues generated by reason of the operation of the Leased Property (including any Capital Additions), whether or not directly or indirectly received or to be received by the Lessee, including, without limitation, all resident revenues received or receivable for the use of, or otherwise by reason of, all rooms, units and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on or from the Leased Property and further including, without limitation, except as otherwise specifically provided below, any consideration received under any subletting, licensing, or other arrangements with any Person relating to the possession or use of the Leased Property and all revenues from all ancillary services provided at or relating to the Leased Property; provided, however, that Gross Revenues shall not include non-operating revenues such as interest income or gain from the sale of assets not sold in the ordinary course of business; and provided, further, that there shall be excluded or deducted (as the case may be) from such revenues:

        (i) contractual allowances (relating to any period during the Term of this Lease and thereafter until the Rent hereunder is paid in full) for billings not paid by or received from the appropriate Governmental Agencies or Third Party Payors,

        (ii) allowances according to GAAP for uncollectible accounts,

        (iii) all proper resident billing credits and adjustments according to GAAP relating to health care accounting,

        (iv) federal, state or local sales, use, gross receipts and excise taxes and any tax based upon or measured by said Gross Revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately,

        (v) provider discounts for hospital or other medical facility utilization contracts;

        (vi) the cost of any federal, state or local governmental program imposed specially to provide or finance indigent patient care (other than Medicare, Medicaid and the like); and

        (vii) deposits refundable to residents of the Facility.

       To the extent that the Leased Property is subleased or occupied by an Affiliate of the Lessee, Gross Revenues calculated for all purposes of this Lease shall include the Gross Revenues of such Sublessee with respect to the premises demised under the applicable Sublease (i.e., the Gross Revenues generated from the operations conducted on such subleased portion of the Leased Property) and the rent received or receivable from such Sublessee pursuant to such Subleases shall be excluded from Gross Revenues for all such purposes. As to any Sublease between the Lessee and a non-Affiliate of the Lessee, only the rental actually received by the Lessee from such non-Affiliate shall be included in Gross Revenues.

        Hazardous Substances: Collectively, (i) any "hazardous material," "hazardous substance," "hazardous waste," "oil," "regulated substance," "toxic substance," "restricted hazardous waste", "special waste" or words of similar import as defined under any of the Environmental Laws; (ii) asbestos in any form; (iii) urea formaldehyde foam insulation; (iv) polychlorinated biphenyl
(v) radon gas; (vi) flammable explosives; (vii) radioactive materials; (viii) any chemical, containment, solvent, material, pollutant or substance that may be dangerous or detrimental to the Leased Property, the environment, or the health and safety of the residents and other occupants of the Leased Property or of the owners or occupants of any other real property nearby the Leased Property and
(iv) any substance, the generation, storage, transportation, utilization, disposal, management, release or location of which, on, under or from the Leased Property is prohibited or otherwise regulated pursuant to any of the Environmental Laws.

        Impositions: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of the Lessor, all ad valorem, property, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water and sewer rents, water charges or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), transfer taxes and recordation taxes imposed as a result of this Lease or any extensions hereof, and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of either or both of the Leased Property and the Rent (including all interest and penalties thereon due to any failure in payment by the Lessee), which at any time prior to, during or in respect of the Term hereof and thereafter until the Leased Property is surrendered to the Lessor as required by the terms of this Lease, may be assessed or imposed on or in respect of or be a Lien upon (a) the Lessor or the Lessor's interest in the Leased Property, (b) the Leased Property or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property. Notwithstanding the foregoing, nothing contained in this Lease shall be construed to require the Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on the Lessor or any other Person, except the Lessee or its successors, (2) any net revenue tax of the Lessor or any other Person, except the Lessee and its successors, (3) any tax imposed with respect to the sale, exchange or other disposition by the Lessor of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased Property; provided, however, the provisos set forth in clauses (1) and (2) of this sentence shall not be applicable to the extent that any tax, assessment, tax levy or charge which the Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof. In computing the amount of any franchise tax or capital stock tax which may be or become an Imposition, the amount payable by the Lessee shall be equitably apportioned based upon all properties owned by the Lessor that are located within the particular jurisdiction subject to any such tax.

        Indebtedness: The total of all obligations of a Person, whether current or long-term, which in accordance with GAAP would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include (i) all capital lease obligations and (ii) all guarantees, endorsements (other than for collection of instruments in the ordinary course of business), or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement contingent or otherwise to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

        Indemnified Parties: As defined in Section 12.2.

        Index: The rate of interest of actively traded marketable United States Treasury Securities bearing a fixed rate of interest adjusted for a constant maturity of five (5) years as calculated by the Federal Reserve Board.

       Initial Term: As defined in Section 1.2.

       Instruments: As defined in the UCC.

        Insurance Requirements: All terms of any insurance policy required by this Lease, all requirements of the issuer of any such policy with respect to the Leased Property and the activities conducted thereon and the requirements of any insurance board, association or organization or underwriters' regulations pertaining to the Leased Property.

       Land: As defined in Article 1.

       Lease: As defined in the preamble of this Lease.

       Lease Default: The occurrence of any default or breach of condition continuing beyond any applicable notice and/or grace periods under this Lease and/or any of the other Lease Documents.

       Lease Documents: Collectively, this Lease, and any and all other instruments, documents, certificates or agreements now or hereafter (i) executed or furnished by any member of the Leasing Group in connection with the transactions evidenced by this Lease and/or any of the foregoing documents and/or (ii) evidencing or securing any of the Lessee's obligations relating to the Leased Property, including, without limitation, the Lessee's obligations hereunder.

        Lease Obligations: Collectively, all indebtedness, covenants, liabilities, obligations, agreements and undertakings (other than the Lessor's obligations) under this Lease and the other Lease Documents.

        Leased Improvements: As defined in Article 1.

        Leased Property: As defined in Article 1.

        Leasing Group: Collectively, the Lessee, any Sublessee and any Manager.

        Legal Requirements: Collectively, all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use and health-care licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor affecting the Lessor, any member of the Leasing Group or the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with the Leased Property, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to the Leased Property, (ii) in any way affect (adversely or otherwise) the use and enjoyment of the Leased Property or (iii) require the assessment, monitoring, clean-up, containment, removal, remediation or other treatment of any Hazardous Substances on, under or from the Leased Property. Without limiting the foregoing, the term Legal Requirements includes all Environmental Laws and shall also include all Permits and Contracts issued or entered into by any Governmental Authority, any Accreditation Body and/or any Third Party Payor and all Permitted Encumbrances.

        Lessee: As defined in the preamble of this Lease and its successors and assigns.

        Lessee's Election Notice: As defined in Section 14.3.

        Lessor: As defined in the preamble of this Lease and its successors and assigns.

        Lessor's Investment: The sum of (i) _________ plus (ii) the aggregate amount of all Subsequent Investments.

        Lien: With respect to any real or personal property, any mortgage, easement, restriction, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

        Limited Parties: As defined in Section 11.5; provided, however, in no event shall the term Limited Parties include any Person in its capacity as a shareholder of a public entity, unless such shareholder is a member of the Leasing Group or an Affiliate of any member of the Leasing Group.

        Managed Care Plans: All health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans, and similar arrangements.

        Management Agreement: Any agreement, whether written or oral, between the Lessee or any Sublessee and any other Person pursuant to which the Lessee or such Sublessee provides any payment, fee or other consideration to any other Person to operate or manage the Facility.

        Manager: Any Person who has entered into a Management Agreement with the Lessee or any Sublessee.

        Material Structural Work: Any (i) structural alteration, (ii) structural repair or (iii) structural renovation to the Leased Property that would, require (a) the design and/or involvement of a structural engineer and/or architect and/or (b) the issuance of a Permit.

        Medicaid: The medical assistance program established by Title XIX of the Social Security Act (42 USC [ss] 1396 et seq.) and any statute succeeding thereto.

        Medicare: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC [ss] 1395 et seq.) and any statute succeeding thereto.

       Monthly Deposit Date: As defined in Section 4.6.

        Net Income (or Net Loss): The net income (or net loss, expressed as a negative number) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with GAAP.

        Obligations: Collectively, the Lease Obligations and the Related Party Obligations.

        Officer's Certificate: A certificate of the Lessee signed on behalf of the Lessee by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of the Lessee, or another officer authorized to so sign by the Board of Directors or By-Laws of the Lessee, or any other Person whose power and authority to act has been authorized by delegation in writing by any of the Persons holding the foregoing offices.

        Overdue Rate: On any date, a rate of interest per annum equal to the greater of: (i) a variable rate of interest per annum equal to one hundred twenty percent (120%) of the Prime Rate, or (ii) eighteen percent (18%) per annum; provided, however, in no event shall the Overdue Rate be greater than the maximum rate then permitted under applicable law to be charged by the Lessor.

        PBGC: Pension Benefit Guaranty Corporation,

        Permits: Collectively, all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditations, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements benefiting, relating or affecting the Leased Property or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Leased Property and all renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor to any member of the Leasing Group, or maintained or used by any member of the Leasing Group, or entered into by any member of the Leasing Group with any third Person.

        Permitted Encumbrances: As defined in Section 10.1.

        Permitted Prior Security Interests: As defined in Section 6.1.

        Person: Any individual, corporation, general partnership, limited partnership, joint venture, stock company or association, company, bank, trust, trust company, land trust, business trust, unincorporated organization, unincorporated association, Governmental Authority or other entity of any kind or nature.

       Plans and Specifications: As defined in Section 13.1.

       Primary Intended Use: The use of the Facility as a [    ] facility with
________ ( ) units or such additional number of units as may hereafter be permitted under this Lease, and such ancillary uses as are permitted by law and may be necessary in connection therewith or incidental thereto.

        Prime Rate: The variable rate of interest per annum from time to time announced by the Reference Bank as its prime rate of interest and in the event that the Reference Bank no longer announces a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any other major bank or other financial institution reasonably selected by the Lessor.

       Principal Place of Business: As defined in Section 10.1.

       Proceeds: As defined in the UCC.

       Provider Agreements: All participation, provider and reimbursement agreements or arrangements now or hereafter in effect for the benefit of the Lessee or any Sublessee in connection with the operation of the Facility relating to any right of payment or other claim arising out of or in connection with the Lessee's or such Sublessee's participation in any Third Party Payor Program.


       Purchaser: As defined in Section 11.5.

       Receivables: Collectively, all (i) Instruments, Documents, Accounts, Proceeds, General Intangibles and Chattel Paper and (ii) rights to payment for goods sold or leased or services rendered by the Lessee or any other party, whether now in existence or arising from time to time hereafter and whether or not yet earned by performance, including, without limitation, obligations evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness.

       Reference Bank: [______________]

       Rent: Collectively, the Base Rent, the Additional Charges and all other sums payable under this Lease and the other Lease Documents.

       Rent Adjustment Date: Each ___ anniversary of the Commencement Date during the Term of the Lease, including, without limitation, any Extended Terms.

       Rent Insurance Proceeds: As defined in Section 13.8.

       Residence Agreements: All contracts, agreements and consents executed by or on behalf of any resident or other Person seeking services at the Facility, including, without limitation, assignments of benefits and guarantees.

       Retainage: As defined in Section 13.1.

       State: The state or commonwealth in which the Leased Property is located.

       Sublease: Collectively, all subleases, licenses, use agreements, concession agreements, tenancy at will agreements, room rentals, rentals of other facilities of the Leased Property and all other occupancy agreements of every kind and nature, whether oral or in writing, now in existence or subsequently entered into by the Lessee, encumbering or affecting the Leased Property.

       Sublessee: Any sublessee, licensee, concessionaire, tenant or other occupant under any of the Subleases, but, excluding any resident of the Facility under any Resident Agreement.

       Subsequent Investments: The aggregate amount of all sums expended and liabilities incurred by the Lessor in connection with Capital Additions.

       Subsidiary or Subsidiaries: With respect to any Person, any corporation or other entity of which such Person, directly, or indirectly, through another entity or otherwise, owns, or has the right to control or direct the voting of, fifty percent (50%) or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

       Taking: A taking or voluntary conveyance during the Term of the Leased Property, or any interest therein or right accruing thereto, or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

       Tangible Net Worth: An amount determined in accordance with GAAP equal to the total assets of any Person, excluding the total intangible assets of such Person, minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense and experimental and development expenses).

       Tangible Personal Property: All machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, and other personal property owned or leased (pursuant to equipment leases) by the Lessee and used in connection with the operation of the Leased Property.

       Term: Collectively, the Initial Term and each Extended Term which has become effective pursuant to Section 1.3, as the context may require, unless earlier terminated pursuant to the provisions hereof.

       Third Party Payor Programs: Collectively, all third party payor programs in which the Lessee or any Sublessee presently or in the future may participate, including without limitation, Medicare, Medicaid, Champus, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance plans and employee assistance programs.

       Third Party Payors: Collectively, Medicare, Medicaid, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor Programs.

       UCC: The Uniform Commercial Code as in effect from time to time in the [INSERT STATE].

       Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.

       United States Treasury Securities: The uninsured treasury securities issued by the United States Federal Reserve Bank.

       Unsuitable For Its Primary Intended Use: As used anywhere in this Lease, the term "Unsuitable For Its Primary Intended Use" shall mean that, by reason of Casualty, or a partial or temporary Taking by Condemnation, in the good faith judgment of the Lessor, the Facility cannot be operated on a commercially practicable basis for the Primary Intended Use, taking into account, among other relevant factors, the number of usable units affected by such Casualty or partial or temporary Taking.

       Work: As defined in Section 13.1.

       Work Certificates: As defined in Section 13.1.

       2.2 Rules of Construction. The following rules of construction shall apply to the Lease and each of the other Lease Documents: (a) references to

"herein", "hereof" and "hereunder" shall be deemed to refer to this Lease or the other applicable Lease Document, and shall not be limited to the particular text or section or subsection in which such words appear; (b) the use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require; (c) references to the Lessor's attorneys shall be deemed to include, without limitation, special counsel and local counsel for the Lessor; (d) reference to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff; (e) references to Leased Property shall be deemed to include references to all of the Leased Property and references to any portion thereof;
(f) references to the Lease Obligations shall be deemed to include references to all of the Lease Obligations and references to any portion thereof; (g) references to the Obligations shall be deemed to include references to all of the Obligations and references to any portion thereof; (h) the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all of the items or matters that could reasonably fall within the broadest scope of the general statement; (i) any requirement that financial statements be Consolidated in form shall apply only to such financial statements as relate to a period during any portion of which the relevant Person has one or more Subsidiaries; (j) all accounting terms not specifically defined in the Lease Documents shall be construed in accordance with GAAP and (k) all exhibits annexed to any of the Lease Documents as referenced therein shall be deemed incorporated in such Lease Document by such annexation and/or reference.

                                    ARTICLE 3

                                      RENT

        3.1 Rent for Land, Leased Improvements, Related Rights and Fixtures. The Lessee will pay to the Lessor, in lawful money of the United States of America, at the Lessor's address set forth herein or at such other place or to such other Person as the Lessor from time to time may designate in writing, rent for the Leased Property, as follows: The Lessee shall pay to the Lessor a base rent (the "Base Rent") per annum that is equal to [INSERT AMOUNT DOLLARS ($ )] and that is payable in advance in equal, consecutive monthly installments due on the first day of each calendar month, commencing on _________; provided, however, that on each Rent Adjustment Date, the Base Rent shall be adjusted to equal the Base Rent then in effect multiplied by __________.

        3.2    Intentionally Omitted.

        3.3    Intentionally Omitted.

        3.4 Additional Charges. Subject to the rights to contest as set forth in Article 15, in addition to the Base Rent, (a) the Lessee will also pay and discharge as and when due and payable all Impositions, all amounts, liabilities and obligations under the Appurtenant Agreements due from or payable by the owner of the Leased Property, all amounts, liabilities and obligations under the Permitted Encumbrances due from or payable by the owner of the Leased Property and all other amounts, liabilities and obligations which the Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of the Lessee to pay any of those items referred to in clause (a) above, the Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and the Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as well as the Base Rent. To the extent that the Lessee pays any Additional Charges to the Lessor pursuant to any requirement of this Lease, the Lessee shall be relieved of its obligation to pay such Additional Charges to any other Person to which such Additional Charges would otherwise be due.

        3.5    Intentionally Omitted.

        3.6 Net Lease. The Rent shall be paid absolutely net to the Lessor, so that this Lease shall yield to the Lessor the full amount of the installments of Base Rent and Additional Charges throughout the Term.

        3.7    No Lessee Termination or Offset.

        3.7.1 No Termination. Except as may be otherwise specifically and expressly provided in this Lease, the Lessee, to the extent not prohibited by applicable law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of the Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of the Lessor and the Lessee be otherwise affected by reason of (a) any Casualty or any Taking of the Leased Property,
 (b) the lawful or unlawful prohibition of, or restriction upon, the Lessee's use of the Leased Property or the interference with such use by any Person (other than the Lessor, except to the extent permitted hereunder) or by reason of eviction by paramount title; (c) any claim that the Lessee has or might have against the Lessor, (d) any default or breach of any warranty by the Lessor under this Lease or any other Lease Document, (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting the Lessor or any assignee or transferee of the Lessor or (f) any other cause whether similar or dissimilar to any of the foregoing, other than a discharge of the Lessee from any of the Lease Obligations as a matter of law.

       3.7.2 Waiver. The Lessee to the fullest extent not prohibited by applicable law, hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (a) modify, surrender or terminate this Lease or quit or surrender the Leased Property or (b) entitle the Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by the Lessee hereunder, except as otherwise specifically and expressly provided in this Lease.

       3.7.3 Independent Covenants. The obligations of the Lessor and the Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by the Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or (except in those instances where the obligation to pay expressly survives the termination of this Lease) by termination of this Lease other than by reason of an Event of Default.

        3.8 Abatement of Rent Limited. There shall be no abatement of Rent on account of any Casualty, Taking or other event, except that in the event of a partial Taking or a temporary Taking as described in Section 14.3, the Base Rent shall be abated as follows: (a) in the case of such a partial Taking, Base Rent then due during the Lease Year in which such Taking occurs shall be reduced to equal the product of (i) the then current Base Rent multiplied by
 (ii) the difference between one minus a fraction the numerator of which is the Award, the denominator of which is the fair Market Value of the Leased Property, and (b) in the case of such a temporary Taking, by reducing the Base Rent for the period of such a temporary Taking, by the net amount of the Award received by the Lessor.

       For the purposes of this Section 3.8, the "net amount of the Award received by the Lessor" shall mean the Award paid to the Lessor on account of such Taking, minus all costs and expenses incurred by the Lessor in connection therewith, and minus any amounts paid to or for the account of the Lessee to reimburse for the costs and expenses of reconstructing the Facility following such Taking in order to create a viable and functional Facility under all of the circumstances.

                                    ARTICLE 4

                         IMPOSITIONS; TAXES; UTILITIES;
                               INSURANCE PAYMENTS

       4.1   Payment of Impositions.

       4.1.1 Lessee To Pay. Subject to the provisions of Section 4.1.2 and
Article 15, the Lessee will pay or cause to be paid all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authority where feasible, and the Lessee will promptly furnish the Lessor copies of official receipts or other satisfactory proof evidencing payment not later than the last day on which the same may be paid without penalty or interest.

       4.1.2 Installment Elections. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), the Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof (subject to the Lessee's right to contest pursuant to the provisions of Section 4.1.5 below) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

        4.1.3 Returns and Reports. The Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by Governmental Authorities in respect of the Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and the Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Governmental Authorities. The Lessor and the Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event that any Governmental Authority classifies any property covered by this Lease as personal property, the Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. The Lessor, to the extent it possesses the same, and the Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any portion of Leased Property so classified as personal property. Where the Lessor is legally required to file personal property tax returns, if the Lessee notifies the Lessor of the obligation to do so in each year at least thirty
 (30) days prior to the date any protest must be filed, the

Lessee will be provided with copies of assessment notices so as to enable the Lessee to file a protest.

       4.1.4 Refunds. If no Lease Default shall have occurred and be continuing, any refund due from any taxing authority in respect of any Imposition paid by the Lessee shall be paid over to or retained by the Lessee. If a Lease Default shall have occurred and be continuing, at the Lessor's option, such funds shall be paid over to the Lessor and/or retained by the Lessor and applied toward the Obligations in accordance with the Lease Documents and/or the Related Party Agreements.

       4.1.5 Protest. Upon giving notice to the Lessor, at the Lessee's option and sole cost and expense, and subject to compliance with the provisions of
Article 15, the Lessee may contest, protest, appeal, or institute such other proceedings as the Lessee may deem appropriate to effect a reduction of any Imposition and the Lessor, at the Lessee's cost and expense as aforesaid, shall fully cooperate in a reasonable manner with the Lessee in connection with such protest, appeal or other action.

       4.2 Notice of Impositions. The Lessor shall give prompt notice to the Lessee of all Impositions payable by the Lessee hereunder of which the Lessor at any time has knowledge, but the Lessor's failure to give any such notice shall in no way diminish the Lessee's obligations hereunder to pay such Impositions.

       4.3 Adjustment of Impositions. Impositions imposed in respect of the period during which the expiration or earlier termination of the Term occurs shall be adjusted and prorated between the Lessor and the Lessee, whether or not such Impositions are imposed before or after such expiration or termination, and the Lessee's obligation to pay its prorated share thereof shall survive such expiration or termination.

       4.4 Utility Charges. The Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone and other utilities used in the Leased Property during the Term and thereafter until the Lessee surrenders the Leased Property in the manner required by this Lease.

       4.5 Insurance Premiums. The Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to
Article 12 during the Term, and thereafter until the Lessee yields up the Leased Property in the manner required by this Lease. All such premiums shall be paid annually in advance and the Lessee shall furnish the Lessor with evidence satisfactory to the Lessor that all such premiums have been so paid prior to the commencement of the Term and thereafter at least thirty (30) days prior to the due date of each premium which thereafter becomes due. Notwithstanding the foregoing, the Lessee may pay such insurance premiums to the insurer in monthly installments so long as the applicable insurer is contractually obligated to give the Lessor not less than a sixty (60) days notice of non-payment and so long as no Lease Default has occurred and is continuing. In the event of the failure of the Lessee either to comply with the insurance requirements in
Article 12, or to
pay the premiums for such insurance, or to deliver such policies or certificates thereof to the Lessor at the times required hereunder, the Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be a demand obligation of the Lessee to the Lessor.

       4.6 Deposits.

       4.6.1 Lessor's Option. At the option of the Lessor, which may be exercised at any time, the Lessee shall, upon written request of the Lessor, on the first day on the calendar month immediately following such request, and on the first day of each calendar month thereafter during the Term (each of which dates is referred to as a "Monthly Deposit Date"), pay to and deposit with the Lessor a sum equal to one-twelfth (1/12th) of the Impositions to be levied, charged, filed, assessed or imposed upon or against the Leased Property within one (1) year after said Monthly Deposit Date and a sum equal to one-twelfth (1/12th) of the premiums for the insurance policies required pursuant to Article 12 which are payable within one (1) year after said Monthly Deposit Date. If the amount of the Impositions to be levied, charged, assessed or imposed or insurance premiums to be paid within the ensuing one (1) year period shall not be fixed upon any Monthly Deposit Date, such amount for the purpose of computing the deposit to be made by the Lessee hereunder shall be estimated by the Lessor with an appropriate adjustment to be promptly made between the Lessor and the Lessee as soon as such amount becomes determinable. In addition, the Lessor may, at its option, from time to time require that any particular deposit be greater than one-twelfth (1/12th) of the estimated amount payable within one (1) year after said Monthly Deposit Date, if such additional deposit is required in order to provide to the Lessor a sufficient fund from which to make payment of all Impositions on or before the next due date of any installment thereof, or to make payment of any required insurance premiums not later than the due date thereof.

       4.6.2 Use of Deposits. The sums deposited by the Lessee under this
Section 4.6 shall be held by the Lessor and shall be applied in payment of the Impositions or insurance premiums, as the case may be, when due. Any such deposits may be commingled with other assets of the Lessor, and shall be deposited by the Lessor at such bank as the Lessor may, from time to time select, and the Lessor shall not be liable to the Lessee or any other Person (a) based on the Lessor's (or such bank's) choice of investment vehicles, (b) for any consequent loss of principal or interest or (c) for any unavailability of funds based on such choice of investment. Furthermore, the Lessor shall bear no responsibility for the financial condition of, nor any act or omission by, the Lessor's depository bank. The income from such investment or interest on such deposit shall be paid to the Lessee on a semi-annual basis as long as no Lease Default has occurred and is then continuing, and as long as no fact or circumstance exists which, with the giving of notice and/or the passage of time, would constitute a Lease Default. The Lessee shall give not less than ten (10) days prior written notice to the Lessor in each instance when an Imposition or insurance premium is due, specifying the Imposition or premium to be paid and the amount thereof, the place of payment, and the last day on which the same may be paid in order to comply with the requirements of this Lease. If the Lessor, in violation of its obligations under this Lease, does not pay any Imposition or insurance premium when due, for which a sufficient deposit exists, the Lessee shall not be in default hereunder by virtue of the failure of the Lessor to pay such Imposition or such insurance premium and the Lessor shall pay any interest or fine assessed by virtue of the Lessor's failure to pay such Imposition or insurance premium.

       4.6.3 Deficits. If for any reason any deposit held by the Lessor under this Section 4.6 shall not be sufficient to pay an Imposition or insurance premium within the time specified therefor in this Lease, then, within ten (10) days after demand by the Lessor, the Lessee shall deposit an additional amount with the Lessor, increasing the deposit held by the Lessor so that the Lessor holds sufficient funds to pay such Imposition or premium in full (or in installments as otherwise provided for herein), together with any penalty or interest due thereon. The Lessor may change its estimate of any Imposition or insurance premium for any period on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other good faith reason; in which event, within ten (10) days after demand by the Lessor, the Lessee shall deposit with the Lessor the amount in excess of the sums previously deposited with the Lessor for the applicable period which would theretofore have been payable under the revised estimate.

       4.6.4 Other Properties. If any Imposition shall be levied, charged, filed, assessed, or imposed upon or against the Leased Property, and if such Imposition shall also be a levy, charge, assessment, or imposition upon or for any other real or personal property that does not constitute a part of the Leased Property, then the computation of the amounts to be deposited under this
Section 4.6 shall be based upon the entire amount of such Imposition and the Lessee shall not have the right to apportion any deposit with respect to such Imposition.

       4.6.5 Transfers. In connection with any assignment of the Lessor's interest under this Lease, the original the Lessor named herein and each successor in interest shall have the right to transfer all amounts deposited pursuant to the provisions of this Section 4.6 then in its possession to such assignee (as the subsequent holder of the Lessor's interest in this Lease) and upon such transfer, the original the Lessor named herein or the applicable successor in interest transferring the deposits shall thereupon be completely released from all liability with respect to such deposits so transferred and the Lessee shall look solely to said assignee, as the subsequent holder of the Lessor's interest under this Lease, in reference thereto. The original the Lessor named herein or the applicable successor in interest transferring the deposits shall provide written notice to the Lessee of such transfer.

       4.6.6 Security. All amounts deposited with the Lessor pursuant to the provisions of this Section 4.6 shall be held by the Lessor as additional security for the payment and performance of the Obligations and, upon the occurrence of any Lease Default, the Lessor may, in its sole and absolute discretion, apply said amounts towards payment or performance of such Obligations.

       4.6.7 Return. Upon the expiration or earlier termination of this Lease, provided, that, all of the Lease Obligations have been fully paid and performed, any sums then held by the Lessor under this Section 4.6 shall be refunded to the Lessee.

       4.6.8 Receipts. The Lessee shall deliver to the Lessor copies of all notices, demands, claims, bills and receipts in relation to the Impositions and insurance premiums immediately upon receipt thereof by the Lessee.

                                    ARTICLE 5

               OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY;
                    INSTALLATION, REMOVAL AND REPLACEMENT OF
                               PERSONAL PROPERTY;

       5.1 Ownership of the Leased Property. The Lessee acknowledges that the Leased Property is the property of the Lessor and that the Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

       5.2 Personal Property; Removal and Replacement of Personal Property.

       5.2.1 Lessee To Equip Facility. The Lessee, at its sole cost and expense, shall install, affix or assemble or place on the Leased Property, sufficient items of Tangible Personal Property, to enable the Leased Property to be operated, in accordance with the requirements of this Lease for the Primary Intended Use, and such Tangible Personal Property and replacements thereof, shall be at all times the property of the Lessee.

       5.2.2 Sufficient Personal Property. The Lessee shall maintain, during the entire Term, the Tangible Personal Property in good order and repair and shall provide at its expense all necessary replacements thereof, as may be necessary in order to operate the Leased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. In addition, the Lessee shall (a) furnish all necessary replacements of obsolete items of the Tangible Personal Property during the Term, unless the Lessee provides the Lessor with an explanation (reasonably acceptable to the Lessor) as to why such Tangible Personal Property is no longer required in connection with the operation of the Leased Property and (b) at least once a year, and more frequently if requested by the Lessor, deliver to the Lessor, a detailed inventory of all such Tangible Personal Property.

       5.2.3 Removal and Replacement; Lessor's Option to Purchase. The Lessee shall not remove from the Leased Property any one or more items of Tangible Personal Property (whether now owned or hereafter acquired), the fair market value of which exceeds TWENTY-FIVE THOUSAND DOLLARS ($25,000), individually or ONE HUNDRED THOUSAND DOLLARS ($100,000.00) collectively, except if such Tangible Personal

Property is simultaneously suitably replaced or the Lessee provides the Lessor with an explanation (reasonably satisfactory to the Lessor) as to why such Tangible Personal Property is no longer required in connection with the operation of the Leased Property. At its sole cost and expense, the Lessee shall restore the Leased Property to the condition required by Article 8, including repair of all damage to the Leased Property caused by the removal of the Tangible Personal Property, whether effected by the Lessee or the Lessor. Upon the expiration or earlier termination of this Lease, the Lessor shall have the option, which may be exercised prior to or within sixty (60) days following such expiration or termination, of (a) acquiring the Tangible Personal Property (pursuant to a bill of sale and assignments of any equipment leases, all in such forms as are reasonably satisfactory to the Lessor) upon payment of its book value (the Lessee's cost, minus depreciation), but not in excess of its fair market value or (b) requiring the Lessee to remove the Tangible Personal Property. If the Lessor exercises its option to purchase the Tangible Personal Property, the price to be paid by the Lessor shall be (i) reduced by the amount of all payments due on any equipment leases or any other Permitted Prior Security Interests assumed by the Lessor and (ii) applied to the Lease Obligations before any payment to the Lessee. If the Lessor requires the removal of the Tangible Personal Property, then all of the Tangible Personal Property that is not removed by the Lessee within ten (10) days following such request shall be considered abandoned by the Lessee and may be appropriated, sold, destroyed or otherwise disposed of by the Lessor without first giving notice thereof to the Lessee, without any payment to the Lessee and without any obligation to account therefor.

                                    ARTICLE 6

                         SECURITY FOR LEASE OBLIGATIONS

       6.1 Security for Lessee's Obligations.

       6.1.1 Security. Notwithstanding anything to the contrary set forth herein, in no event shall the Lessee be required to grant to the Lessor any security interest in Receivables; provided, however, upon any Lease Default or the expiration or earlier termination of this Lease, the Lessee shall provide the Lessor with copies of its books and records relating to Receivables, even if excluded from the security granted to the Lessor, so as to facilitate continuity of patient care and billing.

       6.1.2 Purchase-Money Security Interests, Receivables and Equipment Leases. Notwithstanding any other provision hereof regarding the creation of Liens, but subject to Section 11.3.1, the Lessee may (a) grant priority purchase money security interests in items of Tangible Personal Property, (b) lease Tangible Personal Property from equipment Lessors and (c) grant a prior security interest in Receivables to an institutional lender which is providing a working capital line of credit to the Lessee for the exclusive use of the Facility. Security interests granted by the Lessee in full compliance with the provisions of this Section 6.1.2 are referred to as "Permitted Prior Security Interests."

                                    ARTICLE 7

                      CONDITION AND USE OF LEASED PROPERTY;
                              MANAGEMENT AGREEMENTS

       7.1 Condition of the Leased Property. The Lessee acknowledges receipt and delivery of possession of the Leased Property and that the Lessee has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. The Lessee is leasing the Leased Property "AS-IS" in its present condition. The Lessee waives any claim or action against the Lessor in respect of the condition of the Leased Property. THE LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY, EITHER AS TO ITS FITNESS FOR ANY PARTICULAR PURPOSE OR USE, ITS DESIGN OR CONDITION OR OTHERWISE, OR AS TO DEFECTS IN THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT; IT BEING AGREED THAT ALL RISKS RELATING TO THE DESIGN, CONDITION AND/OR USE OF THE LEASED PROPERTY ARE TO BE BORNE BY THE LESSEE. THE LESSEE HEREBY ASSUMES ALL RISK OF THE PHYSICAL CONDITION OF THE LEASED PROPERTY, THE SUITABILITY OF THE LEASED PROPERTY FOR THE LESSEE'S PURPOSES, AND THE COMPLIANCE OR NON-COMPLIANCE OF THE LEASED PROPERTY WITH ALL APPLICABLE REQUIREMENTS OF LAW, INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL LAWS AND ZONING OR LAND USE LAWS.

       Upon the request of the Lessor, at any time and from time to time during the Term, the Lessee shall engage one (1) or more independent professional consultants, engineers and inspectors, qualified to do business in the State and acceptable to the Lessor to perform any environmental and/or structural investigations and/or other inspections of the Leased Property and the Facility as the Lessor may reasonably request in order to detect (a) any structural deficiencies in the Leased Improvements or the utilities servicing the Leased Property or (b) the presence of any condition that (i) may be harmful or present a health hazard to the residents and other occupants of the Leased Property or
(ii) constitutes a breach or violation of any of the Lease Documents. In the event that the Lessor reasonably determines that the results of such testing or inspections are unsatisfactory, within thirty (30) days of notice from the Lessor, the Lessee shall commence such appropriate remedial actions as may be reasonably requested by the Lessor to correct such unsatisfactory conditions and, thereafter, shall diligently and continuously prosecute such remedial actions to completion within the time limits prescribed in this Lease or the other Lease Documents.

       7.2 Use of the Leased Property; Compliance; Management.

       7.2.1 Obligation to Operate. The Lessee shall continuously operate the Leased Property in accordance with the Primary Intended Use and maintain its qualifications for licensure and accreditation as required by all applicable Legal Requirements and Insurance Requirements.

       7.2.2 Permitted Uses. During the entire Term, the Lessee shall use the Leased Property, or permit the Leased Property to be used, only for the Primary Intended Use. The Lessee shall not use the Leased Property or permit the Leased Property to be used for any other use without the prior written consent of the Lessor, which consent may be withheld in the Lessor's sole and absolute discretion.

       7.2.3 Compliance With Insurance Requirements. No use shall be made or permitted to be made of the Leased Property and no acts shall be done which will cause the cancellation of any insurance policy covering the Leased Property, nor shall the Lessee, any Manager or any other Person sell or otherwise provide to any residents, other occupants or invitees therein, or permit to be kept, used or sold in or about the Leased Property, any article which may be prohibited by any Legal Requirement or by any of the Insurance Requirements. Furthermore, the Lessee shall, at its sole cost and expense, take whatever other actions that may be necessary to comply with and to insure that the Leased Property complies with all Insurance Requirements.

       7.2.4 No Waste. The Lessee shall not commit or suffer to be committed any waste on, in or under the Leased Property, nor shall the Lessee cause or permit any nuisance thereon.

       7.2.5 No Impairment. The lessee shall neither suffer nor permit the Leased Property to be used in such a manner as (a) might reasonably tend to impair the Lessor's title thereto or (b) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public or of implied dedication of the Leased Property.

       7.2.6 No Liens. Except as permitted pursuant to Section 6.1.2, the Lessee shall not permit or suffer any Lien to exist on the Tangible Personal Property and shall in no event cause, permit or suffer any Lien to exist with respect to the Leased Property other than as set forth in Section 11.5.2.

       7.3 Compliance with Legal Requirements. The Lessee covenants and agrees that the Leased Property shall not be used for any unlawful purpose and that the Lessee, at its sole cost and expense, will promptly (a) comply with, and shall cause every other member of the Leasing Group to comply with, all Legal Requirements relating to the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural change in any of the Leased Property or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply with (in all material respects), and shall cause every other member of the Leasing Group to procure, maintain and comply with (in all material respects), all Contracts and Permits necessary or desirable in order to operate the Leased Property for the Primary Intended Use, and for compliance with all of the terms and conditions of this Lease. Unless a Lease Default has occurred or any event has occurred which, with the passage of time and/or the giving of notice would constitute a Lease Default, the Lessee may, upon prior written notice to the Lessor, contest any Legal Requirement to the extent permitted by, and in accordance with, Article 15.

       7.4 Management Agreements. From and after the Commencement Date, the Lessee shall not enter into any Management Agreement without the prior written approval of the Lessor, in each instance, which approval shall not be unreasonably withheld. The Lessee shall not, without the prior written approval of the Lessor, in each instance, which approval shall not be unreasonably withheld, agree to or allow: (a) any change in the Manager or change in the ownership or control of the Manager, (b) any change in the Management Agreement,
(c) the termination of any Management Agreement (other than in connection with the exercise by the Lessee of any of its remedies under the Management Agreement as a result of any default by the Manager thereunder), (d) any assignment by the Manager of its interest under the Management Agreement or (e) any material amendment of the Management Agreement. In addition, the Lessee shall, at its sole cost and expense, promptly and fully perform or cause to be performed every covenant, condition, promise and obligation of the licensed operator of the Leased Property under any Management Agreement.

       Each Management Agreement shall provide that the Lessor shall be provided notice of any defaults thereunder and, at the Lessor's option, an opportunity to cure such default. The Lessee shall furnish to the Lessor, within three (3) days after receipt thereof, or after the mailing or service thereof by the Lessee, as the case may be, a copy of each notice of default which the Lessee shall give to, or receive from any Person, based upon the occurrence, or alleged occurrence, of any default in the performance of any covenant, condition, promise or obligation under any Management Agreement.

       Whenever and as often as the Lessee shall fail to perform, promptly and fully, at its sole cost and expense, any covenant, condition, promise or obligation on the part of the licensed operator of the Leased Property under and pursuant to any Management Agreement, the Lessor, or a lawfully appointed receiver of the Leased Property, may, at their respective options (and without any obligation to do so), after five (5) days' prior notice to the Lessee (except in the case of an emergency) enter upon the Leased Property and perform, or cause to be performed, such work, labor, services, acts or things, and take such other steps and do such other acts as they may deem advisable, to cure such defaulted covenant, condition, promise or obligation, and any amount so paid or advanced by the Lessor or such receiver and all costs and expenses reasonably incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), shall be a demand obligation of the Lessee to the Lessor or such receiver, and, the Lessor shall have the same rights and remedies for failure to pay such costs on demand as for the Lessee's failure to pay any other sums due hereunder.

                                    ARTICLE 8

                              REPAIRS; RESTRICTIONS

       8.1 Maintenance and Repair.

       8.1.1 Lessee's Responsibility. The Lessee, at its sole cost and expense, shall keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto which are under the Lessee's control in good order and repair (whether or not the need for such repairs occurs as a result of the Lessee's use, any prior use, the elements or the age of the Leased Property or such private roadways, sidewalks and curbs or any other cause whatsoever) and, subject to Articles 9, 13 and 14, the Lessee shall promptly, with the exercise of all reasonable efforts, undertake and diligently complete all necessary and appropriate repairs, replacements, renovations, restorations, alterations and modifications thereof of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition (concealed or otherwise) existing prior to the commencement of, or during, the Term and thereafter until the Lessee surrenders the Leased Property in the manner required by this Lease. In addition, the Lessee, at its sole cost and expense, shall make all repairs, modifications, replacements, renovations and alterations of the Leased Property (and such private roadways, sidewalks and curbs) that are necessary to comply with all applicable Legal Requirements and Insurance Requirements so that the Leased Property can be legally operated for the Primary Intended Use. All repairs, replacements, renovations, alterations, and modifications required by the terms of this Section 8.1 shall be (a) performed in a good and workmanlike manner in compliance with all Legal Requirements, Insurance Requirements and the requirements of Article 9 hereof, using new materials well suited for their intended purpose and (b) consistent with the operation of the Leased Property in a first class manner. The Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property for the Primary Intended Use. To the extent that any of the repairs, replacements, renovations, alterations or modifications required by the terms of this Section 8.1 constitute Material Structural Work, the Lessee shall obtain the Lessor's prior written approval (which approval shall not be unreasonably withheld) of the specific repairs, replacements, renovations, alterations and modifications to be performed by or on behalf of the Lessee in connection with such Material Structural Work. Notwithstanding the foregoing, in the event of a bona fide emergency during which the Lessee is unable to contact the appropriate representatives of the Lessor, the Lessee may commence such Material Structural Work as may be necessary in order to address such emergency without the Lessor's prior approval, provided, however, that the Lessee shall immediately thereafter advise the Lessor of such emergency and the nature and scope of the Material Structural Work commenced and shall obtain the Lessor's approval of the remaining Material Structural Work to be completed.

       8.1.2 No Lessor Obligation. The Lessor shall not, under any circumstances, be required to build or rebuild any improvements on the Leased Property (or any private roadways, sidewalks or curbs appurtenant thereto), or to make any repairs, replacements, renovations, alterations, restorations, modifications, or renewals of any nature or description to the Leased Property (or any private roadways, sidewalks or curbs appurtenant thereto), whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property (or any private roadways, sidewalks or curbs appurtenant thereto) in any way.

       8.1.3 Lessee May Not Obligate Lessor. Nothing contained herein nor any action or inaction by the Lessor shall be construed as (a) constituting the consent or request of the Lessor, express or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services for any construction, alteration, addition, repair or demolition of or to the Leased Property or (b) giving the Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Lessor for the payment thereof or to make any agreement that may create, or in any way be the basis for, any right, title or interest in, or Lien or claim against, the estate of the Lessor in the Leased Property. Without limiting the generality of the foregoing, the right title and interest of the Lessor in and to the Leased Property shall not be subject to liens or encumbrances for the performance of any labor or services or the furnishing of any materials or other property furnished to the Leased Property at or by the request of the Lessee or any other Person other than the Lessor. The Lessee shall notify any contractor, subcontractor, laborer, materialman or vendor providing any labor, services or materials to the Leased Property of this provision.

       8.2 Encroachments; Title Restrictions. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other Lien now or hereafter affecting the Leased Property, or shall impair the rights of others under any easement, right-of-way or other Lien to which the Leased Property is now or hereafter subject, then promptly upon the request of the Lessor, the Lessee shall, at its sole cost and expense, subject to the Lessee's right to contest the existence of any encroachment, violation or impairment as set forth in Article 15, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment or (b) make such alterations to the Leased Improvements, and take such other actions, as the Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements. Notwithstanding the foregoing, the Lessee shall, in any event, take all such actions as may be reasonably necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent that the Leased Improvements were operated prior to the assertion of such encroachment, violation or impairment and nothing contained herein shall limit the Lessee's obligations to operate the Leased Property in accordance with its Primary Intended Use. Any such alteration made pursuant to the terms of this Section 8.2 shall be completed in conformity with the applicable requirements of Section 8.1 and Article 9. The Lessee's obligations under this Section 8.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.

                                    ARTICLE 9

                          MATERIAL STRUCTURAL WORK AND
                                CAPITAL ADDITIONS

        9.1 Lessor's Approval. Without the prior written consent of the Lessor, which consent may be withheld by the Lessor, in its sole and absolute discretion, the Lessee shall make no Capital Addition or Material Structural Work to the Leased Property (including, without limitation, any change in the size or unit capacity of the Facility), except as may be otherwise expressly required pursuant to Article 8.

       9.2 General Provisions as to Capital Additions and Certain Material Structural Work. As to any Capital Addition or Material Structural Work (other than such Material Structural Work that is required to be performed pursuant to the terms of Section 8.1) for which the Lessor has granted its prior written approval, the following terms and conditions shall apply unless otherwise expressly set forth in the Lessor's written approval.

       9.2.1 No Liens. The Lessee shall not be permitted to create any Lien on the Leased Property in connection with any Capital Addition or Material Structural Work.

       9.2.2 Lessee's Proposal Regarding Capital Additions and Material Structural Work. If the Lessee desires to undertake any Capital Addition or Material Structural Work, the Lessee shall submit to the Lessor in writing a proposal setting forth in reasonable detail any proposed Capital Addition or Material Structural Work and shall provide to the Lessor copies of, or information regarding, the applicable plans and specifications, Permits, Contracts and any other materials concerning the proposed Capital Addition or Material Structural Work, as the case may be, as the Lessor may reasonably request. Without limiting the generality of the foregoing, each such proposal pertaining to any Capital Addition shall indicate the approximate projected cost of constructing such Capital Addition, the use or uses to which it will be put and a good faith estimate of the change, if any, in the Gross Revenues that the Lessee anticipates will result from the construction of such Capital Addition.

       9.2.3 Lessor's Options Regarding Capital Additions and Material Structural Work. The Lessor shall have the options of: (a) denying permission for the construction of the applicable Capital Addition or Material Structural Work, (b) offering to finance the construction of the Capital Addition or Material Structural Work pursuant to Section 9.3, (c) allowing the Lessee to pay for or separately finance the construction of the Capital Addition or

Material Structural Work, subject to compliance with the terms and conditions of
Section 9.2.1, Section 9.4, Section 13.1, all Legal Requirements and all other requirements of this Lease and to such other terms and conditions as the Lessor may in its discretion impose or (d) any combination of the foregoing. Unless the Lessor notifies the Lessee in writing of a contrary election within forty-five
(45) days of the Lessee's request, the Lessor shall be deemed to have denied the request for the Capital Addition or Material Structural Work.

       9.2.4 Lessor May Elect to Finance Capital Additions or Material Structural Work. If the Lessor elects to offer financing for the proposed Capital Addition or Material Structural Work, the provisions of Section 9.3 shall apply.

       9.3 Capital Additions and Material Structural Work Financed by Lessor.

       9.3.1 Lessee's Financing Request. The Lessee may request that the Lessor provide or arrange financing for a Capital Addition or Material Structural Work by providing to the Lessor such information about the Capital Addition or Material Structural Work as the Lessor may reasonably request, including, without limitation, all information referred to in Section 9.2 above. The Lessee understands, however, that the Lessor shall be under no obligation to agree to such request. Nevertheless, the Lessor shall use reasonable efforts to notify the Lessee, within forty-five (45) days of receipt of such information, as to whether the Lessor will finance the proposed Capital Addition or Material Structural Work and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to this Lease (including, without limitation, an increase in Base Rent based on the Lessor's then existing terms and prevailing conditions to compensate the Lessor for the additional funds advanced by it). The Lessee may withdraw its request by notice to the Lessor at any time before such time as the Lessee accepts the Lessor's terms and conditions. All advances of funds for any such financing shall be made in accordance with the Lessor's then standard construction loan requirements and procedures, which may include, without limitation, the requirements and procedures applicable to Work under Section 13.1.

       9.3.2 Lessor's General Requirements. If the Lessor agrees to finance the proposed Capital Addition or Material Structural Work and the Lessee accepts the Lessor's proposal therefor, in addition to all other items which the Lessor or any applicable Financing Party may reasonably require, the Lessee shall provide to the Lessor the following:

       (a) prior to any advance of funds, (i) any information, opinions, certificates, Permits or documents reasonably requested by the Lessor or any applicable Financing Party which are necessary to confirm that the Lessee will be able to use the Capital Addition upon the completion thereof or the applicable portion of the Facility upon the completion of the Material Structural Work in accordance with the Primary Intended Use and (ii) evidence satisfactory to the Lessor and any applicable Financing Party that all Permits required for the construction and use of the Capital Addition or the applicable portion of the Facility have been obtained, are in full force and effect and are not subject to appeal, except only for those Permits which cannot in the normal course be obtained prior to commencement or completion of the construction; provided, that the Lessor and any applicable Financing Party are furnished with reasonable evidence that the same will be available in the normal course of business without unusual condition;

       (b) prior to any advance of funds, an Officer's Certificate and, if requested, a certificate from the Lessee's architect, setting forth in reasonable detail the projected (or actual, if available) Capital Addition Cost or the cost of the Material Structural Work;

       (c) bills of sale, instruments of transfer and other documents required by the Lessor so as to vest title to the Capital Addition or the applicable Material Structural Work in the Lessor free and clear of all Liens, and amendments to this Lease and any recorded notice or memorandum thereof, duly executed and acknowledged, in form and substance reasonably satisfactory to the Lessor, providing for any changes required by the Lessor including, without limitation, changes in the Base Rent and the legal description of the Land;

       (d) upon payment therefor, a deed conveying to the Lessor title to any land acquired for the purpose of constructing the Capital Addition or the applicable Material Structural Work ("Additional Land") free and clear of any Liens except those approved by the Lessor;

       (e) upon completion of the Capital Addition or the Material Structural Work, a final as-built survey thereof reasonably satisfactory to the Lessor, if required by the Lessor;

       (f) during and following the advance of funds and the completion of the Capital Addition or the Material Structural Work, endorsements to any outstanding policy of title insurance covering the Leased Property satisfactory in form and substance to the Lessor and any Financing Party (i) updating the same without any additional exception except as may be reasonably permitted by the Lessor, (ii) if applicable, including the Additional Land in the premises covered by such title insurance policy and (iii) increasing the coverage thereof by an amount equal to any amount paid by the Lessor for the Additional Land plus the Fair Market Value of the Capital Addition or the Fair Market Value of the Material Structural Work (except to the extent covered by the owner's policy of title insurance referred to in subparagraph (g) below);

       (g) simultaneous with the initial advance of funds, if appropriate, (i) an owner's policy of title insurance insuring fee simple title to any Additional Land conveyed to the Lessor pursuant to subparagraph (d) free and clear of all Liens except those approved by the Lessor and (ii) a lender's policy of title insurance reasonably satisfactory in form and substance to any applicable Financing Party;

       (h) following the completion of the Capital Addition or the Material Structural Work, if reasonably deemed necessary by the Lessor, an appraisal of the Leased Property by an M.A.I. appraiser acceptable to the Lessor, which states that the Fair Market Value of the Leased Property upon completion of the Capital Addition or the Material Structural Work exceeds the Fair Market Value of the Leased Property prior to the commencement of the construction of such Capital Addition or Material Structural Work by an amount not less than one hundred twenty-five percent (125%) of the Capital Addition Cost or the cost of the Material Structural Work; and

       (i) during or following the advancement of funds, prints of architectural and engineering drawings relating to the Capital Addition or the Material Structural Work and such other materials, including, without limitation, endorsements to the title insurance policies (insuring the Lessor and any applicable Financing Party with respect to the Leased Property) contemplated by subsection (f) above, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of the Lessee authorizing the execution and delivery of the lease amendment and any other documents and instruments as may be reasonably required by the Lessor and any applicable Financing Party.

       9.3.3 Payment of Costs. By virtue of making a request to finance a Capital Addition or any Material Structural Work, whether or not such financing is actually consummated, the Lessee shall be deemed to have agreed to pay, upon demand, all costs and expenses reasonably incurred by the Lessor and any Person participating with the Lessor in any way in the financing of the Capital Addition or Material Structural Work, including, but not limited to (a) fees and expenses of their respective attorneys, (b) all photocopying expenses, if any,
(c) the amount of any filing, registration and recording taxes and fees, (d) documentary stamp taxes and intangible taxes and (e) title insurance charges and appraisal fees.

       9.4 General Limitations. Without in any way limiting the Lessor's options with respect to proposed Capital Additions or Material Structural Work: (a) no Capital Addition or Material Structural Work shall be completed that could, upon completion, significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property, or significantly impair the revenue-producing capability of the Leased Property, or adversely affect the ability of the Lessee to comply with the terms of this Lease, (b) no Capital Addition or Material Structural Work shall be completed which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless the Lessee shall have obtained the prior written approval of the Lessor, which approval may be withheld in the Lessor's sole and absolute discretion and (c) all proposed Capital Additions and Material Structural Work shall be architecturally integrated and consistent with the Leased Property.

       9.5 Non-Capital Additions. The Lessee shall have the obligation and right to make repairs, replacements and alterations which are not Capital Additions as required by the other Sections of this Lease, but in so doing, the Lessee shall always comply with and satisfy the conditions of Section 9.4, mutatis, mutandis. The Lessee shall have the right, from time to time, to make additions, modifications or improvements to the Leased Property which do not constitute Capital Additions or Material Structural Work as it may deem to be desirable or necessary for its uses and purposes, subject to the same limits and conditions imposed under Section 9.4. The cost of any such repair, replacement, alteration, addition, modification or improvement shall be paid by the Lessee and the results thereof shall be included under the terms of this Lease and become a part of the Leased
Property, without payment therefor by the Lessor at any time. Notwithstanding the foregoing, all such additions, modifications and improvements which affect the structure of any of the Leased Improvements, or which involve the expenditure of more than TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), shall be undertaken only upon compliance with the provisions of Section 13.1, all Legal Requirements and all other applicable requirements of this Lease; provided, however, that in the event of a bona fide emergency during which the Lessee is unable to contact the appropriate representatives of the Lessor, the Lessee may commence such additions, modifications and improvements as may be necessary in order to address such emergency without the Lessor's prior approval, as long as the Lessee immediately thereafter advises the Lessor of such emergency and the nature and scope of the additions, modifications and improvements performed and obtains the Lessor's approval of the remaining work to be completed.

                                   ARTICLE 10

                         WARRANTIES AND REPRESENTATIONS

       10.1 Representations and Warranties. The Lessee hereby represents and warrants to, and covenants and agrees with, the Lessor that:

       10.1.1 Existence; Power; Qualification. The Lessee is a corporation duly organized, validly existing and in good standing under the laws of _______ . The Lessee has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is necessary or desirable in order to carry out its business as presently conducted and as proposed to be conducted;

       10.1.2 Valid and Binding. The Lessee is duly authorized to make and enter into all of the Lease Documents to which the Lessee is a party and to carry out the transactions contemplated therein. All of the Lease Documents to which the Lessee is a party have been duly executed and delivered by the Lessee, and each is a legal, valid and binding obligation of the Lessee, enforceable in accordance with its terms.

       10.1.3 Single Purpose. The Lessee is, and during the entire time that this Lease remains in force and effect shall be, engaged in no business, trade or activity other than the operation of the Leased Property for the Primary Intended Use.

       10.1.4 No Violation. The execution, delivery and performance of the Lease Documents and the consummation of the transactions thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of, or constitute an event which, with the giving of notice or the passage of time, or both, could result in default or acceleration of any obligation of any member of the Leasing Group under any of the Permits or

Contracts or any other contract, mortgage, lien, lease, agreement, instrument, franchise, arbitration award, judgment, decree, bank loan or credit agreement, trust indenture or other instrument to which any member of the Leasing Group is a party or by which any member of the Leasing Group or the Leased Property may be bound or affected and do not violate or contravene any Legal Requirement.

        10.1.5 Consents and Approvals. Except as already obtained or filed, as the case may be, no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition of the execution and delivery of any of the Lease Documents by any member of the Leasing Group and the performance of such member's obligations thereunder or as a condition to the validity (assuming the due authorization, execution and delivery by the Lessor of the Lease Documents to which it is a party).

        10.1.6 No Liens or Insolvency Proceedings. Each member of the Leasing Group is financially solvent and there are no actions, suits, investigations or proceedings including, without limitation, outstanding federal or state tax liens, garnishments or insolvency or bankruptcy proceedings, pending or, to the best of the Lessee's knowledge and belief, threatened:

        (a) against or affecting any member of the Leasing Group, which if adversely resolved to such member of the Leasing Group, would materially adversely affect the ability of any of the foregoing to perform their respective obligations under the Lease Documents;

        (b) against or affecting the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof; or

        (c) which may involve or affect the validity, priority or enforceability of any of the Lease Documents, at law or in equity, or before or by any arbitrator or Governmental Authority.

        10.1.7 No Burdensome Agreements. The Lessee is a party to any agreement the terms of which now have, or, as far as can be reasonably foreseen, may have, a material adverse affect on its respective financial condition or business or on the operation of the Leased Property.

        10.1.8 Commercial Acts. The Lessee's performance of and compliance with the obligations and conditions set forth herein and in the other Lease Documents will constitute commercial acts done and performed for commercial purposes.

        10.1.9 Adequate Capital, Not Insolvent. After giving effect to the consummation of the transactions contemplated by the Lease Documents, each member of the Leasing Group:

       (a) will be able to pay its debts as they become due;


       (b) will have sufficient funds and capital to carry on its business as now conducted or as contemplated to be conducted (in accordance with the terms of the Lease Documents);

       (c) will own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due; and

       (d) will not be rendered insolvent as determined by applicable law.

       10.1.10 Not Delinquent. No member of the Leasing Group is delinquent or claimed to be delinquent under any obligation for the payment of borrowed money.

       10.1.11 No Affiliate Debt. The Lessee has not created, incurred, guaranteed, endorsed, assumed or suffered to exist any liability (whether direct or contingent) for borrowed money from any Affiliate of the Lessee that is not fully subordinated to the Lease Obligations pursuant to a written agreement in form and substance acceptable to the Lessor.

       10.1.12 Taxes Current. Each member of the Leasing Group has filed all federal, state and local tax returns which are required to be filed as to which extensions are not currently in effect and have paid all taxes, assessments, impositions, fees and other governmental charges (including interest and penalties) which have become due pursuant to such returns or pursuant to any assessment or notice of tax claim or deficiency received by each such member of the Leasing Group. No tax liability has been asserted by the Internal Revenue Service against any member of the Leasing Group or any other federal, state or local taxing authority for taxes, assessments, impositions, fees or other governmental charges (including interest or penalties thereon) in excess of those already paid.

       10.1.13 Financials Complete and Accurate. The financial statements of each member of the Leasing Group given to the Lessor in connection with the execution and delivery of the Lease Documents were true, complete and accurate, in all material respects, and fairly presented the financial condition of each such member of the Leasing Group as of the date thereof and for the periods covered thereby, having been prepared in accordance with GAAP and such financial statements disclosed all liabilities, including, without limitation, contingent liabilities, of each such member of the Leasing Group. There has been no material adverse change since such date with respect to the Tangible Net Worth of any member of the Leasing Group or with respect to any other matters contained in such financial statements, nor have any additional material liabilities, including, without limitation, contingent liabilities, of any member of the Leasing Group arisen or been incurred or asserted since such date. The projections heretofore delivered to the Lessor continue to be reasonable (with respect to the material assumptions upon which such projections are based) and the Lessee reasonably anticipates the results projected therein will be achieved, there having been (a) no material adverse change in the business, assets or condition, financial or otherwise of any member of the Leasing Group or the Leased Property and (b) no material depletion of the cash or decrease in working capital of any member of the Leasing Group.

       10.1.14 Pending Actions, Notices and Reports.

       (a) There is no action or investigation pending or, to the best knowledge and belief of the Lessee, threatened, anticipated or contemplated (nor, to the knowledge of the Lessee, is there any reasonable basis therefor) against or affecting the Leased Property or any member of the Leasing Group (or any Affiliate thereof) before any Governmental Authority, Accreditation Body or Third Party Payor which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of any of the Lease Documents or any action taken or to be taken in connection with the transactions contemplated thereunder or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs or operations of any member of the Leasing Group or the Leased Property (including, without limitation, any action to revoke, withdraw or suspend any Permit necessary or desirable for the operation of the Leased Property in accordance with its Primary Intended Use and any action to transfer or relocate any such Permit to a location other than the Leased Property) or any material impairment of the right or ability of any member of the Leasing Group to carry on its operations as presently conducted or proposed to be conducted or which may materially adversely impact reimbursement to any member of the Leasing Group for services rendered to beneficiaries of Third Party Payor Programs.

       (b) Neither the Facility nor any member of the Leasing Group has received any notice of any claim, requirement or demand of any Governmental Authority, Accreditation Body, Third Party Payor or any insurance body having or claiming any licensing, certifying, supervising, evaluating or accrediting authority over the Leased Property to rework or redesign the Leased Property, its professional staff or its professional services, procedures or practices in any material respect or to provide additional furniture, fixtures, equipment or inventory or to otherwise take action so as to make the Leased Property conform to or comply with any Legal Requirement;

       (c) The most recent utilization reviews relating to the Leased Property by all applicable Third Party Payors, Accreditation Bodies and Governmental Authorities and reviews or scrutiny by any managed care or utilization review companies have not had a material adverse impact on the utilization of units or programs at any of the Leased Property. No claims or assertions have been made in any utilization review that any of the practices or procedures used at the Leased Property are improper or inappropriate other than such claims or assertions which singly and in the aggregate will not have a material adverse impact on the Leased Property; and

       (d) The Lessee has delivered or caused to be delivered to the Lessor true and correct copies of all licenses, inspection surveys and accreditation reviews relating to the Leased Property, issued by any Governmental Authority or Accreditation Body during the most recent licensing period, together with all plans of correction relating thereto.

       10.1.15 Compliance with Legal and Other Requirements.

       (a) The Lessee and the Leased Property and the ownership, construction, development, maintenance, management, repair, use, occupancy, possession and operation thereof comply with all applicable Legal Requirements and there is no claim of any violation thereof known to the Lessee. Without limiting the foregoing, the Lessee has obtained all Permits that are necessary or desirable to operate the Leased Property in accordance with its Primary Intended Use and all such Permits are in full force and effect.

       (b) Except as previously delivered to the Lessor pursuant to
Section 10.1.14(d) hereof, there are no outstanding notices of deficiencies, notices of proposed action or orders of any kind relating to the Leased Property issued by any Governmental Authority, Accreditation Body or Third Party Payor requiring conformity to any of the Legal Requirements.

       (c) The Facility is accredited by [INSERT ANY OTHER APPLICABLE ORGANIZATIONS] and there are no deficiencies in either the Leased Property or any services provided at the Facility that would prevent the extension of the accreditation of the Facility by [INSERT ANY OTHER APPLICABLE ORGANIZATIONS] after their next regularly scheduled inspections.

       10.1.16 No Action By Governmental Authority. There is no action pending or, to the best knowledge and belief of the Lessee, recommended, by any Governmental Authority or Accreditation Body to revoke, repeal, cancel, modify, withdraw or suspend any Permit or Contract or to take any other action of any other type which could have a material adverse effect on the Leased Property.

       10.1.17 Property Matters.

       (a) The Leased Property is free and clear of agreements, covenants and Liens, except those agreements, covenants and Liens to which this Lease is expressly subject, whether presently existing, as are listed on EXHIBIT B or were listed on the UCC lien search results delivered to the Lessor at or prior to the execution and delivery of this Lease (and were not required to be terminated as a condition of the execution and delivery of this Lease), or which may hereafter be created in accordance with the terms hereof (collectively referred to herein as the "Permitted Encumbrances"); and the Lessee shall warrant and defend the Lessor's title to the Leased Property against any and all claims and demands of every kind and nature whatsoever;

       (b) There is no Condemnation or similar proceeding pending with respect to or affecting the Leased Property, and the Lessee is not aware, to the best of the Lessee's knowledge and belief, that any such proceeding is contemplated;

       (c) No part of the Leased Property has been damaged by any fire or other casualty. The Leased Improvements are in good operating condition and repair, ordinary wear and tear excepted, free from known defects in construction or design;

       (d) None of the Permitted Encumbrances has or is likely to have a material adverse impact upon, nor interfere with or impede, in any material respect, the operation of the Leased Property in accordance with the Primary Intended Use;

       (e) All buildings, facilities and other improvements necessary, both legally and practically, for the proper and efficient operation of the Facility are located upon the Leased Property and all real property and personal property currently utilized by the Lessee is included within the definition of the Leased Property;

       (f) The Leased Property abuts on and has direct vehicular access to a public road or access to a public road via permanent, irrevocable, appurtenant easements;

       (g) The Leased Property constitutes a separate parcel for real estate tax purposes and no portion of any real property that does not constitute a portion of the Leased Property is part of the same tax parcel as any part of the Leased Property;

       (h) All utilities necessary for the use and operation of the Facility are available to the lot lines of the Leased Property:

       (i) in sufficient supply and capacity;

       (ii) through validly created and existing easements of record appurtenant to or encumbering the Leased Property (which easements shall not impede or restrict the operation of the Facility); and

       (iii) without need for any Permits and/or Contracts to be issued by or entered into with any Governmental Authority, except as already obtained or executed, as the case may be, or as otherwise shown to the satisfaction of the Lessor to be readily obtainable; and

       (i) The Lessee has made no structural alterations or improvements to any of the Leased Improvements that changed the foot-print of any of the Leased Improvements, added an additional story to any of the Leased Improvements, decreased the amount of parking available on the Leased Property or otherwise involved any alteration which would be regulated by applicable zoning requirements and the Lessee has no actual knowledge of any such structural alteration or improvement made to any of the Leased Improvements during the last ten (10) years and has no knowledge of any such structural alteration or renovation made to any of the Leased Improvements or any such decrease in parking during such period.

       10.1.18 Third Party Payor Agreements.

       (a) The Lessee or the Facility is fully qualified as a provider of services under and participates in all Third Party Payor Programs and referral programs as is necessary for the prudent operation of the Facility in the good faith exercise of commercially reasonable business judgment.

       (b) Attached hereto as EXHIBIT C is a list of national accounts and local discount agreements, which constitute all of the agreements between the Lessee or the Facility, on the one hand, and Third Party Payors on the other hand, pursuant to which the Lessee or the Facility agrees to provide services based on a discount factor from the rates regularly charged for services rendered by the Lessee or the Facility.

       (c) No member of the Leasing Group, nor the Facility has any rate appeal currently pending before any Governmental Authority or any administrator of any Third Party Payor Program or any other referral source other than such appeals which, if determined adversely to any member of the Leasing Group or the Facility would not have a materially adverse effect, either singly or in the aggregate, on the financial condition of any member of the Leasing Group or the Facility.

       (d) All cost reports and financial reports submitted to any Third Party Payor with respect to the Facility by any member of the Leasing Group have been materially accurate and complete and have not been misleading in any material respect. As a result of any audits by any Third Party Payor, there are no related recoupment claims made or contests pending or threatened other than such recoupment claims or contests which, if determined adversely to any member of the Leasing Group or the Facility, would not have a materially adverse effect, either singly or in the aggregate, on the financial condition of any member of the Leasing Group or the Facility. As of the date hereof, no cost reports for the Facility remain open or unsettled other than those listed on EXHIBIT D.

       10.1.19 Rate Limitations. Except as disclosed on EXHIBIT E, the State currently imposes no restrictions or limitations on rates which may be charged to private pay residents receiving services at the Facility.

       10.1.20 Free Care. Except as disclosed on EXHIBIT F, there are no Contracts, Permits or Legal Requirements which require that a percentage of beds or slots in any program at the Facility be reserved for Medicaid or Medicare eligible residents or that the Facility provide a certain amount of welfare, free or charity care or discounted or government assisted patient care.

       10.1.21 No Proposed Changes. The Lessee has no actual knowledge of any Legal Requirements which have been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Lease or any proposed Legal Requirements currently pending in the State which may materially adversely affect rates at the Facility (or any program operated in conjunction with the Facility) or may result in the likelihood of increased competition at the Facility or the imposition of Medicaid, Medicare, charity, free care, welfare or other discounted or government assisted residents at the Facility or require that the Lessee or the Facility obtain a certificate of need, Section 1122 approval or the equivalent, which the Lessee or the Facility does not currently possess.

       10.1.22 ERISA. No employee pension benefit plan maintained by any member of the Leasing Group has any accumulated funding deficiency within the meaning of the ERISA, nor does any member of the Leasing Group have any material liability to the PBGC established under ERISA (or any successor thereto) in connection with any employee pension benefit plan (or other class of benefit which the PBGC has elected to insure), and there have been no "reportable events" (not waived) or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as now or hereafter amended, respectively.

       10.1.23 No Broker. No member of the Leasing Group nor any of their respective Affiliates has dealt with any broker or agent in connection with the transactions contemplated by the Lease Documents.

       10.1.24 No Improper Payments. No member of the Leasing Group nor any of their respective Affiliates has:

       (a) made any contributions, payments or gifts of its funds or property to or for the private use of any government official, employee, agent or other Person where either the payment or the purpose of such contribution, payment or gifts is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic);

       (b) established or maintained any unrecorded fund or asset for any purpose or has made any false or artificial entries on any of its books or records for any reason;

       (c) made any payments to any Person with the intention or understanding that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment; or

       (d) made any contribution, or has reimbursed any political gift or contribution made by any other Person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law.

       10.1.25 Nothing Omitted. Neither this Lease, nor any of the other Lease Documents, nor any certificate, agreement, statement or other document, including, without limitation, any financial statements concerning the financial condition of any member of the Leasing Group, furnished to or to be furnished to the Lessor or its attorneys in connection with the transactions contemplated by the Lease Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to prevent all statements contained herein and therein from being misleading. There is no fact within the special knowledge of the Lessee which has not been disclosed herein or in writing to the Lessor that materially adversely affects, or in the future, insofar as the Lessee can reasonably foresee, may materially adversely affect the business, properties, assets or condition, financial or otherwise, of any member of the Leasing Group or the Leased Property.

       10.1.26 No Margin Security. The Lessee is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Lessor's Investment will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System. The Lessee is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       10.1.27 No Default. No event or state of facts which constitutes, or which, with notice or lapse of time, or both, could constitute, a Lease Default has occurred and is continuing.

       10.1.28 Principal Place of Business. The principal place of business and chief executive office of the Lessee is located at 197 First Avenue, Needham, Massachusetts 02194 (the "Principal Place of Business").


       10.1.29 Labor Matters. There are no proceedings now pending, nor, to the best of the Lessee's knowledge, threatened with respect to the operation of the Facility before the National Labor Relations Board, State Commission on Human Rights and Opportunities, State Department of Labor, U.S. Department of Labor or any other Governmental Authority having jurisdiction of employee rights with respect to hiring, tenure and conditions of employment, and no member of the Leasing Group has experienced any material controversy with any Facility administrator or other employee of similar stature or with any labor organization.

       10.1.30 Intellectual Property. The Lessee is duly licensed or authorized to use all (if any) copyrights, rights of reproduction, trademarks, trade-names, trademark applications, service marks, patent applications, patents and patent license rights, (all whether registered or unregistered, U.S. or foreign), inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how and trade secrets which are used in or necessary for the operation of the Facility in accordance with its Primary Intended Use, without conflict with or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others.

       10.1.31 Management Agreements. There is no Management Agreement in force and effect as of the date hereof.

       10.2 Continuing Effect of Representations and Warranties. All representations and warranties contained in this Lease and the other Lease Documents shall constitute continuing representations and warranties which shall remain true, correct and complete throughout the Term. Notwithstanding the provisions of the foregoing sentence but without derogation from any other terms and provisions of this Lease, including, without limitation, those terms and provisions containing covenants to be performed or conditions to be satisfied on the part of the Lessee, the representations and warranties contained in Sections 10.1.6, 10.1.7, 10.1.10, 10.1.14, 10.1.15, 10.1.17(b), 10.1.17(c), 10.1.18(b),
10.1.18(c), 10.1.19, 10.1.20, 10.1.21, 10.1.22, 10.1.28, 10.1.29, in the
second sentence of Section 10.1.12, in the second and third sentences of
Section 10.1.13, and in the second and third sentences of Section 10.1.18(d) shall not constitute continuing representations and warranties throughout the Term.

                                   ARTICLE 11

                          FINANCIAL AND OTHER COVENANTS

       11.1 Status Certificates. At any time, and from time to time, upon request from the Lessor, the Lessee shall furnish to the Lessor, within ten (10) Business Days after receipt of such request, an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any Officer's Certificate furnished pursuant to this Section shall be addressed to any prospective purchaser or mortgagee of the Leased Property as the Lessor may request and may be relied upon by the Lessor and any such prospective purchaser or mortgagee of the Leased Property.

       11.2 Financial Statements; Reports; Notice and Information.

       11.2.1 Obligation To Furnish. The Lessee will furnish and shall cause to be furnished to the Lessor the following statements, information and other materials:

       (a) Annual Statements. Within ninety (90) days after the end of each of their respective fiscal years, (i) a copy of the Consolidated Financials for each of (x) the Lessee and (y) any Sublessee for the preceding fiscal year, certified and audited by, and with the unqualified opinion of, independent certified public accountants acceptable to the Lessor and certified as true and correct by the Lessee or the applicable Sublessee, as the case may be (and, without limiting anything else contained herein, the Consolidated Financials for the Lessee and for each Sublessee shall include a detailed balance sheet for Leased Property as of the last day of such fiscal year and a statement of earnings from the Leased Property for such fiscal year showing, among other things, all rents and other income therefrom and all expenses paid or incurred in connection with the operation of the Leased Property); (ii) separate statements, certified as true and correct by the Lessee and each Sublessee, stating whether, to the best of the signer's knowledge and belief after making due inquiry, the Lessee or such Sublessee, as the case may be, is in default in the performance or observance of any of the terms of this Lease or any of the other Lease Documents and, if so, specifying all such defaults, the nature thereof and the steps being taken to immediately remedy the same; (iii) a copy of all letters from the independent certified accountants engaged to perform the annual audits referred to above, directed to the management of the Lessee or the applicable Sublessee, as the case may be, regarding the existence of any reportable conditions or material weaknesses and (iv) a statement certified as true and correct by the Lessee setting forth all Subleases as of the last day of such fiscal year, the respective areas demised thereunder, the names of the Sublessees thereunder, the respective expiration dates of such Subleases, the respective rentals provided for therein, and such other information pertaining to such Subleases as may be reasonably requested by the Lessor.

       (b) Permits and Contracts. Promptly after the issuance or the execution thereof, as the case may be, true and complete copies of (i) all Permits which constitute operating licenses for the Facility issued by any Governmental Authority having jurisdiction over assisted living matters and (ii) Contracts (involving payments in the aggregate in excess of $100,000 per annum), including, without limitation, all Provider Agreements.

       (c) Contract Notices. Promptly after the receipt thereof, true and complete copies of any notices, consents, terminations or statements of any kind or nature relating to any of the Contracts (involving payments in the aggregate in excess of $100,000 per annum) other than those issued in the ordinary course of business.

       (d) Permit or Contract Defaults. Promptly after the receipt thereof, true and complete copies of all surveys, follow-up surveys, licensing surveys, complaint surveys, examinations, compliance certificates, inspection reports, statements (other than those statements that are issued in the ordinary course of business), terminations and notices of any kind (other than those notices that are furnished in the ordinary course of business) issued or provided to the Lessee or any Sublessee by any Governmental Authority, Accreditation Body or any Third Party Payor, including, without limitation, any notices pertaining to any delinquency in, or proposed revision of, the Lessee's or any Sublessee's obligations under the terms and conditions of any Permits or Contracts now or hereafter issued by or entered into with any Governmental Authority, Accreditation Body or Third Party Payor and the response(s) thereto made by or on behalf of the Lessee or any Sublessee.

       (e) Official Reports. Upon completion or filing thereof, complete copies of all applications (other than those that are furnished in the ordinary course of business), notices (other than those that are furnished in the ordinary course of business), statements, annual reports, cost reports and other reports or filings of any kind (other than those that are furnished in the ordinary course of business) provided by the Lessee or any Sublessee to any Governmental Authority, Accreditation Body or any Third Party Payor with respect to the Leased Property.

       (f) Other Information. With reasonable promptness, such other information as the Lessor may from time to time reasonably request respecting (i) the financial condition and affairs of each member of the Leasing Group and the Leased Property and (ii) the licensing and operation of the Leased Property; including, without limitation, audited financial statements, certificates and consents from accountants and all other financial and licensing/operational information as may be required or requested by any Governmental Authority.

       (g) Default Conditions. As soon as possible, and in any event within five
(5) days after the occurrence of any Lease Default, or any event or circumstance which, with the giving of notice or the passage of time, or both, could constitute a Lease Default, a written statement of the Lessee setting forth the details of such Lease Default, event or circumstance and the action which the Lessee proposes to take with respect thereto.

       (h) Official Actions. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority or Accreditation Body which could have a material adverse effect on (i) any member of the Leasing Group to perform any of its obligations under any of the Lease Documents or (ii) the Leased Property.

        (i) Audit Reports. Promptly after receipt, a copy of all audits or reports submitted to any member of the Leasing Group by any independent public accountant in connection with any annual, special or interim audits of the books of any such member of the Leasing Group and, if requested by the Lessor, any letter of comments directed by such accountant to the management of any such member of the Leasing Group.

       (j) Adverse Developments. Promptly after the Lessee acquires knowledge thereof, written notice of:

              (i) the potential termination of any Permit or Provider Agreement necessary for the operation of the Leased Property;

              (ii) any loss, damage or destruction to or of the Leased Property in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000) (regardless of whether the same is covered by insurance);

              (iii) any material controversy involving the Lessee or any Sublessee and (x) Facility administrator or Facility employee of similar stature or (y) any labor organization;

              (iv) any controversy that calls into question the eligibility of the Lessee or the Facility for the participation in any Medicaid, Medicare or other Third Party Payor Program;

              (v) any refusal of reimbursement by any Third Party Payor which, singularly or together with all other such refusals by any Third Party Payors, could have a material adverse effect on the financial condition of the Lessee or any Sublessee; and

              (vi) any fact within the special knowledge of any member of the Leasing Group, or any other development in the business or affairs of any member of the Leasing

Group, which may be materially adverse to the business, properties, assets or condition, financial or otherwise, of any member of the Leasing Group or the Leased Property.

        (k) Responses To Inspection Reports. Within thirty (30) days after receipt of an inspection report relating to the Leased Property from the Lessor, a written response describing in detail prepared plans to address concerns raised by the inspection report.

        (l) Public Information. Upon the completion or filing, mailing or other delivery thereof, complete copies of all financial statements, reports, notices and proxy statements, if any, sent by any member of the Leasing Group (which is a publicly held corporation) to its shareholders and of all reports, if any, filed by any member of the Leasing Group (which is a publicly held corporation) with any securities exchange or with the Securities Exchange Commission.

        (m) Annual Budgets. At least thirty (30) days prior to the end of each Fiscal Year, the Lessee, any Sublessee and/or any Manager shall submit to the Lessor a preliminary annual financial budget for the Facility for the next Fiscal Year, a preliminary capital expenditures budget for the Facility for the next Fiscal Year and a report detailing the capital expenditures made in the then current Fiscal Year and on or before the end of the first month of each Fiscal Year, the Lessee, any Sublessee and/or any Manager shall submit to the Lessor revised finalized versions of such budgets and report.

        11.2.2 Responsible Officer. Any certificate, instrument, notice, or other document to be provided to the Lessor hereunder by any member of the Leasing Group shall be signed by an executive officer of such member (in the event that any of the foregoing is not an individual), having a position of Vice President or higher and with respect to financial matters, any such certificate, instrument, notice or other document shall be signed by the chief financial officer of such member.

        11.2.3 No Material Omission. No certificate, instrument, notice or other document, including without limitation, any financial statements furnished or to be furnished to the Lessor pursuant to the terms hereof or of any of the other Lease Documents shall contain any untrue statement of a material fact or shall omit to state any material fact necessary in order to prevent all statements contained therein from being misleading.

        11.2.4 Confidentiality. The Lessor shall afford any information received pursuant to the provisions of the Lease Documents the same degree of confidentiality that the Lessor affords similar information proprietary to the Lessor; provided, however, that the Lessor does not in any way warrant or represent that such information received from any member of the Leasing Group shall remain confidential (and shall not be liable in any way for any subsequent disclosure of such information by any Person that the Lessor has provided such information in accordance with the terms hereof) and provided, further, that the Lessor shall have the unconditional right to (a) disclose any such information as the Lessor deems necessary or appropriate in connection with any sale, transfer, conveyance, participation or assignment of the Leased Property or any of the Lease Documents or any interest therein and
(b) use such information in any litigation or arbitration proceeding between the Lessor and any member of the Leasing Group. Without limiting the foregoing, the Lessor may also utilize any information furnished to it hereunder as and to the extent (i) counsel to the Lessor determines that such utilization is necessary pursuant to 15 U.S.C. 77a-77aa or 15 U.S.C. 78a-78jj and the rules and regulations promulgated thereunder, (ii) the Lessor is required or requested by any Governmental Authority to disclose any such information and/or (iii) the Lessor is requested to disclose any such information by any of its lenders or potential lenders. The Lessor shall not be liable in any way for any subsequent disclosure of such information by any Person to whom the Lessor provided such information in accordance with the terms hereof. Nevertheless, in connection with any such disclosure, the Lessor shall inform the recipient of any such information of the confidential nature thereof. The Lessor shall observe any prohibitions or limitations on the disclosure of any such information under applicable confidentiality law or regulations, to the extent that the same are applicable to such information, including, without limitation, any duly enacted "Patients' Bill of Rights" or similar legislation, including such limitations as may be necessary to preserve the confidentiality of the facility-patient relationship and the physician-patient privilege.

        11.3 Financial Covenants. The Lessee covenants and agrees that, throughout the Term and as long as the Lessee is in possession of the Leased
Property:

        11.3.1 No Indebtedness. The Lessee shall not create, incur, assume or suffer to exist any liability for borrowed money except (i) Indebtedness to the Lessor under the Lease Documents and, (ii) Impositions allowed pursuant to the provisions of the Lease, (iii) unsecured normal trade debt incurred upon customary terms in the ordinary course of business, (iv) Indebtedness created in connection with any financing of any Capital Addition, provided, that each such financing has been approved by the Lessor in accordance with the terms of
Article 9 hereof, (v) Indebtedness to any Affiliate, provided, that, such Indebtedness is fully subordinated to this Lease pursuant to a written agreement in form and substance acceptable to the Lessor, and (vi) other Indebtedness of the Lessee in the aggregate amount not to exceed ____________ incurred, for the exclusive use of the Leased Property, on account of purchase money indebtedness or finance lease arrangements, each of which shall not exceed the fair market value of the assets or property acquired or leased and shall not extend to any assets or property other than those purchased or leased and purchase money security interests in equipment and equipment leases which comply with the provisions of Section 6.1.2.

        11.3.2 No Guaranties. The Lessee shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise to invest in any debtor or otherwise to assure any creditor against loss) in connection with any Indebtedness of any other Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

        11.4 Affirmative Covenants. The Lessee covenants and agrees that throughout the Term and any periods thereafter that the Lessee remains in possession of the Leased Property:

        11.4.1 Maintenance of Existence. If the Lessee is a corporation, trust or partnership, during the entire time that this Lease remains in full force and effect, the Lessee shall keep in effect its existence and rights as a corporation, trust or partnership under the laws of the state of its incorporation or formation and its right to own property and transact business in the State.

        11.4.2 Materials. Except as provided in Section 6.1.2, the Lessee shall not suffer the use in connection with any renovations or other construction relating to the Leased Property of any materials, fixtures or equipment intended to become part of the Leased Property which are purchased upon lease or conditional bill of sale or to which the Lessee does not have absolute and unencumbered title, and the Lessee covenants to cause to be paid punctually all sums becoming due for labor, materials, fixtures or equipment used or purchased in connection with any such renovations or construction, subject to the Lessee's right to contest to the extent provided for in Article 15.

        11.4.3 Compliance With Legal Requirements And Applicable Agreements. The Lessee and the Leased Property and all uses thereof shall comply with (i) all Legal Requirements, (ii) all Permits and Contracts, (iii) all Insurance Requirements, (iv) the Lease Documents, (v) the Permitted Encumbrances and (vi) the Appurtenant Agreements.

        11.4.4 Books And Records. The Lessee shall cause to be kept and maintained, and shall permit the Lessor and its representatives to inspect at all reasonable times, accurate books of accounts in which complete entries will be made in accordance with GAAP reflecting all financial transactions of the Lessee (showing, without limitation, all materials ordered and received and all disbursements, accounts payable and accounts receivable in connection with the operation of the Leased Property).

        11.4.5 Participation in Third Party Payor Programs. The Lessee and each Sublessee shall participate in all Third Party Payor Programs (which would be participated in by a prudent operator in the good faith exercise of commercially reasonable business judgment), in accordance with all requirements thereof (including, without limitation, all applicable Provider Agreements), and shall remain eligible to participate in such Third Party Payor Programs, all as shall be necessary for the prudent operation of the Facility in the good faith exercise of commercially reasonable business judgment.

        11.4.6 Conduct of its Business. The Lessee will maintain, and cause any Sublessee and any Manager to maintain, experienced and competent professional management with respect to its business and with respect to the Leased Property. The Lessee, any Sublessee and any Manager shall conduct, in the ordinary course, the operation of the Facility, and the Lessee and any Sublessee shall not enter into any other business or venture during the Term or such time as the Lessee or any Sublessee is in possession of the Leased Property.

       11.4.7 Address. The Lessee shall provide the Lessor thirty (30) days' prior written notice of any change of its Principal Place of Business from its current Principal Place of Business. The Lessee shall maintain all books and records relating to its business, solely at its Principal Place of Business and at the Leased Property. The Lessee shall not (a) remove any books or records relating to the Lessee's business from either the Leased Property or the Lessee's Principal Place of Business or (b) relocate its Principal Place of Business until after receipt of a certificate from the Lessor, signed by an officer thereof, stating that the Lessor has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted in the Lease Documents.

       11.4.8 Subordination of Affiliate Transactions. Without limiting the provisions of any other Section of this Lease, any payments to be made by the Lessee to (a) any member of the Leasing Group (or any Affiliate of any member of the Leasing Group) or (b) any Affiliate of the Lessee, in connection with any transaction between the Lessee and such Person, including, without limitation, the purchase, sale or exchange of any property, the rendering of any service to or with any such Person (including, without limitation, all allocations of any so-called corporate or central office costs, expenses and charges of any kind or nature) or the making of any loan or other extension of credit or the making of any equity investment, shall be subordinate to the complete payment and performance of the Lease Obligations; provided, however, that all such subordinated payments may be paid at any time unless: (x) after giving effect to such payment, the Lessee shall be unable to comply with any of its obligations under any of the Lease Documents or (y) a Lease Default has occurred and is continuing and has not been expressly waived in writing by the Lessor or an event or state of facts exists, which, with the giving of notice or the passage of time, or both, would constitute a Lease Default.

       11.4.9 Inspection. At reasonable times and upon reasonable notice, the Lessee shall permit the Lessor and its authorized representatives (including, without limitation, the Consultants) to inspect the Leased Property as provided in Section 7.1 above.

       11.4.10 Additional Property. In the event that at any time during the Term, the Lessee holds the fee title to or a leasehold interest in any real property and/or personal property which is used as an integral part of the operation of the Leased Property (but is not subject to this Lease), the Lessee shall (i) provide the Lessor with prior notice of such acquisition and (ii) shall take such actions and enter into such agreements as the Lessor shall reasonably request in order to grant the Lessor a first priority mortgage or other security interest in such real property and personal property, subject only to the Permitted Encumbrances and other Liens reasonably acceptable to the Lessor.

       11.5 Additional Negative Covenants. The Lessee covenants and agrees that, throughout the Term and such time as the Lessee remains in possession of the Leased Property:

       11.5.1 Restrictions Relating to Lessee. Except as may otherwise be expressly provided in Section 19.4 or in any of the other Lease Documents, the Lessee shall not, without the prior written consent of the Lessor, in each instance, which consent may be withheld in the sole and absolute discretion of the Lessor:

       (a) convey, assign, hypothecate, transfer, dispose of or encumber, or permit the conveyance, assignment, transfer, hypothecation, disposal or encumbrance of all or any part of any legal or beneficial interest in this Lease, its other assets or the Leased Property; provided, however, that this restriction shall not apply to (i) the Permitted Encumbrances that may be created after the date hereof pursuant to the Lease Documents; (ii) Liens created in accordance with Section 6.1.2 against Tangible Personal Property securing Indebtedness permitted under Section 11.3.1(vi) relating to equipment leasing or financing for the exclusive use of the Leased Property;
(iii) the sale, conveyance, assignment, hypothecation, lease or other transfer of any material asset or assets (whether now owned or hereafter acquired), the fair market value of which equals or is less than TWENTY-FIVE THOUSAND DOLLARS ($25,000), individually, or ONE HUNDRED THOUSAND DOLLARS ($100,000) collectively; (iv) without limitation as to amount, the disposition in the ordinary course of business of any obsolete, worn out or defective fixtures, furnishings or equipment used in the operation of the Leased Property provided that the same are replaced with fixtures, furnishings or equipment of equal or greater utility or value or the Lessee provides the Lessor with an explanation (reasonably satisfactory to the Lessor) as to why such fixtures, furnishings or equipment is no longer required in connection with the operation of the Leased Property; (v) without limitation as to amount, any sale of inventory by the Lessee in the ordinary course of business; and (vi) subject to the terms of the Pledge Agreement and the Affiliated Party Subordination Agreement, distributions to the shareholders of the Lessee;

       (b) permit the use of the Facility for any purpose other than the Primary Intended Use; or

       (c) liquidate, dissolve or merge or consolidate with any other Person.

       11.5.2 No Liens. The Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any Lien, title retention agreement or claim upon or against the Leased Property (including the Lessee's interest therein) or the Lessee's interest in this Lease or any of the other Lease Documents, or in respect of the Rent, excluding (a) this Lease and any permitted Subleases, (b) the Permitted Encumbrances, (c) Liens which are consented to in writing by the Lessor, (d) Liens for those taxes of the Lessor which the Lessee is not required to pay hereunder, (e) Liens of mechanics, laborers, materialmen, suppliers or vendors for sums either not yet due or being contested in strict compliance with the terms and conditions of Article 15, (f) any Liens which are the responsibility of the Lessor pursuant to the provisions of Article 20, (g) Liens for Impositions which are either not yet due and payable or which are in the process of being contested in strict compliance with the terms and conditions of Article 15 and (h) involuntary Liens caused by the actions or omissions of the Lessor.

       11.5.3 Limits on Affiliate Transactions. The Lessee shall not enter into any transaction with any Affiliate, including, without limitation, the purchase, sale or exchange of any property, the rendering of any service to or with any Affiliate and the making of any loan or other extension of credit, except in the ordinary course of, and pursuant to the reasonable requirements of, the Lessee's business and upon fair and reasonable terms no less favorable to the Lessee than would be obtained in a comparable arms'-length transaction with any Person that is not an Affiliate.

       11.5.4 Intentionally Omitted.

       11.5.5 No Default. The Lessee shall not commit any default or breach under any of the Lease Documents.

       11.5.6 Intentionally Omitted.

       11.5.7 Intentionally Omitted.

       11.5.8 ERISA. The Lessee shall not establish or permit any Sublessee to establish any new pension or defined benefit plan or modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service without the advance consent of the Lessor to the amount of the aggregate past service liability thereby created.

       11.5.9 Forgiveness of Indebtedness. The Lessee will not waive, or permit any sublessee or Manager which is an Affiliate to waive any debt or claim, except in the ordinary course of its business.

       11.5.10 Value of Assets. Except as disclosed in the financial statements provided to the Lessor as of the date hereof, the Lessee will not write up (by creating an appraisal surplus or otherwise) the value of any assets of the Lessee above their cost to the Lessee, less the depreciation regularly allowable thereon.

       11.5.11 Changes in Fiscal Year and Accounting Procedures. The Lessee shall not, without the prior written consent of the Lessor, in each instance, which consent may be withheld in the Lessor's reasonable discretion (a) change its fiscal year or capital structure or (b) change, alter, amend or in any manner modify, except in accordance with GAAP, any of its current accounting procedures related to the method of revenue recognition, billing procedures or determinations of doubtful accounts or bad debt expenses nor will the Lessee permit any of its Subsidiaries to change its fiscal year or suffer or permit any circumstance to exist in which any Subsidiary is not wholly-owned, directly or indirectly, by the Lessee.

                                   ARTICLE 12

                             INSURANCE AND INDEMNITY

       12.1 General Insurance Requirements. During the Term of this Lease and thereafter until the Lessee surrenders the Leased Property in the manner required by this Lease, the Lessee shall at its sole cost and expense keep the Leased Property and the Tangible Personal Property located thereon and the business operations conducted on the Leased Property insured as set forth below.

       12.1.1 Types and Amounts of Insurance. The Lessee's insurance shall include the following:

       (a) property loss and physical damage insurance on an all-risk basis (with only such exceptions as the Lessor may in its reasonable discretion approve) covering the Leased Property (exclusive of Land) for its full replacement cost, which cost shall be reset once a year at the Lessor's option, with an agreed-amount endorsement and a deductible not in excess of TEN THOUSAND DOLLARS ($10,000.00). Such insurance shall include, without limitation, the following coverages: (i) increased cost of construction, (ii) cost of demolition, (iii) the value of the undamaged portion of the Facility and (iv) contingent liability from the operation of building laws, less exclusions provided in the normal "All Risk" insurance policy. During any period of construction, such insurance shall be on a builder's-risk, completed value, non-reporting form with permission to occupy;

       (b) flood insurance (if the Leased Property or any portion thereof is situated in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development or any other Governmental Authority that may in the future have jurisdiction over flood risk analysis) in limits acceptable to the Lessor;

       (c) boiler and machinery insurance (including related electrical apparatus and components) under a standard comprehensive form, providing coverage against loss or damage caused by explosion of steam boilers, pressure vessels or similar vessels, now or hereafter installed on the Leased Property, in limits acceptable to the Lessor;

       (d) earthquake insurance (if deemed necessary by the Lessor) in limits and with deductibles acceptable to the Lessor;

       (e) environmental impairment liability insurance (if available) in limits and with deductibles acceptable to the Lessor;

       (f) business interruption and/or rent loss insurance in an amount equal to the annual Base Rent due hereunder plus the aggregate sum of the Impositions relating to the Leased Property due and payable during one year;

       (g) comprehensive general public liability insurance including coverages commonly found in the Broad Form Commercial Liability Endorsements with amounts not less than [FIVE MILLION DOLLARS ($5,000,000)] per occurrence with respect to bodily injury and death and [THREE MILLION DOLLARS ($3,000,000)] for property damage and with all limits based solely upon occurrences at the Leased Property without any other impairment;

       (h) professional liability insurance in an amount not less than [TEN MILLION DOLLARS ($10,000,000)] for each medical incident;

       (i) physical damage insurance on an all-risk basis (with only such exceptions as the Lessor in its reasonable discretion shall approve) covering the Tangible Personal Property for the full replacement cost thereof and with a deductible not in excess of one percent (1%) of the full replacement cost thereof;

       (j) Workers' Compensation and Employers' Liability Insurance providing protection against all claims arising out of injuries to all employees of the Lessee or of any Sublessee (employed on the Leased Property or any portion thereof) in amounts equal for Workers' Compensation, to the statutory benefits payable to employees in the State and for Employers' Liability, to limits of not less than ONE HUNDRED THOUSAND DOLLARS ($100,000) for injury by accident, ONE HUNDRED THOUSAND DOLLARS ($100,000) per employee for disease and FIVE HUNDRED THOUSAND DOLLARS ($500,000) disease policy limit;

       (k) subsidence insurance (if deemed necessary by the Lessor) in limits acceptable to the Lessor; and

       (l) such other insurance as the Lessor from time to time may reasonably require and also, as may from time to time be required by applicable Legal Requirements and/or by any Fee Mortgagee.

       12.1.2 Insurance Company Requirements. All such insurance required by this Lease or the other Lease Documents shall be issued and underwritten by insurance companies licensed to do insurance business by, and in good standing under the laws of, the State and which companies have and maintain a rating of A:X or better by A.M. Best Co.

       12.1.3 Policy Requirements. Every policy of insurance from time to time required under this Lease or any of the other Lease Documents (other than worker's compensation) shall name the Lessor as owner, loss payee, secured party (to the extent applicable) and additional named insured as its interests may appear. If an insurance policy covers properties other than the Leased Property, then the Lessor shall be so named with respect only to the Leased Property. Each such policy, where applicable or appropriate, shall:

       (a) include an agreed amount endorsement and loss payee, additional named insured and secured party endorsements, in forms acceptable to the Lessor in its sole and absolute discretion;

       (b) include mortgagee, secured party, loss payable and additional named insured endorsements reasonably acceptable to each Fee Mortgagee;

       (c) provide that the coverages may not be canceled or materially modified except upon thirty (30) days' prior written notice to the Lessor and any Fee Mortgagee;

       (d) be payable to the Lessor and any Fee Mortgagee notwithstanding any defense or claim that the insurer may have to the payment of the same against any other Person holding any other interest in the Leased Property;

       (e) be endorsed with standard noncontributory clauses in favor of and in form reasonably acceptable to the Lessor and any Fee Mortgagee;

       (f) expressly waive any right of subrogation on the part of the insurer against the Lessor, any Fee Mortgagee or the Leasing Group; and

       (g) otherwise be in such forms as shall be reasonably acceptable to the Lessor.

       12.1.4 Notices; Certificates and Policies. The Lessee shall promptly provide to the Lessor copies of any and all notices (including notice of non-renewal), claims and demands which the Lessee receives from insurers of the Leased Property. At least ten (10) days prior to the expiration of any insurance policy required hereunder, the Lessee shall deliver to the Lessor certificates and evidence of insurance relating to all renewals and replacements thereof, together with evidence, satisfactory to the Lessor, of payment of the premiums thereon. The Lessee shall deliver to the Lessor original counterparts or copies certified by the insurance company to be true and complete copies, of all insurance policies required hereunder not later than the earlier to occur of
(a) ninety (90) days after the effective date of each such policy and (b) ten
(10) days after receipt thereof by the Lessee.

       12.1.5 Lessor's Right to Place Insurance. If the Lessee shall fail to obtain any insurance policy required hereunder by the Lessor, or shall fail to deliver the certificate and evidence of insurance relating to any such policy to the Lessor, or if any insurance policy required hereunder (or any part thereof) shall expire or be canceled or become void or voidable by reason of any breach of any condition thereof, or if the Lessor determines that such insurance coverage is unsatisfactory by reason of the failure or impairment of the capital of any insurance company which wrote any such policy, upon demand by the Lessor, the Lessee shall promptly obtain new or additional insurance coverage on the Leased Property, or for those risks required to be insured by the provisions hereof, satisfactory to the Lessor, and, at its option, the Lessor may obtain such insurance and pay the premium or premiums therefor; in which event any amount so paid or advanced by the Lessor and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), shall be a demand obligation of the Lessee to the Lessor, payable as an Additional Charge.

       12.1.6 Payment of Proceeds. All insurance policies required hereunder (except for general public liability, professional liability and workers' compensation and employers liability insurance) shall provide that in the event of loss, injury or damage, subject to the rights of any Fee Mortgagee, all proceeds shall be paid to the Lessor alone (rather than jointly to the Lessee and the Lessor). The Lessor is hereby authorized to adjust and compromise any such loss with the consent of the Lessee or, following any Lease Default, whether or not cured, without the consent of the Lessee, and to collect and receive such proceeds in the name of the Lessor and the Lessee, and the Lessee appoints the Lessor (or any agent designated by the Lessor) as the Lessee's attorney-in-fact with full power of substitution, to endorse the Lessee's name upon any check in payment thereof. Subject to the provisions of Article 13, such insurance proceeds shall be applied first toward reimbursement of all costs and expenses reasonably incurred by the Lessor in collecting said insurance proceeds, then toward payment of the Lease Obligations or any portion thereof, then due and payable, in such order as the Lessor determines, and then in whole or in part toward restoration, repair or reconstruction of the Leased Property for which such insurance proceeds shall have been paid.

       12.1.7 Irrevocable Power of Attorney. The power of attorney conferred on the Lessor pursuant to the provisions of this Section 12.1, being coupled with an interest, shall be irrevocable for as long as this Lease is in effect or any Lease Obligations are outstanding, shall not be affected by any disability or incapacity which the Lessee may suffer and shall survive the same. Such power of attorney, is provided solely to protect the interests of the Lessor and shall not impose any duty on the Lessor to exercise any such power, and neither the Lessor nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or willful misconduct.

       12.1.8 Blanket Policies. Notwithstanding anything to the contrary contained herein, the Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by the Lessee and its Affiliates; provided, however, that the coverage afforded to the Lessor shall not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided, further that the requirements of this Section 12.1 are otherwise satisfied.

       12.1.9 No Separate Insurance. The Lessee shall not, on the Lessee's own initiative or pursuant to the request or requirement of any other Person, take out separate insurance concurrent in form or contributing in the event of loss with the insurance required hereunder to be furnished by the Lessee, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless (a) all parties having an insurable interest in the subject matter of the insurance, including the Lessor, are included therein as additional insureds and (b) losses are payable under said insurance in the same manner as losses are required to be payable under this Lease. The Lessee shall immediately notify the Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional insurance policy or policies.

       12.1.10 Assignment of Unearned Premiums. The Lessee hereby assigns to the Lessor all rights of the Lessee in and to any unearned premiums allocable to the Leased Property on any insurance policy required hereunder to be furnished by the Lessee which may become payable or are refundable after the occurrence of an Event of Default hereunder. In the event that this Lease is terminated for any reason (other than the purchase of the Leased Property by the Lessee), the insurance policies required to be maintained hereunder, including all right, title and interest of the Lessee thereunder, shall become the absolute property of the Lessor.

       12.2 Indemnity.

       12.2.1 Indemnification. Except with respect to the gross negligence or willful misconduct of the Lessor or any of the other Indemnified Parties, as to which no indemnity is provided, the Lessee hereby agrees to defend with counsel acceptable to the Lessor, indemnify and hold harmless the Lessor and each of the other Indemnified Parties from and against all damages, losses, claims, liabilities, obligations, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees, court costs and other expenses of litigation) suffered by, or claimed or asserted against, the Lessor or any of the other Indemnified Parties, directly or indirectly, based on, arising out of or resulting from (a) the use and occupancy of the Leased Property or any business conducted therein, (b) any act, fault, omission to act or misconduct by
(i) any member of the Leasing Group, (ii) any Affiliate of the Lessee or (iii) any employee, agent, licensee, business invitee, guest, customer, contractor or sublessee of any of the foregoing parties, relating to, directly or indirectly, the Leased Property, (c) any accident, injury or damage whatsoever caused to any Person, including, without limitation, any claim of malpractice, or to the property of any Person in or about the Leased Property or outside of the Leased Property where such accident, injury or damage results or is claimed to have resulted from any act, fault, omission to act or misconduct by any member of the Leasing Group or any Affiliate of the Lessee or any employee, agent, licensee, contractor or sublessee of any of the foregoing parties, (d) any Lease Default,
(e) any claim brought or threatened against any of the Indemnified Parties by any member of the Leasing Group or by any other Person on account of (i) the Lessor's relationship with any member of the Leasing Group pertaining in any way to the Leased Property and/or the transaction evidenced by the Lease Documents and/or (ii) the Lessor's negotiation of, entering into and/or performing any of its obligations and/or exercising any of its right and remedies under any of the Lease Documents, (f) any attempt by any member of the Leasing Group or any Affiliate of the Lessee to transfer or relocate any of the Permits to any location other than the Leased Property and/or (g) the enforcement of this indemnity. Any amounts which become payable by the Lessee under this Section
12.2.1 shall be a demand obligation of the Lessee to the Lessor, payable as an Additional Charge. The indemnity provided for in this Section 12.2.1 shall survive any termination of this Lease.

       12.2.2 Indemnified Parties. As used in this Lease the term "Indemnified Parties" shall mean Lessor, any Fee Mortgagee and their respective successors, assigns, employees, servants, agents, attorneys, officers, directors, shareholders, partners and owners.

       12.2.3 Limitation on Lessor Liability. Neither the Lessor nor any Affiliate of the Lessor shall be liable to any member of the Leasing Group or any Affiliate of any member of the Leasing Group, or to any other Person whatsoever for any damage, injury, loss, compensation, or claim (including, but not limited to, any claim for the interruption of or loss to any business conducted on the Leased Property) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, the following: (a) repairs to the Leased Property, (b) interruption in use of the Leased Property; (c) any accident or damage resulting from the use or operation of the Leased Property or any business conducted thereon; (d) the termination of this Lease by reason of Casualty or Condemnation, (e) any fire, theft or other casualty or crime, (f) the actions, omissions or misconduct of any other Person, (g) damage to any property, or (h) any damage from the flow or leaking of water, rain or snow. All Tangible Personal Property and the personal property of any other Person on the Leased Property shall be at the sole risk of the Lessee and the Lessor shall not in any manner be held responsible therefor. Notwithstanding the foregoing, the Lessor shall not be released from liability for any injury, loss, damage or liability suffered directly by the Lessee to the extent caused directly by the gross negligence or willful misconduct of the Lessor, its servants, employees or agents acting within the scope of their authority on or about the Leased Property or in regards to the Lease; provided, however, that in no event shall the Lessor, its servants, employees or agents have any liability based on any loss with respect to or interruption in the operation of any business at the Leased Property or for any indirect or consequential damages.

       12.2.4 Risk of Loss. During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of any damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, levies or executions of Liens (other than those created by the Lessor in accordance with the provisions of Article 20) is assumed by the Lessee and, in the absence of the gross negligence or willful misconduct as set forth in
Section 12.2.3, the Lessor shall in no event be answerable or accountable therefor (except for the obligation to account for insurance proceeds and Awards to the extent provided for in Articles 13 and 14) nor shall any of the events mentioned in this Section entitle the Lessee to any abatement of Rent (except for an abatement, if any, as specifically provided for in Section 3.8).


                                   ARTICLE 13

                               FIRE AND CASUALTY

       13.1   Restoration Following Fire or Other Casualty.

       13.1.1 Following Fire or Casualty. In the event of any damage or destruction to the Leased Property by reason of fire or other hazard or casualty (a "Casualty"), the Lessee shall give immediate written notice thereof to the Lessor and, subject to the terms of this Article 13, the Lessee shall proceed with reasonable diligence, in full compliance with all applicable Legal Requirements, to perform such repairs, replacement and reconstruction work (referred to herein as the "Work") to restore the Leased Property to the condition it was in immediately prior to such damage or destruction and to a condition adequate to operate the Facility for the Primary Intended Use and in compliance with Legal Requirements. All Work shall be performed and completed in accordance with all Legal Requirements and the other requirements of this Lease within one hundred and twenty (120) days following the occurrence of the damage or destruction plus a reasonable time to compensate for Unavoidable Delays (including for the purposes of this Section, delays in obtaining Permits and in adjusting insurance losses), but in no event beyond two-hundred and seventy
(270) days following the occurrence of the Casualty.

       13.1.2 Procedures. In the event that any Casualty results in non-structural damage to the Leased Property in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000) or in any structural damage to the Leased Property, regardless of the extent of such structural damage, prior to commencing the Work, the Lessee shall comply with the following requirements:

       (a) The Lessee shall furnish to the Lessor complete plans and specifications for the Work (collectively, the "Plans and Specifications"), for the Lessor's approval, in each instance, which approval shall not be unreasonably withheld. The Plans and Specifications shall bear the signed approval thereof by an architect, licensed to do business in the State, reasonably satisfactory to the Lessor and shall be accompanied by a written estimate from the architect, bearing the architect's seal, of the entire cost of completing the Work, and to the extent feasible, the Plans and Specifications shall provide for Work of such nature, quality and extent, that, upon the completion thereof, the Leased Property shall be at least equal in value and general utility to its value and general utility prior to the Casualty and shall be adequate to operate the Leased Property for the Primary Intended Use;

       (b) The Lessee shall furnish to the Lessor certified or photostatic copies of all Permits and Contracts required by all applicable Legal Requirements in connection with the commencement and conduct of the Work;

       (c) The Lessee shall furnish to the Lessor a cash deposit or a payment and performance bond sufficient to pay for completion of and payment for the Work in an amount not less than the architect's estimate of the entire cost of completing the Work, less the amount of property insurance proceeds, if any, then held by the Lessor and which the Lessor shall be required to apply toward restoration of the Leased Property as provided in Section 13.2;

       (d) The Lessee shall furnish to the Lessor such insurance with respect to the Work (in addition to the insurance required under Section 12.1 hereof) in such amounts and in such forms as is reasonably required by the Lessee; and

       (e) The Lessee shall not commence any of the Work until the Lessee shall have complied with the requirements set forth in clauses (a) through (d) immediately above, as applicable, and, thereafter, the Lessee shall perform the Work diligently, in a good and workmanlike fashion and in good faith in accordance with (i) the Plans and Specifications referred to in clause (a) immediately above, (ii) the Permits and Contracts referred to in clause (b) immediately above and (iii) all applicable Legal Requirements and other requirements of this Lease; provided, however, that in the event of a bona fide emergency during which the Lessee is unable to contact the appropriate representatives of the Lessor, the Lessee may commence such Work as may be necessary in order to address such emergency without the Lessor's prior approval, as long as the Lessee immediately thereafter advises the Lessor of such emergency and the nature and scope of the Work performed and obtains the Lessor's approval of the remaining Work to be completed.

       13.1.3 Disbursement of Insurance Proceeds. If, as provided in Section 13.2, the Lessor is required to apply any property insurance proceeds toward repair or restoration of the Leased Property, then as long as the Work is being diligently performed by the Lessee in accordance with the terms and conditions of this Lease, the Lessor shall disburse such insurance proceeds from time to time during the course of the Work in accordance with and subject to satisfaction of the following provisions and conditions. The Lessor shall not be required to make disbursements more often than at thirty (30) day intervals. The Lessee shall submit a written request for each disbursement at least ten (10) Business Days in advance and shall comply with the following requirements in connection with each disbursement:

       (a) Prior to the commencement of any Work, the Lessee shall have received the Lessor's written approval of the Plans and Specifications (which approval shall not be unreasonably withheld) and the Work shall be supervised by an experienced construction manager with the consultation of an architect or engineer qualified and licensed to do business in the State.

       (b) Each request for payment shall be accompanied by (x) a certificate of the architect or engineer, bearing the architect's or engineer's seal, and (y) a certificate of the general contractor, qualified and licensed to do business in the State, that is performing the Work (collectively, the "Work Certificates"), each dated not more than ten (10) days prior to the application for withdrawal of funds, and each stating:

       (i) that all of the Work performed as of the date of the certificates has been completed in compliance with the approved Plans and Specifications, applicable Contracts and all applicable Legal Requirements;

       (ii) that the sum then requested to be withdrawn has been paid by the Lessee or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons, whose names and addresses shall be stated therein, who have rendered or furnished certain services or materials for the Work, and the certificate shall also include a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of said Persons in respect thereof and stating the progress of the Work up to the date of said certificate;

       (iii) that the sum then requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate;

       (iv) that the remainder of the funds held by the Lessor will be sufficient to pay for the full completion of the Work in accordance with the Plans and Specifications;

       (v) that no part of the cost of the services and materials described in the applicable Work Certificate has been or is being made the basis of the withdrawal of any funds in any previous or then pending application; and

       (vi) that, except for the amounts, if any, specified in the applicable Work Certificate to be due for services and materials, there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the Work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar Lien upon the Leased Property.

       (c) The Lessee shall deliver to the Lessor satisfactory evidence that the Leased Property and all materials and all property described in the Work Certificates are free and clear of Liens, except (i) Liens, if any, securing indebtedness due to Persons (whose names and addresses and the several amounts due them shall be stated therein) specified in an applicable Work Certificate, which Liens shall be discharged upon disbursement of the funds then being requested, (ii) any Fee Mortgage and (iii) the Permitted Encumbrances. The Lessor shall accept as satisfactory evidence of the foregoing lien waivers in customary form from the general contractor and all subcontractors performing the Work, together with an endorsement of its title insurance policy (relating to the Leased Property) in form acceptable to the Lessor, dated as of the date of the making of the then current disbursement, confirming the foregoing.

       (d) If the Work involves alteration or restoration of the exterior of any Leased Improvement that changes the footprint of any Leased Improvement, the Lessee shall deliver to the Lessor, upon the request of the Lessor, an "as-built" survey of the Leased Property dated as of a date within ten (10) days prior to the making of the first and final advances (or revised to a date within ten (10) days prior to each such advance) showing no encroachments other than such encroachments, if any, by the Leased Improvements upon or over the Permitted Encumbrances as are in existence as of the date hereof.

       (e) The Lessee shall deliver to the Lessor (i) an opinion of counsel (satisfactory to the Lessor both as to counsel and as to the form of opinion) prior to the first advance opining that all necessary Permits for the repair, replacement and/or restoration of the Leased Property have been obtained and that the Leased Property, if repaired, replaced or rebuilt in accordance, in all material respects, with the approved Plans and Specifications and such Permits, shall comply with all applicable Legal Requirements and (ii) an architect's certificate (satisfactory to the Lessor both as to the architect and as to the form of the certificate) prior to the final advance, certifying that the Leased Property was repaired, replaced or rebuilt in accordance, in all material respects, with the approved Plans and Specifications and complies with all applicable Legal Requirements, including, without limitation, all Permits referenced in the foregoing clause (i).

       (f) There shall be no Lease Default or any state of facts or circumstance existing which, with the giving of notice and/or the passage of time, would constitute any Lease Default.

The Lessor, at its option, may waive any of the foregoing requirements in whole or in part in any instance. Upon compliance by the Lessee with the foregoing requirements (except for such requirements, if any, as the Lessor may have expressly elected to waive), and to the extent of (x) the insurance proceeds, if any, which the Lessor may be required to apply to restoration of the Leased Property pursuant to the provisions of this Lease and (y) all other cash deposits made by the Lessee, the Lessor shall make available for payment to the Persons named in the Work Certificate the respective amounts stated in said certificate(s) to be due, subject to a retention of ten percent (10%) as to all hard costs of the Work (the "Retainage"). It is understood that the Retainage is intended to provide a contingency fund to assure the Lessor that the Work shall be fully completed in accordance with the Plans and Specifications and the requirements of the Lessor. Upon the full and final completion of all of the Work in accordance with the provisions hereof, the Retainage shall be made available for payment to those Persons entitled thereto.

Upon completion of the Work, and as a condition precedent to making any further advance, in addition to the requirements set forth above, the Lessee shall promptly deliver to the Lessor:

       (i) written certificates of the architect or engineer, bearing the architect's or engineer's seal, and the general contractor, certifying that the Work has been fully completed in a good and workmanlike manner in material compliance with the Plans and Specifications and all Legal Requirements;

       (ii) an endorsement of its title insurance policy (relating to the Leased Property) in form reasonably acceptable to the Lessor insuring the Leased Property against all mechanic's and materialman's liens accompanied by the final lien waivers from the general contractor and all subcontractors;

       (iii) a certificate by the Lessee in form and substance reasonably satisfactory to the Lessor, listing all costs and expenses in connection with the completion of the Work and the amount paid by the Lessee with respect to the Work; and

       (iv) a temporary certificate of occupancy (if obtainable) and all other applicable Permits and Contracts (that have not previously been delivered to the Lessor) issued by or entered into with any Governmental Authority with respect to the Leased Property and the Primary Intended Use and by the appropriate Board of Fire Underwriters or other similar bodies acting in and for the locality in which the Leased Property is situated; provided, that within thirty (30) days after completion of the Work, the Lessee shall obtain and deliver to the Lessor a permanent certificate of occupancy for the Leased Property.

       Upon completion of the Work and delivery of the documents required pursuant to the provisions of this Section 13.1, the Lessor shall pay the Retainage to the Lessee or to those Persons entitled thereto and if there shall be insurance proceeds or cash deposits, other than the Retainage, held by the Lessor in excess of the amounts disbursed pursuant to the foregoing provisions, then provided that no Lease Default has occurred and is continuing, nor any state of facts or circumstances which, with the giving of notice and/or the passage of time would constitute a Lease Default, the Lessor shall pay over such proceeds or cash deposits to the Lessee.

       No inspections or any approvals of the Work during or after construction shall constitute a warranty or representation by the Lessor, or any of its agents or Consultants, as to the technical sufficiency, adequacy or safety of any structure or any of its component parts, including, without limitation, any fixtures, equipment or furnishings, or as to the subsoil conditions or any other physical condition or feature pertaining to the Leased Property. All acts, including any failure to act, relating to the Lessor are performed solely for the benefit of the Lessor to assure the payment and performance of the Lease Obligations and are not for the benefit of the Lessee or the benefit of any other Person.

       13.2 Disposition of Insurance Proceeds.

       13.2.1 Proceeds To Be Released to Pay For Work. In the event of any Casualty, except as provided for in Section 13.2.2, the Lessor shall release proceeds of property insurance held by it to pay for the Work in accordance with the provisions and procedures set forth in this Article 13, only if:

       (a) all of the terms, conditions and provisions of Sections 13.1 and
13.2.1 are satisfied;

       (b) there does not then exist any Lease Default or any state of facts or circumstance which, with the giving of notice and/or the passage of time, would constitute such a Lease Default;

       (c) The Lessee demonstrates to the Lessor's satisfaction that the Lessee has the financial ability to satisfy the Lease Obligations during such repair or restoration; and

       (d) no Sublease (excluding Resident Agreements) material to the operation of the Facility immediately prior to such damage or taking shall have been canceled or terminated, nor contain any still exercisable right to cancel or terminate, due to such Casualty if and to the extent that the income from such Sublease is necessary in order to avoid the violation of any of the financial covenants set forth in this Lease or otherwise to avoid the creation of an Event of Default.

       13.2.2 Proceeds Not To Be Released. If, as the result of any Casualty, the Leased Property is damaged to the extent it is rendered Unsuitable For Its Primary Intended Use and if either: (a) the Lessee, after exercise of diligent efforts, cannot within a reasonable time (not in excess of ninety (90) days) obtain all necessary Permits in order to be able to perform all required Work and to again operate the Facility for its Primary Intended Use within two hundred and seventy (270) days from the occurrence of the damage or destruction in substantially the manner as immediately prior to such damage or destruction or (b) such Casualty occurs during the last twenty-four (24) months of the Term and would reasonably require more than nine (9) months to obtain all Permits and complete the Work, then the Lessee may either (i) acquire the Leased Property from the Lessor for a purchase price equal to the greater of (x) the Lessor's Investment or (y) the Fair Market Value of the Leased Property minus the Fair Market Added Value, with the Fair Market Value and the Fair Market Added Value to be determined as of the day immediately prior to such Casualty and prior to any other Casualty which has not been fully repaired, restored or replaced, in which event, the Lessee shall be entitled upon payment of the full purchase price to receive all property insurance proceeds (less any costs and expenses incurred by the Lessor in collecting the same), or (ii) terminate this Lease, in which event (subject to the provisions of the last sentence of this Section 13.2.2) the Lessor shall be entitled to receive and retain the insurance proceeds; provided, however, that the Lessee shall only have such right of termination effective upon payment to the Lessor of all Rent and other sums due under this Lease and the other Lease Documents through the date of termination plus an amount, which when added to the sum of (1) the Fair Market Value of the Leased Property as affected by all unrepaired or unrestored damage due to any Casualty (and giving due regard for delays, costs and expenses incident to completing all repair or restoration required to fully repair or restore the same) plus (2) the amount of insurance proceeds actually received by the Lessor (net of costs and expenses incurred by the Lessor in collecting the same) equals
(3) the greater of the Lessor's Investment or the Fair Market Value of the Leased Property minus the Fair Market Added Value, with the Fair Market Value and the Fair Market Added Value to be determined as of the day immediately prior to such Casualty and prior to any other Casualty which has not been fully repaired. Any acquisition of the Leased Property pursuant to the terms of this
Section 13.2.2 shall be consummated in accordance with the provisions of Article 18, mutatis, mutandis. If such termination becomes effective, the Lessor shall assign to the Lessee any outstanding insurance claims.

       13.2.3 Lessee Responsible for Short-Fall. If the cost of the Work exceeds the amount of proceeds received by the Lessor from the property insurance required under Article 12 (net of costs and expenses incurred by the Lessor in collecting the same), the Lessee shall be obligated to contribute any excess amount needed to repair or restore the Leased Property and pay for the Work. Such amount shall be paid by the Lessee to the Lessor together with any other property insurance proceeds for application to the cost of the Work.

       13.3 Tangible Personal Property. All insurance proceeds payable by reason of any loss of or damage to any of the Tangible Personal Property shall be paid to the Lessor as secured party, subject to the rights of the holders of any Permitted Prior Security Interests, and, thereafter, provided that no Lease Default, nor any fact or circumstance which with the giving of notice and/or the passage of time could constitute a Lease Default, has occurred and is continuing, the Lessor shall pay such insurance proceeds to the Lessee to reimburse the Lessee for the cost of repairing or replacing the damaged Tangible Personal Property, subject to the terms and conditions set forth in the other provisions of this Article 13, mutatis mutandis.

       13.4 Restoration of Certain Improvements and the Tangible Personal Property. If the Lessee is required or elects to restore the Facility, the Lessee shall either (a) restore (i) all alterations and improvements to the Leased Property made by the Lessee and (ii) the Tangible Personal Property or
(b) replace such alterations and improvements and the Tangible Personal Property with improvements or items of the same or better quality and utility in the operation of the Leased Property.

       13.5 No Abatement of Rent. In no event shall any Rent abate as a result of any Casualty.

       13.6 Termination of Certain Rights. Any termination of this Lease pursuant to this Article 13 shall cause any right of the Lessee to extend the Term of this Lease, granted to the Lessee herein and any right of the Lessee to purchase the Leased Property contained in this Lease to be terminated and to be without further force or effect.

       13.7 Waiver. The Lessee hereby waives any statutory rights of termination which may arise by reason of any damage or destruction to the Leased Property due to any Casualty which the Lessee is obligated to restore or may restore under any of the provisions of this Lease.

       13.8 Application of Rent Loss and/or Business Interruption Insurance. All proceeds of rent loss and/or business interruption insurance (collectively, "Rent Insurance Proceeds") shall be paid to the Lessor and dealt with as follows:

       (a) if the Work has been promptly and diligently commenced by the Lessee and is in the process of being completed in accordance with this Lease and no fact or condition exists which constitutes, or which with the giving of notice and/or the passage of time would constitute, a Lease Default, the Lessor shall each month pay to the Lessee out of the Rent Insurance Proceeds a sum equal to that amount, if any, of the Rent Insurance Proceeds paid by the insurer which is allocable to the rental loss and/or business interruption for the preceding month minus an amount equal to the sum of the Rent due hereunder for such month plus any Impositions relating to the Leased Property then due and payable;

       (b) if the Work has not been promptly and diligently commenced by the Lessee or is not in the process of being completed in accordance with this Lease, the Rent Insurance Proceeds shall be applied to any Rent then due, and, to the extent sufficient therefor, an amount equal to Base Rent, Impositions and insurance premiums payable for the next twelve (12) months, as reasonably projected by the Lessor, shall be held by the Lessor as security for the Lease Obligations and applied to the payment of Rent as it becomes due; and

       (c) if such Rent Insurance Proceeds received by the Lessor (net of costs and expenses incurred by the Lessor in collecting the same) exceed the amounts required under clauses (a) and (b) above, the excess shall be paid to the Lessee, provided no fact or circumstance exists which constitutes, or with notice, or passage of time, or both, would constitute, a Lease Default.

Notwithstanding the foregoing, the Lessor may at its option use or release the Rent Insurance Proceeds to pay for the Work and, if a Lease Default exists, the Lessor may apply all such insurance proceeds towards the Lease Obligations or hold such proceeds as security therefor.

       13.9 Obligation To Account. Upon the Lessee's written request, which may not be made not more than once in any three (3) month period, the Lessor shall provide the Lessee with a written accounting of the application of all insurance proceeds received by the Lessor.

                                   ARTICLE 14

                                  CONDEMNATION

       14.1 Parties' Rights and Obligations. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of the parties shall be determined by this Article 14.

       14.2 Total Taking. If there is a permanent Taking of all or substantially all of the Leased Property, this Lease shall terminate on the Date of Taking.

       14.3 Partial or Temporary Taking. If there is a Permanent Taking of a portion of the Leased Property, or if there is a temporary Taking of all or a portion of the Leased Property, this Lease shall remain in effect so long as the Leased Property is not thereby rendered permanently Unsuitable For Its Primary Intended Use or temporarily Unsuitable For Its Primary Intended Use for a period not likely to, or which does not, exceed two hundred and seventy (270) days. If, however, the Leased Property is thereby so rendered permanently or temporarily Unsuitable For Its Primary Intended Use:
(a) the Lessee shall have the right to restore the Leased Property, at its own expense, (subject to the right under certain circumstances as provided for in Section 14.5 to receive the net proceeds of an Award for reimbursement) to the extent possible, to substantially the same condition as existed immediately before the partial or temporary Taking or (b) the Lessee shall have the right to acquire the Leased Property from the Lessor (i) upon payment of all Rent due through the date that the purchase price is paid, for a purchase price equal to the greater of (x) the Lessor's Investment or (y) the Fair Market Value of the Leased Property minus the Fair Market Added Value, with the Fair Market Value of the Leased Property and the Fair Market Added Value to be determined as of the day immediately prior to such partial or temporary Taking and (ii) in accordance with the terms and conditions set forth in Article 18; in which event, this Lease shall terminate upon payment of such purchase price and the consummation of such acquisition. Notwithstanding the foregoing, the Lessor may overrule the Lessee's election under clause (a) or (b) and instead either (1) terminate this Lease as of the date when the Lessee is required to surrender possession of the portion of the Leased Property so taken or (2) compel the Lessee to keep the Lease in full force and effect and to restore the Leased Property as provided in clause (a) above, but only if the Leased Property may be operated for at least eighty percent (80%) of the unit capacity of the Facility if operated in accordance with its Primary Intended Use. The Lessee shall exercise its election under this Section 14.3 by giving the Lessor notice thereof ("Lessee's Election Notice") within sixty (60) days after the Lessee receives notice of the Taking. The Lessor shall exercise its option to overrule the Lessee's election under this Section 14.3 by giving the Lessee notice of the Lessor's exercise of its rights under Section 14.3 within thirty (30) days after the Lessor receives the Lessee's Election Notice. If, as the result of any such partial or temporary Taking, this Lease is not terminated as provided above, the Lessee shall be entitled to an abatement of Rent, but only to the extent, if any, provided for in Section 3.7, effective as of the date upon which the Leased Property is rendered Unsuitable For Its Primary Intended Use.

       14.4 Restoration. If there is a partial or temporary Taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 14.3, the Lessee shall accomplish all necessary restoration and the Lessor shall release the net proceeds of such Award to reimburse the Lessee for the actual reasonable costs and expenses thereof, subject to all of the conditions and provisions set forth in Article 13 as though the Taking was a Casualty and the Award was insurance proceeds. If the cost of the restoration exceeds the amount of the Award (net of costs and expenses incurred in obtaining the Award), the Lessee shall be obligated to contribute any excess amount needed to restore the Facility or pay for such costs and expenses. To the extent that the cost of restoration is less than the amount of the Award (net of cost and expenses incurred in obtaining the Award), the remainder of the Award shall be retained by the Lessor and Rent shall be abated as set forth in Section 3.7.

       14.5 Award Distribution. In the event the Lessee completes the purchase of the Leased Property, as described in Section 14.3, the entire Award shall, upon payment of the purchase price and all Rent and other sums due under this Lease and the other Lease

Documents, belong to the Lessee and the Lessor agrees to assign to the Lessee all of the Lessor's rights thereto. In any other event, the entire Award shall belong to and be paid to the Lessor.

        14.6 Control of Proceedings. Subject to the rights of any Fee Mortgagee, unless and until the Lessee completes the purchase of the Leased Property as provided in Section 14.3, all proceedings involving any Taking and the prosecution of claims arising out of any Taking against the Condemnor shall be conducted, prosecuted and settled by the Lessor; provided, however, that the Lessor shall keep the Lessee apprised of the progress of all such proceedings and shall solicit the Lessee's advice with respect thereto and shall give due consideration to any such advice. In addition, the Lessee shall reimburse the Lessor (as an Additional Charge) for all costs and expenses, including reasonable attorneys' fees, appraisal fees, fees of expert witnesses and costs of litigation or dispute resolution, in relation to any Taking, whether or not this Lease is terminated; provided, however, if this Lease is terminated as a result of a Taking, the Lessee's obligation to so reimburse the Lessor shall be diminished by the amount of the Award, if any, received by the Lessor which is in excess of the Lessor's Investment.

                                   ARTICLE 15

                               PERMITTED CONTESTS

       15.1. Lessee's Right to Contest. To the extent of the express references made to this Article 15 in other Sections of this Lease, the Lessee, any Sublessee or any Manager on their own or on the Lessor's behalf (or in the Lessor's name), but at their sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence (until the resolution thereof), the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, the decision of any Governmental
Authority related to the operation of the Leased Property for its Primary Intended Use or any Lien or claim relating to the Leased Property not otherwise permitted by this Agreement; provided, that (a) prior written notice of such contest is given to the Lessor, (b) in the case of an unpaid Imposition, Lien or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from the Lessor and/or compliance by any applicable member of the Leasing Group with the contested Legal Requirement or other matter may be legally delayed pending the prosecution of any such proceeding without the occurrence or creation of any Lien, charge or liability of any kind against the Leased Property, (c) neither the Leased Property nor any rent therefrom would be in any immediate danger of being sold, forfeited, attached or lost as a result of such proceeding, (d) in the case of a Legal Requirement, neither the Lessor nor any member of the Leasing Group would be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (e) in the event that any such contest shall involve a sum of money or potential loss in excess of TEN THOUSAND DOLLARS ($10,000), the Lessee shall deliver to the Lessor an Officer's Certificate and opinion of counsel, if the Lessor deems the delivery of an opinion to be appropriate, certifying or opining, as the case may be, as to the validity of the statements set forth to the effect set forth in clauses (b), (c) and (d), to the extent applicable, (f) the Lessee shall give such cash security as may be demanded in good faith by the Lessor to insure ultimate payment of any fine, penalty, interest or cost and to prevent any sale or forfeiture of the affected portion of the Leased Property by reason of such non-payment or non-compliance, (g) if such contest is finally resolved against the Lessor or any member of the Leasing Group, the Lessee shall promptly pay, as Additional Charges due hereunder, the amount required to be paid, together with all interest and penalties accrued thereon and/or comply (and cause any Sublessee and any Manager to comply) with the applicable Legal Requirement, and (h) no state of facts or circumstance exists which constitutes, or with the passage of time and/or the giving of notice, could constitute a Lease Default; provided, however, the provisions of this Article 15 shall not be construed to permit the Lessee to contest the payment of Rent or any other sums payable by the Lessee to the Lessor under any of the Lease Documents.

       15.2 Lessor's Cooperation. The Lessor, at the Lessee's sole cost and expense, shall execute and deliver to the Lessee such authorizations and other documents as may reasonably be required in any such contest, so long as the same does not expose the Lessor to any civil or criminal liability, and, if reasonably requested by the Lessee or if the Lessor so desires, the Lessor shall join as a party therein.

        15.3 Lessee's Indemnity. The Lessee, as more particularly provided for in Section 12.2, shall indemnify, defend (with counsel acceptable to the Lessor) and save the Lessor harmless against any liability, cost or expense of any kind, including, without limitation, attorneys' fees and expenses that may be imposed upon the Lessor in connection with any such contest and any loss resulting therefrom and in the enforcement of this indemnification.

                                   ARTICLE 16

                                     DEFAULT

       16.1 Events of Default. Each of the following shall constitute an "Event of Default" hereunder and shall entitle the Lessor to exercise its remedies hereunder and under any of the other Lease Documents:

       (a) any failure of the Lessee to pay any amount due hereunder or under any of the other Lease Documents within ten (10) days following the date when such payment was due;

       (b) any failure in the observance or performance of any other covenant, term, condition or warranty provided in this Lease or any of the other Lease Documents, other than the payment of any monetary obligation and other than as specified in subsections (c) through (v) below (a "Failure to Perform"), continuing for thirty (30) days after the giving of notice by the Lessor to the Lessee specifying the nature of the Failure to Perform; except as to matters not susceptible to cure within thirty (30) days, provided that with respect to such matters, (i) the Lessee commences the cure thereof within thirty (30) days after the giving of such notice by the Lessor to the Lessee, (ii) the Lessee continuously prosecutes such cure to completion, (iii) such cure is completed within ninety (90) days after the giving of such notice by the Lessor to the Lessee and (iv) such Failure to Perform does not impair the value of, or the Lessor's rights with respect to, the Leased Property;

       (c) the occurrence of any default or breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, under any of the other Lease Documents;

       (d) if any representation, warranty or statement contained herein or in any of the other Lease Documents proves to be untrue in any material respect as of the date when made or at any time during the Term if such representation or warranty is a continuing representation or warranty pursuant to Section 10.2;

       (e) if any member of the Leasing Group shall (i) voluntarily be adjudicated a bankrupt or insolvent, (ii) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Property, (iii) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (iv) make a general assignment for the benefit of creditors, (v) make or offer a composition of its debts with its creditors or (vi) be unable to pay its debts as such debts mature;

       (f) if any court shall enter an order, judgment or decree appointing, without the consent of any member of the Leasing Group, a receiver or trustee for such member or for any of its property and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered;

       (g) if a petition is filed against any member of the Leasing Group which seeks relief under the bankruptcy or other similar laws of the United States, any state or any other jurisdiction, and such petition is not dismissed within sixty (60) days after it is filed;

       (h) in the event that, without the prior written consent of the Lessor, in each instance, which consent may be withheld by the Lessor in its sole and absolute discretion:

i. there shall be a change in the Person or Persons presently in control of any member of the Leasing Group (whether by operation of law or otherwise);

ii. all or any portion of the interest of any partner or member of any member of the Leasing Group shall be, on any one or more occasions, directly or indirectly, sold, assigned, hypothecated or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a partnership, joint venture, syndicate or other group;

iii. more than [    percent (   %)], in the aggregate, of the shares of the
issued and outstanding capital stock of any member of the Leasing Group shall be, on any one or more occasions, directly or indirectly, sold, assigned, hypothecated or otherwise transferred

(whether by operation of law or otherwise), if such member of the Leasing Group shall be a corporation; or

iv. all or any portion of the beneficial interest in any member of the Leasing Group shall be, directly or indirectly, sold or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a trust;

       (i) the death, incapacity, liquidation, dissolution or termination of existence of the any member of the Leasing Group or the merger or consolidation of any member of the Leasing Group with any other Person;

       (j) if, without the prior written consent of the Lessor, in each instance, which consent may be withheld by the Lessor in its sole and absolute discretion, the Lessee's or any Sublessee's interest in the Leased Property shall be, directly or indirectly, mortgaged, encumbered (by any voluntary or involuntary Lien other than the Permitted Encumbrances), subleased, sold, assigned, hypothecated or otherwise transferred (whether by operation of law or otherwise);

       (k) the occurrence of a default or breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, in connection with the payment or performance of any other material obligation of the Lessee or any Sublessee, whether or not the applicable creditor or obligee elects to declare the obligations of the Lessee or the applicable Sublessee under the applicable agreement due and payable or to exercise any other right or remedy available to such creditor or obligee, if such creditor's or obligee's rights and remedies may involve or result in (i) the taking of possession of the Leased Property or (ii) the assertion of any other right or remedy that, in the Lessor's reasonable opinion, may impair the Lessee's ability punctually to perform all of its obligations under this Lease and the other Lease Documents, may impair such Sublessee's ability punctually to perform all of its obligations under its Sublease or may materially impair the Lessor's security for the Lease Obligations; provided, however, that in any event, the election by the applicable creditor or obligee to declare the obligations of the Lessee under the applicable agreement due and payable or to exercise any other right or remedy available to such creditor or obligee shall be an Event of Default hereunder only if such obligations, individually or in the aggregate, are in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000);

       (l) intentionally omitted;

       (m) the occurrence of any default or breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, under any credit agreement, loan agreement or other agreement establishing a major line of credit (or any documents executed in connection with such lines of credit) on behalf of any member of the Leasing Group whether or not the applicable creditor has elected to declare the indebtedness due and payable under such line of credit or to exercise any other right or remedy available to it. For the purposes of this provision, a major line of credit shall mean and include any line of credit established in an amount equal to or greater than FIVE HUNDRED THOUSAND DOLLARS ($500,000);

       (n) except as a result of Casualty or a partial or complete Condemnation, if the Lessee or any Sublessee ceases operation of the Facility for a period in excess of thirty (30) days (a "Failure to Operate");

       (o) if one or more judgments against the Lessee or any Sublessee or attachments against the Lessee's interest or any Sublessee's interest in the Leased Property, which in the aggregate exceed ONE HUNDRED THOUSAND DOLLARS ($100,000) or which may materially and adversely interfere with the operation of the Facility, remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days;

       (p) if any malpractice award or judgment exceeding any applicable professional liability insurance coverage by more than FIVE HUNDRED THOUSAND DOLLARS ($500,000) shall be rendered against any member of the Leasing Group and either (i) enforcement proceedings shall have been commenced by any creditor upon such award or judgment or (ii) such award or judgment shall continue unsatisfied and in effect for a period of ten (10) consecutive days without an insurance company satisfactory to the Lessor (in its sole and absolute discretion) having agreed to fund such award or judgment in a manner satisfactory to the Lessor (in its sole and absolute discretion) and in either case such award or judgment shall, in the reasonable opinion of the Lessor, have a material adverse affect on the ability of any member of the Leasing Group to operate the Facility;

       (q) if any Provider Agreement material to the operation or financial condition of any member of the Leasing Group shall be terminated prior to the expiration of the term thereof or, without the prior written consent of the Lessor, in each instance, which consent may be withheld in the Lessor's reasonable discretion, shall not be renewed or extended upon the expiration of the stated term thereof;

       (r) if, after the Lessee or any Sublessee has obtained approval for participation in the Medicare and/or Medicaid programs with regard to the operation of the Facility, a final unappealable determination is made by the applicable Governmental Authority that the Lessee or any Sublessee shall have failed to comply with applicable Medicare and/or Medicaid regulations in the operation of the Facility, as a result of which failure the Lessee or such Sublessee is declared ineligible to continue its participation in the Medicare and/or Medicaid programs;

       (s) if any member of the Leasing Group receives notice of a final unappealable determination by applicable Governmental Authorities of the revocation of any Permit required for the lawful construction or operation of the Facility in accordance with the Primary Intended Use or the loss of any Permit under any other circumstances under which any member of the Leasing Group is required to cease the operation of the Facility in accordance with the Primary Intended Use; and

       (t) any failure to maintain the insurance required pursuant to Section 12 of this Lease in force and effect at all times until the Lease Obligations are fully paid and performed;

       (u) the appointment of a temporary manager (or operator) for the Leased Property by any Governmental Authority; or

       (v) the entry of an order by a court with jurisdiction over the Leased Property to close the Facility, to transfer one or more residents from the Facility as a result of an allegation of abuse or neglect or to take any action to eliminate an emergency situation then existing at the Facility.

       16.2 Remedies.

       (a) If any Lease Default shall have occurred, the Lessor may at its option terminate this Lease by giving the Lessee not less than ten (10) days' notice of such termination, or exercise any one or more of its rights and remedies under this Lease or any of the other Lease Documents, or as available at law or in equity and upon the expiration of the time fixed in such notice, the Term shall terminate (but only if the Lessor shall have specifically elected by a written notice to so terminate the Lease) and all rights of the Lessee under this Lease shall cease. Notwithstanding the foregoing, in the event of the Lessee's failure to pay Rent, if such Rent remains unpaid beyond ten (10) days from the due date thereof, the Lessor shall not be obligated to give ten
(10) days' notice of such termination or exercise of any of its other rights and remedies under this Lease, or the other Lease Documents, or otherwise available at law or in equity, and the Lessor shall be at liberty to pursue any one or more of such rights or remedies without further notice. No taking of possession of the Leased Property by or on behalf of the Lessor, and no other act done by or on behalf of the Lessor, shall constitute an acceptance of surrender of the Leased Property by the Lessee or reduce the Lessee's obligations under this Lease or the other Lease Documents, unless otherwise expressly agreed to in a written document signed by an authorized officer or agent of the Lessor.

       (b) To the extent permitted under applicable law, the Lessee shall pay as Additional Charges all costs and expenses (including, without limitation, attorneys' fee and expenses) reasonably incurred by or on behalf of the Lessor as a result of any Lease Default.

       (c) If any Lease Default shall have occurred, whether or not this Lease has been terminated pursuant to Paragraph (a) of this Section, the Lessee shall, to the extent permitted under applicable law, if required by the Lessor so to do, upon not less than ten (10) days' prior notice from the Lessor, immediately surrender to the Lessor the Leased Property pursuant to the provisions of Paragraph (a) of this Section and quit the same, and the Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove the Lessee and all other Persons and any and all of the Tangible Personal Property from the Leased Property, subject to the rights of any residents or residents of the Facility and any Sublessees who are not Affiliates of any member of the Leasing Group and to any requirements of applicable law, or the Lessor may claim ownership of the Tangible Personal Property as set forth in Section 5.2.3 hereof or the Lessor may exercise its rights as secured party under the Security Agreement. The Lessor shall use reasonable, good faith efforts to relet the Leased Property or otherwise mitigate damages suffered by the Lessor as a result of the Lessee's breach of this Lease.

       (d) In addition to all of the rights and remedies of the Lessor set forth in this Lease and the other Lease Documents, if the Lessee shall fail to pay any rental or other charge due hereunder (whether denominated as Base Rent, Additional Charges or otherwise) within ten (10) days after same shall have become due and payable, then and in such event the Lessee shall also pay to the Lessor (i) a late payment service charge (in order to partially defray the Lessor's administrative and other overhead expenses) equal to two hundred-fifty ($250) dollars and (ii) to the extent permitted by applicable law, interest on such unpaid sum at the Overdue Rate; it being understood, however, that nothing herein shall be deemed to extend the due date for payment of any sums required to be paid by the Lessee hereunder or to relieve the Lessee of its obligation to pay such sums at the time or times required by this Lease.

       16.3 Damages. None of (a) the termination of this Lease pursuant to
Section 16.2, (b) the eviction of the Lessee or the repossession of the Leased Property, (c) the failure or inability of the Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property, (d) the reletting of the Leased Property or (e) the failure of the Lessor to collect or receive any rentals due upon any such reletting, shall relieve the Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In any such event, the Lessee shall forthwith pay to the Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination, repossession or eviction. Thereafter, the Lessee shall forthwith pay to the Lessor, at the Lessor's option, either:

       (i) the sum of: (x) all Rent that is due and unpaid at later to occur of termination, repossession or eviction, together with interest thereon at the Overdue Rate to the date of payment, plus (y) the worth (calculated in the manner stated below) of the amount by which the unpaid Rent for the balance of the Term after the later to occur of the termination, repossession or eviction exceeds the fair market rental value of the Leased Property for the balance of the Term, plus (z) any other amount necessary to compensate the Lessor for all damage proximately caused by the Lessee's failure to perform the Lease Obligations or which in the ordinary course would be likely to result therefrom; or

       (ii) each payment of Rent as the same would have become due and payable if the Lessee's right of possession or other rights under this Lease had not been terminated, or if the Lessee had not been evicted, or if the Leased Property had not been repossessed which Rent, to the extent permitted by law, shall bear interest at the Overdue Rate from the date when due until the date paid, and the Lessor may enforce, by action or otherwise, any other term or covenant of this Lease. There shall be credited against the Lessee's obligation under this Clause (ii) amounts actually collected by the Lessor from another tenant to whom the Leased

Property may have actually been leased or, if the Lessor is operating the Leased Property for its own account, the actual net cash flow of the Leased Property.

       In making the determinations described in subparagraph (i) above, the "worth" of unpaid Rent shall be determined by a court having jurisdiction thereof using the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law.

       16.4 Lessee Waivers. If this Lease is terminated pursuant to Section 16.2, the Lessee waives, to the extent not prohibited by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this
Article 16, and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

       16.5 Application of Funds. Any payments otherwise payable to the Lessee which are received by the Lessor under any of the provisions of this Lease during the existence or continuance of any Lease Default shall be applied to the Lease Obligations in the order which the Lessor may reasonably determine or as may be required by the laws of the State.

       16.6 Intentionally Omitted.

       16.7 Lessor's Right to Cure. If the Lessee shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section 16.1, the Lessor, after five (5) Business Days' prior notice to the Lessee (except in an emergency when such shorter notice shall be given as is reasonable under the circumstances), and without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in the Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All sums so paid by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred shall be paid by the Lessee to the Lessor on demand as an Additional Charge. The obligations of the Lessee and rights of the Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

       16.8 No Waiver By Lessor. The Lessor shall not by any act, delay, omission or otherwise (including, without limitation, the exercise of any right or remedy hereunder) be deemed to have waived any of its right or remedies hereunder or under any of the other Lease Documents unless such waiver is in writing and signed by the Lessor, and then, only to the extent specifically set forth therein. No waiver at any time of any of the terms, conditions, covenants, representations or warranties set forth in any of the Lease Documents (including, without limitation, any of the time periods set forth therein for the performance of the Lease Obligations) shall be construed as a waiver of any other term, condition, covenant, representation or warranty of any of the Lease Documents, nor shall such a waiver in any one instance or circumstances be construed as a waiver of the same term, condition, covenant, representation or warranty in any subsequent instance or circumstance. No such failure, delay or waiver shall be construed as creating a requirement that the Lessor must thereafter, as a result of such failure, delay or waiver, give notice to the Lessee or any other Person that the Lessor does not intend to, or may not, give a further waiver or to refrain from insisting upon the strict performance of the terms, conditions, covenants, representations and warranties set forth in the Lease Documents before the Lessor can exercise any of its rights or remedies under any of the Lease Documents or before any Lease Default can occur, or as establishing a course of dealing for interpreting the conduct of and agreements between the Lessor and the Lessee or any other Person.

       The acceptance by the Lessor of any payment that is less than payment in full of all amounts then due under any of the Lease Documents at the time of the making of such payment shall not: (a) constitute a waiver of the right to exercise any of the Lessor's remedies at that time or at any subsequent time,
(b) constitute an accord and satisfaction or (c) nullify any prior exercise of any remedy, without the express written consent of the Lessor. Any failure by the Lessor to take any action under this Lease or any of the other Lease Documents by reason of a default hereunder or thereunder, any acceptance of a past due installment, or any indulgence granted from time to time shall not be construed (i) as a novation of this Lease or any of the other Lease Documents,
(ii) as a waiver of any right of the Lessor thereafter to insist upon strict compliance with the terms of this Lease or any of the other Lease Documents or
(iii) to prevent the exercise of any right of acceleration or any other right granted hereunder or under applicable law; and to the maximum extent not prohibited by applicable law, the Lessor hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

       16.9 Right of Forbearance. Whether or not for consideration paid or payable to the Lessor and, except as may be otherwise specifically agreed to by the Lessor in writing, no forbearance on the part of the Lessor, no extension of the time for the payment of the whole or any part of the Obligations, and no other indulgence given by the Lessor to the Lessee or any other Person, shall operate to release or in any manner affect the original liability of the Lessee or such other Persons, or to limit, prejudice or impair any right of the Lessor, including, without limitation, the right to realize upon any collateral, or any part thereof, for any of the Obligations evidenced or secured by the Lease Documents; notice of any such extension, forbearance or indulgence being hereby waived by the Lessee and all those claiming by, through or under the Lessee.

       16.10 Cumulative Remedies. The rights and remedies set forth under this Lease are in addition to all other rights and remedies afforded to the Lessor under any of the other Lease Documents or at law or in equity, all of which are hereby reserved by the Lessor, and this Lease is made and accepted without prejudice to any such rights and remedies. All of the rights and remedies of the Lessor under each of the Lease Documents shall be separate and cumulative and may be exercised concurrently or successively in the Lessor's sole and absolute discretion.

                                   ARTICLE 17

               SURRENDER OF LEASED PROPERTY OR LEASE; HOLDING OVER

       17.1 Surrender. The Lessee shall, upon the expiration or prior termination of the Term (unless the Lessee has concurrently purchased the Leased Property in accordance with the terms hereof), vacate and surrender the Leased Property to the Lessor in good repair and condition, in compliance with all Legal Requirements, all Insurance Requirements, and in compliance with the provisions of Article 8, except for: (a) ordinary wear and tear (subject to the obligation of the Lessee to maintain the Leased Property in good order and repair during the entire Term of the Lease), (b) damage caused by the gross negligence or willful acts of the Lessor, and (c) any damage or destruction resulting from a Casualty or Taking that the Lessee is not required by the terms of this Lease to repair or restore.

       17.2 Transfer of Permits and Contracts. In connection with the expiration or any earlier termination of this Lease (unless the Lessee has concurrently purchased the Leased Property in accordance with the terms hereof), upon any request made from time to time by the Lessor, the Lessee shall (a) promptly and diligently use its best efforts to (i) transfer and assign all Permits and Contracts necessary or desirable for the operation of the Leased Property in accordance with its Primary Intended Lease to the Lessor or its designee and/or
(ii) arrange for the transfer or assignment of such Permits and Contracts to the Lessor or its designee, all to the extent the same may be transferred or assigned under applicable law and (b) cooperate in every respect (and to the fullest extent possible) and assist the Lessor or its designee in obtaining such Permits and Contracts (whether by transfer, assignment or otherwise). Such efforts and cooperation on the part of the Lessee shall include, without limitation, the execution, delivery and filing with appropriate Governmental Authorities and Third Party Payors of any applications, petitions, statements, notices, requests, assignments and other documents or instruments requested by the Lessor. Furthermore, the Lessee shall not take any action or refrain from taking any action which would defer, delay or jeopardize the process of the Lessor or its designee obtaining said Permits and Contracts (whether by transfer, assignment or otherwise). Without limiting the foregoing, the Lessee shall not seek to transfer or relocate any of said Permits or Contracts to any location other than the Leased Property. The provisions of this Section 17.2 shall survive the expiration or earlier termination of this Lease.

       The Lessee hereby appoints the Lessor as its attorney-in-fact, with full power of substitution to take such actions, in the event that the Lessee fails to comply with any request made by the Lessor hereunder, as the Lessor (in its sole absolute discretion) may deem necessary or desirable to effectuate the intent of this Section 17.2. The power of attorney conferred on the Lessor by the provisions of this Section 17.2, being coupled with an interest, shall be irrevocable until the Obligations are fully paid and performed and shall not be affected by any disability or incapacity which the Lessee may suffer and shall survive the same. Such power of attorney is provided solely to protect the interests of the Lessor and shall not impose any duty on the Lessor to exercise any such power and neither the Lessor nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or willful misconduct.

       17.3 No Acceptance of Surrender. Except at the expiration of the Term in the ordinary course, no surrender to the Lessor of this Lease or of the Leased Property or any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and no act by the Lessor or any representative or agent of the Lessor, other than such a written acceptance by the Lessor, shall constitute an acceptance of any such surrender.

       17.4 Holding Over. If, for any reason, the Lessee shall remain in possession of the Leased Property after the expiration or any earlier termination of the Term, such possession shall be as a tenant at sufferance during which time the Lessee shall pay as rental each month, one and one-half times the aggregate of (i) one-twelfth of the aggregate Base Rent payable at the time of such expiration or earlier termination of the Term; (ii) all Additional Charges accruing during the month and (iii) all other sums, if any, payable by the Lessee pursuant to the provisions of this Lease with respect to the Leased Property. During such period of tenancy, the Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of the Lessor to the holding over of the Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE 18

                         PURCHASE OF THE LEASED PROPERTY

       18.1 Purchase of the Leased Property. If this Lease is in full force and effect and there exists no Event of Default which has not been cured within the applicable grace period, then the Lessee shall have the option exercisable on not less than six (6) months nor more than twenty-four (24) months notice to purchase the Leased Property beginning on the ____ anniversary of the Commencement Date at a purchase price equal to the Fair Market Value of the Leased Property. In the event the Lessee purchases the Leased Property from the Lessor pursuant to any of the terms of this Lease, the Lessor shall, upon receipt from the Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to the Lessee a deed with covenants only against acts of the Lessor conveying the entire interest of the Lessor in and to the Leased Property to the Lessee subject to all Legal Requirements, all of the matters described in clauses (a), (b), (e) and (g) of Section 11.5.2, Impositions, any Liens created by the Lessee, any Liens created in accordance with the terms of this Lease or consented to by the Lessee, the claims of all Persons claiming by through or under the Lessee, any other matters assented to by the Lessee and all matters for which the Lessee has responsibility under any of the Lease Documents, but otherwise not subject to any other Lien created by the Lessor from and after the Commencement Date (other than an Encumbrance permitted under Article 20 which the Lessee elects to assume). The applicable purchase price shall be paid in cash to the Lessor, or as the Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by the Lessor and the Lessee. All expenses of such conveyance, including, without limitation, title examination costs, standard (and extended) coverage title insurance premiums, attorneys' fees incurred by the Lessor in connection with such conveyance, recording and transfer taxes and recording fees and other similar charges shall be paid by the Lessee.

       18.2 Appraisal.

       18.2.1 Designation of Appraisers. In the event that it becomes necessary to determine the Fair Market Value of the Leased Property for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a Person selected to act as appraiser on its behalf. Within ten (10) days after receipt of any such notice, the Lessor (or the Lessee, as the case may be) shall by notice to the Lessee (or the Lessor, as the case may be) appoint a second Person as appraiser on its behalf.

       18.2.2 Appraisal Process. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto), shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Value of the Leased Property as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within fifty (50) days after the making of the Lessee's or the Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value of the Leased Property shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such twenty (20) day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value of the Leased Property, whichever is earlier, either the Lessor or the Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the American Arbitration Association or by such court shall be instructed to determine the Fair Market Value of the Leased Property within thirty (30) days after appointment of such Appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon the Lessor and the Lessee as the Fair Market Value of the Leased Property.

       18.2.3 Specific Enforcement and Costs. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. The Lessor and the Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each appraisal.

                                   ARTICLE 19

                            SUBLETTING AND ASSIGNMENT

       19.1 Subletting and Assignment. Except as set forth in Section 19.2, the Lessee may not, without the prior written consent of the Lessor, which consent may be withheld in the Lessor's sole and absolute discretion, assign or pledge all or any portion of its interest in this Lease or any of the other Lease Documents (whether by operation of law or otherwise) or sublet all or any part of the Leased Property. For purposes of this Section 19.1, the term "assign" shall be deemed to include, but not be limited to, any one or more sales, pledges, hypothecations or other transfers (including, without limitation, any transfer by operation of law) of any of the capital stock of or partnership interest in the Lessee or sales, pledges, hypothecations or other transfers (including, without limitation, any transfer by operation of law) of the capital or the assets of the Lessee. Any such assignment, pledge, sale, hypothecation or other transfer made without the Lessor's consent shall be void and of no force and effect.

       19.2 Permitted Sublease. Notwithstanding the foregoing, the Lessee shall have the right to enter into Resident Agreements without the prior consent of the Lessor.

       19.3 Attornment. The Lessee shall insert in each Sublease approved by the Lessor, provisions to the effect that (a) such Sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of the Lessor hereunder, (b) in the event this Lease shall terminate before the expiration of such Sublease, the Sublessee thereunder will, at the Lessor's option, attorn to the Lessor and waive any right the Sublessee may have to terminate the Sublease or to surrender possession thereunder, as a result of the termination of this Lease and (c) in the event the Sublessee receives a written notice from the Lessor stating that the

Lessee is in default under this Lease, the Sublessee shall thereafter be obligated to pay all rentals accruing under said Sublease directly to the Lessor or as the Lessor may direct. All rentals received from the Sublessee by the Lessor shall be credited against the amounts owing by the Lessee under this Lease.

                                   ARTICLE 20

                   TITLE TRANSFERS AND LIENS GRANTED BY LESSOR

       20.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby with the fee estate in the Leased Property by reason of the fact that the same Person may acquire, own or hold, directly or indirectly (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

       20.2 Transfers By Lessor. If the original the Lessor named herein or any successor in interest shall convey the Leased Property in accordance with the terms hereof, other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of the Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, the original the Lessor named herein or the applicable successor in interest so conveying the Leased Property shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

       20.3 Lessor May Grant Liens. Without the consent of the Lessee, but subject to the terms and conditions set forth below in this Section 20.3, the Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement upon the Leased Property or any interest therein ("Encumbrance"), whether to secure any borrowing or other means of financing or refinancing, provided that the Lessee shall have no obligation to make payments under such Encumbrances. The Lessee shall subordinate this Lease to the lien of any such Encumbrance, on the condition that the beneficiary or holder of such Encumbrance executes a non-disturbance agreement in conformity with the provisions of Section 20.4. To the extent that any such Encumbrance consists of a mortgage or deed of trust on the Lessor's interest in the Leased Property the same shall be referred to herein as a "Fee Mortgage" and the holder thereof shall be referred to herein as a "Fee Mortgagee".

       20.4 Subordination and Non-Disturbance. Concurrently with the execution and delivery of any Fee Mortgage entered into after the date hereof, provided that the Lessee executes and delivers an agreement of the type described in the following paragraph, the Lessor shall obtain and deliver to the Lessee an agreement by the holder of such Fee Mortgage, pursuant to which, (a) the applicable Fee Mortgagee consents to this Lease and (b) agrees that, notwithstanding the terms of the applicable Fee Mortgage held by such Fee Mortgagee, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under or pursuant to such Fee Mortgage or a transfer in lieu of foreclosure, (i) the Lessee shall not be disturbed in peaceful enjoyment of the Leased Property nor shall this Lease be terminated or canceled at any time, except in the event that the Lessor shall have the right to terminate this Lease under the terms and provisions expressly set forth herein, (ii) the Lessee's option to purchase the Leased Property shall remain in force and effect pursuant to the terms hereof and (iii) in the event that the Lessee elects its option to purchase the Leased Property and performs all of its obligations hereunder in connection with any such election, the holder of the Fee Mortgage shall release its Fee Mortgage upon payment by the Lessee of the purchase price required hereunder, provided, that (1) such purchase price is paid to the holder of the Fee Mortgage, in the event that the Indebtedness secured by the applicable Fee Mortgage is equal to or greater than the purchase price or (2) in the event that the purchase price is greater than the Indebtedness secured by the Fee Mortgage, a portion of the purchase price equal to the Indebtedness secured by the Fee Mortgage is paid to the Fee Mortgagee and the remainder of the purchase price is paid to the Lessor.

       At the request from time to time by any Fee Mortgagee, the Lessee shall
(a) subordinate this Lease and all of the Lessee's rights and estate hereunder to the Fee Mortgage held by such Fee Mortgagee and (b) agree that the Lessee will attorn to and recognize such Fee Mortgagee or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Fee Mortgage as the Lessor under this Lease for the balance of the Term then remaining. To effect the intent and purpose of the immediately preceding sentence, the Lessee agrees to execute and deliver such instruments in recordable form as are reasonably requested by the Lessor or the applicable Fee Mortgagee; provided, however, that such Fee Mortgagee simultaneously executes, delivers and records a written agreement of the type described in the preceding paragraph.

                                   ARTICLE 21

                               LESSOR OBLIGATIONS

       21.1 Quiet Enjoyment. As long as the Lessee shall pay all Rent and all other sums due under any of the Lease Documents as the same become due and shall fully comply with all of the terms of this Lease and the other Lease Documents and fully perform its obligations thereunder, the Lessee shall peaceably and quietly have, hold and enjoy the Leased Property throughout the Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor, but subject to the Permitted Encumbrances and such Liens as may hereafter be consented to by the Lessee. No failure by the Lessor to comply with the foregoing covenant shall give the Lessee any right to cancel or terminate this Lease, or to fail to perform any other sum payable under this Lease, or to fail to perform any other obligation of the Lessee hereunder. Notwithstanding the foregoing, the Lessee shall have the right by separate and independent action to pursue any claim it may have against the Lessor as a result of a breach by the Lessor of the covenant of quiet enjoyment contained in this Article 21.

       21.2 Memorandum of Lease. The Lessor and the Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State, in which reference to this Lease and all options contained herein shall be made. The Lessee shall pay all recording costs and taxes associated therewith.

       21.3 Default by Lessor. The Lessor shall be in default of its obligations under this Lease only if the Lessor shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from the Lessee (or such shorter time as may be necessary in order to protect the health or welfare of any residents of the Facility or to insure the continuing compliance of the Facility with the applicable Legal Requirements), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if the Lessor, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which the Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                   ARTICLE 22

                                    NOTICES

       Any notice, request, demand, statement or consent made hereunder or under any of the other Lease Documents shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid, and shall be deemed given when so personally delivered or postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the Lessee:             ---------------------------------------------
                              ---------------------------------------------
                              ---------------------------------------------
                              ---------------------------------------------
With a copy to:               ---------------------------------------------
[The Lessee's counsel]        ---------------------------------------------
                              ---------------------------------------------
                              ---------------------------------------------

If to the Lessor:           ---------------------, Inc.
                            197 First Avenue
                            Needham Heights, Massachusetts 02194
                            Attn: President

With copies to:             ---------------------, Inc.
                            197 First Avenue
                            Needham Heights, Massachusetts 02194
                            Attn: General Counsel

or such other address as the Lessor or the Lessee shall hereinafter from time to time designate by a written notice to the others given in such manner. Any notice given to the Lessee by the Lessor at any time shall not imply that such notice or any further or similar notice was or is required.

                                   ARTICLE 23

                             INTENTIONALLY OMITTED


                                   ARTICLE 24

                            MISCELLANEOUS PROVISIONS

       24.1 Broker's Fee Indemnification. The Lessee shall and hereby agrees to indemnify, defend (with counsel acceptable to the Lessor) and hold the Lessor harmless from and against any and all claims for premiums or other charges, finder's fees, taxes, brokerage fees or commissions and other similar compensation due in connection with any of the transactions contemplated by the Lease Documents. Notwithstanding the foregoing, the Lessor shall have the option of conducting its own defense against any such claims with counsel of the Lessor's choice, but at the expense of the Lessee, as aforesaid. This indemnification shall include all attorneys' fees and expenses and court costs reasonably incurred by the Lessor in connection with the defense against any such claims and the enforcement of this indemnification agreement and shall survive the termination of this Lease.

       24.2 No Joint Venture or Partnership. Neither anything contained in any of the Lease Documents, nor the acts of the parties hereto, shall create, or be construed to create, a partnership or joint venture between the Lessor and the Lessee. The Lessee is not the agent or representative of the Lessor and nothing contained herein or in any of the other Lease Documents shall make, or be construed to make, the Lessor liable to any Person for goods delivered to the Lessee, services performed with respect to the Leased Property at the direction of the Lessee or for debts or claims accruing against the Lessee.

       24.3 Amendments, Waivers and Modifications. Except as otherwise expressly provided for herein or in any other Lease Document, none of the terms, covenants, conditions, warranties or representations contained in this Lease or in any of the other Lease Documents may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated except by an agreement in writing signed by (a) all parties to this Lease or the other applicable Lease Document, as the case may be, with regard to any such renewal, replacement, amendment, modification, extension, substitution, revision, consolidation or termination and (b) the Person against whom enforcement is sought with regard to any waiver. The provisions of this Lease and the other Lease Documents shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of any of the Lease Documents, the Management Agreements, the Permits and/or the Contracts. References herein and in the other Lease Documents to any of the Lease Documents, the Management Agreements, the Permits and/or the Contracts shall be deemed to include any renewals, replacements, amendments, extensions, substitutions, revisions, consolidations or modifications thereof.

       Notwithstanding the foregoing, any reference contained in any of the Lease Documents, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revisions, consolidation or modification of any of the Lease Documents or any Management Agreement, Permit and/or the Contract is not intended to constitute an agreement or consent by the Lessor to any such renewal, replacement, amendment, substitution, revision, consolidation or modification; but, rather as a reference only to those instances where the Lessor may give, agree or consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification as the same may be required pursuant to the terms, covenants and conditions of any of the Lease Documents.

       24.4 Captions and Headings. The captions and headings set forth in this Lease and each of the other Lease Documents are included for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Lease, any of the other Lease Documents or any parts hereof or thereof.

       24.5 Time is of the Essence. Time is of essence of each and every term, condition, covenant and warranty set forth herein and in the other Lease Documents.

       24.6 Counterparts. This Lease may be executed in one or more counterparts, each of which taken together shall constitute an original and all of which shall constitute one and the same instrument.

       24.7 Entire Agreement. This Lease and the other Lease Documents set forth the entire agreement of the parties with respect to the subject matter.

       24.8 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE LESSOR AND THE LESSEE HEREBY

MUTUALLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY HERETO MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LEASE OR ANY OF THE LEASE DOCUMENTS. The Lessee hereby certifies that neither the Lessor nor any of the Lessor's representatives, agents or counsel has represented expressly or otherwise that the Lessor would not, in the event of any such suit, action or proceeding seek to enforce this waiver to the right of trial by jury and acknowledges that the Lessor has been induced by this waiver (among other things) to enter into the transactions evidenced by this Lease and the other Lease Documents and further acknowledges that the Lessee (a) has read the provisions of this Lease, and in particular, the paragraph containing this waiver, (b) has consulted legal counsel, (c) understands the rights that it is granting in this Lease and the rights that it is waiving in this paragraph in particular and (d) makes the waivers set forth herein knowingly, voluntarily and intentionally.

       24.9 Successors and Assigns. This Lease and the other Lease Documents shall be binding and inure to the benefit of (a) upon the Lessee and the Lessee's legal representatives and permitted successors and assigns and (b) the Lessor and any other Person who may now or hereafter hold the interest of the Lessor under this Lease and their respective successors and assigns. Notwithstanding the foregoing, the Lessee shall not assign any of its rights or obligations hereunder or under any of the other Lease Documents without the prior written consent of the Lessor, in each instance, which consent may be withheld in the Lessor's sole and absolute discretion.

       24.10 No Third Party Beneficiaries. This Lease and the other Lease Documents are solely for the benefit of the Lessor, its successors, assigns and participants (if any), the Indemnified Parties, the Lessee, the other members of the Leasing Group and their respective permitted successors and assigns, and, except as otherwise expressly set forth in any of the Lease Documents, nothing contained therein shall confer upon any Person other than such parties any right to insist upon or to enforce the performance or observance of any of the obligations contained therein. All conditions to the obligations of the Lessor to advance or make available proceeds of insurance or Awards, or to release any deposits held for Impositions or insurance premiums are imposed solely and exclusively for the benefit of the Lessor, its successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other Person shall, under any circumstances, be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lessor at any time, if, in the Lessor's sole and absolute discretion, the Lessor deems it advisable or desirable to do so.

       24.11 Governing Law. This Lease shall be construed and the rights and obligations of the Lessor and the Lessee shall be determined in accordance with the laws of the State.

       The Lessee hereby consents to personal jurisdiction in the courts of the State and the United States District Court for the District in which the Leased Property is situated as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of or with respect to any of the Lease Documents, the negotiation and/or consummation of the transactions evidenced by the Lease Documents, the Lessor's relationship of any member of the Leasing Group in connection with the transactions evidenced by the Lease Documents and/or the performance of any obligation or the exercise of any remedy under any of the Lease Documents and expressly waives any and all objections the Lessee may have as to venue in any of such courts.

       24.12 General. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, the Lessee or the Lessor arising prior to any date of termination of this Lease or any of the other Lease Documents shall survive such termination.

       If any provision of this Lease or any of the other Lease Documents or any application thereof shall be invalid or unenforceable, the remainder of this Lease or the other applicable Lease Document, as the case may be, and any other application of such term or provision shall not be affected thereby. Notwithstanding the foregoing, it is the intention of the parties hereto that if any provision of any of this Lease is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

       If any late charges provided for in any provision of this Lease or any of the other Lease Documents are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

       The Lessee waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as to all of the foregoing as expressly provided for herein.

       IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized.

WITNESS:                                 LESSEE:

-------------------------------          By: ---------------------------------
Name:                                        Name:
                                             Title:

WITNESS:                                 LESSOR:

-------------------------------          By: ---------------------------------
Name:                                        Name:
                                             Title:

G:/MASTERS/CAREMATRIX/0020b

                                    EXHIBIT A

                         LEGAL DESCRIPTION OF THE LAND

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

                                    EXHIBIT C

                     NATIONAL ACCOUNTS AND LOCAL DISCOUNTS

                                    EXHIBIT D

                               OPEN COST REPORTS

                                    EXHIBIT E

                                RATE LIMITATIONS

                                    EXHIBIT F

                             FREE CARE REQUIREMENTS

                                   EXHIBIT G

                                 CURRENT RATES


g:/masters/carematrix/0020b/bd


                                       92